UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.)

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☑	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Altria Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Altria

2026

Notice of Annual Meeting of Shareholders and Proxy Statement

E-Delivery

Help Us Help The Environment

We encourage all shareholders to voluntarily elect to receive proxy materials electronically. This helps reduce the paper mailed to you and supports our goal of minimizing our environmental footprint.

Sign Up For E-Delivery At Proxyvote.com	Benefits of E-Delivery:
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Our Vision

At Altria, we are Moving Beyond Smoking® by responsibly:

Transitioning adult smokers to a smoke-free future	Competing vigorously for existing smoke-free adult nicotine consumers	Exploring new growth opportunities – beyond the U.S. and beyond nicotine

For decades we have been leaders in the tobacco industry, but the industry is evolving – and so are we. There are 55 million U.S. adult nicotine consumers 21+ today, and more than ever they seek smoke-free options that fit their lifestyles. We are here to meet that demand, making a meaningful impact in harm reduction while delivering products people love. We believe this is a transformative business opportunity for us. We want to be the leader in nicotine enjoyment for adults.

This means that we will continue to lead in traditional tobacco categories, including cigarettes. But we are thinking bigger – beyond smoking. We believe adult nicotine consumers deserve options – options that satisfy and delight them, that keep pace with evolving expectations, and that can potentially reduce risk. Adult nicotine consumers deserve accurate information so they can make informed choices.

We intend to deliver compelling, innovative smoke-free products and brands across e-vapor, oral nicotine pouches and heated tobacco. In each of these categories we will fight hard to earn consumer loyalty, grow our share and win. We will help transition adult smokers to a smoke-free future, and we will vigorously compete for existing smoke-free adult nicotine consumers. With urgency, determination, and a commitment to responsibility, we will strive to shape the future of nicotine enjoyment.

We are also exploring new growth opportunities beyond the U.S. and beyond nicotine. We believe the capabilities we have built over decades of leadership in the nicotine space equip us to excel in other categories as well.

6601 West Broad Street Richmond, Virginia 23230

Notice of 2026 Annual Meeting of Shareholders

Date and Time Thursday, May 14, 2026 at 9:00 a.m., Eastern Time.	Virtual Meeting Site Shareholders may attend virtually at www.virtualshareholdermeeting.com/ALTRIA2026.	Record Date You are entitled to vote if you were a shareholder of record at the close of business on March 25, 2026.

Items of Business	Board Recommendation	Read More
Proposal 1 To elect as directors the 10 nominees named in the accompanying Proxy Statement.	FOR each nominee	Page 27
Proposal 2 To ratify the selection of PricewaterhouseCoopers LLP as Altria’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR	Page 36
Proposal 3 To hold a non-binding advisory vote to approve the compensation of Altria’s named executive officers.	FOR	Page 74

Shareholders will also act on other business that properly comes before the meeting, if any.

Attending the Meeting - For instructions on attending the meeting, please see “Instructions for the Annual Meeting” on page 77 of this Proxy Statement.

2025 Annual Report - A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (“2025 Form 10-K”) accompanies this Proxy Statement.

Vote By Internet	Vote By Telephone	Vote By Mail
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www.proxyvote.com. If you signed up to receive electronic delivery of your proxy materials, refer to the email you received from us or your broker, bank or other nominee for instructions on how to vote by Internet.

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Record Holders: 1-800-690-6903 (Toll-free in the U.S. or Canada only).
■
Street Name Holders: Refer to your voting instruction form for instructions on how to vote by telephone if made available by your broker, bank or other nominee.
■ Complete, sign and mail your proxy card or voting instruction form in the self-addressed envelope provided.

Vote By Mobile Device	Vote During Meeting
■ Scan the QR Code that appears on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form to vote using your mobile device.
■
The meeting is being held via live webcast. For instructions on voting during the 2026 Annual Meeting, please see the “Instructions for the Annual Meeting” on page 77 of this Proxy Statement. We strongly encourage you to vote in advance of the meeting using the other methods available.

You will need the 16-digit control number included on your proxy materials to vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 14, 2026: Altria’s Notice of Annual Meeting, Proxy Statement and 2025 Form 10-K are available, free of charge, at www.altria.com. This Notice, the Proxy Statement and the proxy card are first being made available or mailed to shareholders on or about April 2, 2026.

Under the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish proxy materials to their shareholders over the Internet, we mail to many shareholders a Notice of Internet Availability of Proxy Materials rather than a paper copy of the accompanying Proxy Statement and our 2025 Form 10-K. We believe this expedites shareholders receiving proxy materials, lowers costs and conserves natural resources. The Notice of Internet Availability of Proxy Materials explains how to access the proxy materials online, vote online and obtain a paper copy of our proxy materials.

By Order of the Board of Directors of Altria Group, Inc.,

Mary C. Bigelow

Vice President, Corporate Secretary and Associate General Counsel

April 2, 2026

Richmond, Virginia

A LETTER FROM OUR CHIEF EXECUTIVE OFFICER

“I am thrilled that the Board has selected Sal Mancuso to become our next Chief Executive Officer and Heather Newman to become our next Chief Financial Officer. These are tremendous leaders, full of passion and the drive to propel us forward.”

Dear Fellow Shareholder:

I am pleased to invite you to join us at the 2026 Annual Meeting of Shareholders of Altria Group, Inc. to be held on Thursday, May 14, 2026 at 9:00 a.m., Eastern Time.

We will hold the meeting via live webcast. We believe the virtual format enhances the ability of shareholders to attend the meeting. During the meeting, shareholders will be able to vote their shares electronically and will have an opportunity to ask questions. In addition, we will post a webcast replay to our website at www.altria.com under Investor Relations following the meeting. For more information on the meeting, including details on how to attend, see “Instructions for the Annual Meeting” on page 77 of this Proxy Statement.

At this year’s meeting, we will vote on the election of 10 directors and the ratification of the selection of PricewaterhouseCoopers LLP as Altria’s independent registered public accounting firm. We will also conduct a non-binding advisory vote on the compensation of Altria’s named executive officers.

Your vote is very important. I encourage you to use internet, telephone or mobile device voting prior to the meeting or complete, sign and return your proxy card or voting instruction form so that your shares will be represented and voted at the meeting even if you cannot attend.

Finally, after a long and enriching career at the Altria family of companies, I have announced my decision to retire following this year’s Annual Meeting. I am thrilled that the Board has selected Sal Mancuso to become our next Chief Executive Officer and Heather Newman to become our next Chief Financial Officer. These are tremendous leaders, full of passion and the drive to propel us forward. I am confident they are the right leaders for this moment and this amazing organization. Thank you for your investment in Altria. I look forward to its bright future.

Sincerely,

William F. Gifford, Jr.

Chief Executive Officer

For further information about the 2026 Annual Meeting, please call 1-804-484-8838.

A LETTER FROM OUR BOARD OF DIRECTORS

Dear Fellow Shareholder:

We take great pride in serving as Altria’s Board of Directors (“Board” or “Board of Directors”) and remain focused on Altria’s long-term success and the opportunity to shape a better future for adult nicotine consumers, our employees, shareholders and society.

Through our oversight of broad corporate policies and strategic initiatives, we support management in the pursuit of our Vision of Moving Beyond Smoking®. We are proud of the continued progress toward our Vision in 2025, and we share management’s belief that the tobacco harm reduction opportunity remains in front of us and that we have the right strategies to make it a reality. As we pursue new avenues for growth, we will build from our strengths and be guided by our Vision.

We also share management’s objective of delivering consistent shareholder value. We are pleased to have raised the regular quarterly dividend for the 60th time in the past 56 years and continued to repurchase our shares in the market. We believe these actions highlight the resilience of our businesses while we continue to successfully navigate the challenges of a dynamic business environment.

In discharging our responsibilities, we actively oversee Altria’s corporate responsibility efforts. We encourage you to read more about Altria’s corporate responsibility initiatives and progress in the various reports available at www.altria.com under Responsibility.

We would like to thank Billy for his more than 30 years of distinguished service to the Altria family of companies, including more than five years as Chief Executive Officer and member of the Board. Billy’s leadership and commitment to Altria’s Vision have been invaluable and provide a strong foundation for Altria’s future success.

We thank you for your investment in Altria and your support for the Board.

Sincerely,

Your Board of Directors

Kathryn B. McQuade (Chair)

Ian L.T. Clarke

Marjorie M. Connelly

R. Matt Davis

WilIiam F. Gifford, Jr.

Debra J. Kelly-Ennis

Salvatore Mancuso

George Muñoz

Virginia E. Shanks

Richard S. Stoddart

Ellen R. Strahlman

M. Max Yzaguirre

Frequently Referenced Topics
Board Composition	12
Compensation Discussion and Analysis	38
Director Compensation	24
Director Nominee Biographies	27
Our Board’s Oversight Role	16
Ownership of Equity Securities	75
Related Person Transactions Policy	14
Say on Pay	39
Stakeholder Engagement	6
Summary Compensation Table	60

Certain statements in this Proxy Statement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current plans, estimates, expectations and projections, and are not guarantees of future performance. They are based on management’s beliefs, projections or expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For factors that could cause actual results to differ from expected results, see the risks and uncertainties described in our publicly filed reports, including our 2025 Form 10-K. Forward-looking statements in this Proxy Statement speak only as of the date of this Proxy Statement. We undertake no obligation to publicly update or revise any forward-looking statement in this Proxy Statement.

Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Proxy Statement Summary

This summary highlights information about Altria Group, Inc. (“Altria,” “we,” “our” or “us”) and selected information contained elsewhere in this proxy statement (“Proxy Statement”), which has been prepared in connection with Altria’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting” or the “meeting”). This summary does not contain all the information that you should consider in voting your shares. Please review the entire Proxy Statement before voting. We also encourage you to read our 2025 Form 10-K before voting.

Altria Overview

Our Vision is Moving Beyond Smoking® (“Vision”) by responsibly transitioning adult smokers to a smoke-free future, competing vigorously for existing smoke-free adult nicotine consumers and exploring new growth opportunities – beyond the U.S. and beyond nicotine. This means continuing to lead in traditional tobacco categories, including cigarettes. But we are thinking bigger – beyond smoking. We believe adult nicotine consumers deserve options – options that satisfy and delight them, that keep pace with evolving expectations and that can potentially reduce risk. And they deserve accurate information so they can make informed choices. We intend to deliver compelling, innovative smoke-free products and brands across e-vapor, oral nicotine pouches and heated tobacco. We are also exploring new growth opportunities – beyond the U.S. and beyond nicotine. We believe the capabilities we have built over decades of leadership in the nicotine space equip us to excel in other categories as well.

Our Corporate Profile

We have a leading portfolio of tobacco products for U.S. adult nicotine consumers that are manufactured and marketed by our operating company subsidiaries:

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Philip Morris USA Inc. (“PM USA”), the manufacturer of Marlboro® cigarettes;
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John Middleton Co., the manufacturer of Black & Mild® cigars;
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U.S. Smokeless Tobacco Company LLC (“USSTC”), the manufacturer of Copenhagen® and Skoal® moist smokeless tobacco products;
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Helix Innovations LLC (“Helix”), the manufacturer of on!® and on! PLUS™ oral nicotine pouches; and
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NJOY, LLC (“NJOY”), the manufacturer of NJOY® e-vapor products.

Additionally, we own a majority interest in Horizon Innovations LLC (“Horizon”), a joint venture with JTI (US) Holdings, Inc. (“JTI”), a subsidiary of Japan Tobacco Inc., which is responsible for the U.S. marketing and commercialization of heated tobacco stick products owned by either party.

Our equity investments include Anheuser-Busch InBev SA/NV (“ABI”), the world’s largest brewer, and Cronos Group Inc. (“Cronos”), a leading Canadian cannabinoid company.

Altria Group, Inc. – 2026 Proxy Statement 1

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Our 2028 Enterprise Goals

Our 2028 Enterprise Goals demonstrate our aspiration to continue to lead in the U.S. tobacco space, maintain strong operating margins, generate earnings growth, steadily grow our dividend and maintain a strong balance sheet.

Corporate:

■	Deliver a mid-single digits adjusted diluted earnings per share (“EPS”) compounded annual growth rate (“CAGR”) in 2028 from a $4.87 base in 2022.(1)
■	A progressive dividend goal targeting mid-single digits dividend per share growth annually through 2028.(2)
■	Target a debt-to-consolidated EBITDA(1)(3) ratio of approximately 2.0x.
■	Maintain our leadership position in the U.S. tobacco space.
■	Maintain a total adjusted operating companies income (“OCI”) margin(1) of at least 60% in each year through 2028.
(1)

Adjusted diluted EPS, debt-to-consolidated EBITDA and adjusted OCI margin are financial measures that are not required by, or calculated in accordance with, United States generally accepted accounting principles (“GAAP”). See Exhibit A to this Proxy Statement for information regarding non-GAAP financial measures used in this Proxy Statement and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

(2)	Future dividend payments remain subject to the discretion of our Board of Directors.
(3)	Reflects the term “Consolidated EBITDA” as defined in our senior unsecured revolving credit agreement.

U.S. Smoke-Free Portfolio:

Due to ongoing market disruption caused by illicit e-vapor products that have evaded the regulatory process, we continue to reassess our smoke-free goals and expect to provide updated goals when we have more clarity on how the legitimate e-vapor market may evolve. We remain steadfast in our commitment to our Vision and to building a portfolio of U.S. Food and Drug Administration (“FDA”)-authorized smoke-free products for adult smokers and adult nicotine consumers currently using smoke-free products.

Long-Term Growth:

■	Compete internationally in the top innovative oral tobacco markets and develop a pathway to participate in heated tobacco and e-vapor markets.
■	Enter non-nicotine categories with broad commercial distribution of at least five products by 2028.

2 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

2025 Business Highlights

2025 was a year of continued momentum for Altria, marked by strong financial performance, strategic progress across our smoke-free portfolio, new relationships in support of our long-term growth goals and significant cash returns to shareholders. Our leading brands and talented teams enabled our core tobacco businesses to deliver solid income growth and margin expansion, while we invested in our Vision.

Altria Group, Inc.	Smokeable Products	Oral Tobacco Products

Reported Diluted EPS (37.0)%	Reported & Adjusted OCI (1) $11.0 B & $11.1 B	Reported & Adjusted OCI (1) $1.8 B

Adjusted Diluted EPS (1) +4.4%	Reported & Adjusted OCI Margin (1) 63.0% & 63.4%	Reported & Adjusted OCI Margin (1) 67.6% & 67.9%

Cash Returned to Shareholders

Our strong financial performance in 2025 allowed us to continue delivering consistent shareholder value.

60th Dividend Increase in the Past 56 Years
(1)	Adjusted diluted EPS, adjusted OCI and adjusted OCI margin are financial measures that are not required by, or calculated in accordance with, GAAP. See Exhibit A to this Proxy Statement for information regarding non-GAAP financial measures used in this Proxy Statement and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

Altria Group, Inc. – 2026 Proxy Statement 3

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Progress Toward 2028 Enterprise Goals

In 2025, we made meaningful progress toward our 2028 Enterprise Goals and our Vision, and we are energized by the opportunities ahead.

Dividend Increase 3.9%	Reported Diluted EPS CAGR (1) 8.9%	Debt-to-Consolidated Net Earnings 3.7x	Reported OCI Margin 51.1%

	Adjusted Diluted EPS CAGR (1)(2) 3.6%	Debt-to-Consolidated EBITDA (2)(3) 2.0x	Adjusted OCI Margin (2) 62.4%

Maintain Leadership Position in the U.S. Tobacco Space

On the strength of our companies’ leading core tobacco brands, Marlboro®, Copenhagen® and Black & Mild®, and our innovative oral nicotine portfolio, including on!® and on! PLUS™, we estimate that we achieved an industry-leading share of the U.S. tobacco space in 2025.

International Smoke-Free Long-Term Growth on!®, on! PLUS™ and FUMi™ are competing internationally via e-commerce and at select retail locations.

Non-Nicotine Long-Term Growth

We continue to test a variety of internally- and partner-developed concepts and products. In 2025, Altria Group Distribution Company (“AGDC”) helped Proper Wild, a manufacturer of clean energy shots, achieve distribution to over 25,000 stores.

(1)	Reflects 2022 – 2025 reported and adjusted diluted EPS CAGR, as applicable.
(2)

Adjusted diluted EPS, debt-to-consolidated EBITDA, adjusted OCI and adjusted OCI margin are financial measures that are not required by, or calculated in accordance with, GAAP. See Exhibit A to this Proxy Statement for information regarding non-GAAP financial measures used in this Proxy Statement and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

(3)	Reflects the term “Consolidated EBITDA” as defined in our senior unsecured revolving credit agreement.

4 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Corporate Responsibility

We have been committed to responsibility for over 25 years – a commitment we have upheld through all of our business practices. To achieve our Vision, we are pursuing initiatives designed to promote long-term sustainability and transform the nicotine landscape for the better. We believe these actions will benefit our businesses, supply chains, trade partners, operating and grower communities and the environment. Our responsibility focus areas address the issues we believe are most important to drive this progress and meet stakeholder expectations of a responsible company.

“Our Vision reflects our most urgent responsibility priority – to reduce the harm associated with our companies’ products. We believe this is also a transformative business opportunity.”

Billy Gifford

Chief Executive Officer, Altria Group, Inc.

Our Responsibility Focus Areas

In 2021, we announced six responsibility focus areas, each with associated 2025 goals. The focus areas resulted from a comprehensive, formal responsibility materiality assessment that we undertook to identify corporate responsibility issues that are important to our long-term sustainability and success.

Environmental		Social		Governance
Protect the Environment	Drive Responsibility through Our Value Chain	Reduce Harm of Tobacco Products	Prevent Underage Use	Support our People & Communities	Engage & Lead Responsibly

Our Chief Executive Officer (“CEO”) and senior management oversee our responsibility efforts. Our responsibility focus areas are integrated into enterprise planning, strategies and initiatives. Focus area-aligned steering committees, each led by senior executives, were accountable for the strategic alignment of initiatives and investments, outcomes and driving progress toward our 2025 responsibility goals. These committees convened periodically throughout the year and were comprised of leaders from accountable functions, including subject matter experts. We engage with our Board on corporate responsibility strategy, issues and best practices at the Board level and through Board committees.

In 2025, we conducted a refreshed double materiality assessment and established new responsibility focus areas, each with associated 2030 goals. Our 2025 Corporate Responsibility report, which we anticipate publishing in advance of the 2026 Annual Meeting, will include a recap of our progress toward our 2025 responsibility goals, an overview of our 2025 double materiality assessment and an introduction to our new responsibility focus areas and associated 2030 goals.

Our Corporate Responsibility and ESG Reporting

We acknowledge expectations for transparent, decision-useful disclosures of our progress toward our corporate responsibility goals and continue to enhance our reporting through a robust process for data and disclosure review, substantiation and reporting.

We publish reports on our website at www.altria.com under Responsibility throughout the year describing progress toward our goals in each of our responsibility focus areas.	Corporate Responsibility Reports and Progress Snapshots Published in 2025

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Engage & Lead Responsibly: 2024 Corporate Responsibility Progress Report
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Lobbying and Political Activity Transparency & Integrity Report
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Reduce Harm of Tobacco Products: 2024 Progress Snapshot
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Prevent Underage Use: 2024 Progress Snapshot
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Protect the Environment: 2024 Progress Snapshot
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Drive Responsibility Through Our Value Chain: 2024 Progress Snapshot
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Support Our People & Communities: 2024 Progress Snapshot
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Target Reset & Net-Zero Roadmap

We also disclose Environmental, Social and Governance (“ESG”) data through Altria’s ESG Data Tables, Task Force on Climate-related Financial Disclosures (“TCFD”) Report 2020 – 2021 and TCFD Index, CDP, Sustainability Accounting Standards Board (“SASB”) Tobacco Index, SASB Agricultural Products Index, Low-Carbon Transition Plan and Global Reporting Initiative Index, all of which are available on our website at www.altria.com under Responsibility.

Altria Group, Inc. – 2026 Proxy Statement 5

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Stakeholder Engagement

We value our stakeholders’ perspectives on our businesses and engage with a broad range of stakeholders on a variety of matters.

Our executives participate in our stakeholder engagement efforts depending on the nature and topic of the engagement, including our CEO; Chief Financial Officer (“CFO”); General Counsel; Chief Human Resources Officer and Chief Compliance Officer (“CHRO & CCO”); Senior Vice President, Corporate Citizenship and Chief Sustainability Officer, Altria Client Services LLC (“ALCS”); Corporate Secretary; operating company leadership and representatives from our Investor Relations, Regulatory Affairs, Government Affairs, Communications and Compensation and Benefits departments. From time to time, members of our Board of Directors also participate in engagement activities. We believe that these engagements provide us with a better understanding of our stakeholders’ priorities and perspectives.

6 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Board Nominees

You are being asked to vote on the following 10 nominees for director. All directors are elected annually by a majority of the votes cast. More information about each nominee for director can be found under “Proposal 1 – Election of Directors” beginning on page 27.

Ian L.T. Clarke	Marjorie M. Connelly	R. Matt Davis	Debra J. Kelly-Ennis	Salvatore Mancuso

Kathryn B. McQuade	Virginia E. Shanks	Richard S. Stoddart	Ellen R. Strahlman	M. Max Yzaguirre

Attributes of Board Nominees

9 of 10 Independent	70% Gender and Ethnic Diversity	5.8 Years Average Tenure	64.9 Years Average Age	6 New Directors Since 2021

More information on the self-identified diversity demographics of our Board nominees can be found in the “Diversity and Demographic Background” chart on page 13.

Skills and Experience of Board Nominees

7 Nominees	2 Nominees	9 Nominees
Consumer Products or Consumer Marketing	Industry	Regulated Industries
4 Nominees	6 Nominees	5 Nominees
Chief Executive Officer Experience	Financial Expertise, including Chief Financial Officer Experience	Public Policy
9 Nominees	7 Nominees	6 Nominees
Public Company Board Experience	Leadership in Innovation	Information Technology/Cybersecurity
9 Nominees	8 Nominees	See page 12 for a description of each skill and experience and a matrix of our Board nominees’ individual skills and experiences.
Environmental, Social and Governance	International Business Experience

Altria Group, Inc. – 2026 Proxy Statement 7

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Executive Compensation Highlights

Executive Compensation Framework

In 2025, the total direct compensation of our executive officers named in the Summary Compensation Table on page 60 (“named executive officers” or “NEOs”) consisted of the following elements:

		Form of Compensation	Performance Period	Award Criteria	Company Performance Alignment
	Salary	Cash	Ongoing	Individual performance
	Annual Incentive	Cash	Annual	Company and individual performance	■ Adjusted diluted EPS growth ■ Adjusted discretionary cash flow ■ Total adjusted OCI ■ Strategic initiatives
Long-Term Incentive Awards	Cash	Cash	Three years; overlapping cycles	Company and individual performance	■ Adjusted diluted EPS growth ■ Cash conversion ■ Relative total shareholder return (“TSR”) modifier ■ Strategic initiatives
	Equity	Restricted Stock Units (“RSUs”) / Performance Stock Units (“PSUs”)	Ongoing for RSUs; three years for PSUs	Individual performance, advancement potential and criticality of talent with additional payment criteria for PSUs based on company performance	■ RSUs: Stock price appreciation ■ PSUs: Company performance (adjusted diluted EPS growth, cash conversion and relative TSR modifier) and stock price appreciation

We target for PSUs and our cash Long-Term Incentive Plan (“LTIP”) together to deliver over 60% of our NEOs’ target long-term incentives in performance-based forms. Our target long-term incentive mix is described under “Long-Term Incentive Compensation” on page 49.

8 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Key Governance Features of Our Executive Compensation Program

We are committed to executive compensation practices that are intended to align the interests of our executives and shareholders:

What We Do	What We Don’t Do

  Pay for Performance

A significant portion of our NEOs’ compensation is at-risk variable compensation. Annual and long-term cash incentives and a significant portion of equity compensation are tied to performance measures.

  Multiple Performance Metrics

Variable compensation is based on more than one measure to balance incentives.

  Stock Holding and Ownership Requirements

All NEOs exceed our robust stock ownership requirements.

  “Clawback” Policies

Our policies provide for the adjustment or recovery of compensation in certain circumstances, including financial restatements and employee misconduct.

  Award Caps

All our variable compensation plans have caps on plan formulas.

  Below Average Share Utilization

We have below-average run rates for equity compensation, as compared to the companies in the S&P 500 Index and the S&P 500 Food, Beverage & Tobacco Index.

  Tally Sheets

Our Compensation and Talent Development Committee (“C&TD Committee”) uses tally sheets when making individual compensation decisions for our NEOs.

  Confidentiality and Non-Compete Agreements

All our NEOs are subject to confidentiality and non-compete agreements.

   No Excessive Perquisites

Perquisites represent less than 1% of our NEOs’ compensation.

   No Single-Trigger Change in Control

Our shareholder-approved 2020 and 2025 Performance Incentive Plans (each, a “PIP”) each include a double-trigger change in control provision.

   No Individual Supplemental Executive

Retirement Plans

   No Hedging or Pledging

We do not permit our NEOs to engage in hedging or pledging activities with respect to their Altria shares.

   No Employment Agreements

All our NEOs are employed at-will.

   No Tax Gross-Ups on Compensation

We do not pay tax gross-ups to our NEOs.

   No Share Recycling

   No PSUs for Stock Ownership

Requirements

We do not include unvested PSUs toward stock ownership requirements.

Altria Group, Inc. – 2026 Proxy Statement 9

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Board and Governance Matters

Corporate Governance Highlights

Board Structure and Independence

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Nine of our 10 director nominees are independent
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Five of our independent directors have been added since the beginning of 2021
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Separate Board Chair and CEO roles, with an independent Board Chair
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All New York Stock Exchange (“NYSE”) required Board committees consist solely of independent directors
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Independent committee chairs
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Executive sessions of independent directors at each meeting
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Director retirement guidelines
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Limitations on other public company board service
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Board diversity from various perspectives

Shareholder Rights

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Annual election of directors
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Directors elected by majority voting, except in contested elections
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Resignation policy for directors who fail to receive majority support in an uncontested election
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One share, one vote standard
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Proxy access with market terms
■
No shareholder rights plan or “poison pill”

Board Performance and Key Responsibilities

■
Attendance by each director then serving of at least 75% of Board and committee meetings in 2025
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100% director attendance at our 2025 Annual Meeting of Shareholders (“2025 Annual Meeting”) by directors then serving
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Oversight of strategic plan development and execution
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Oversight of key risk areas and risk management processes
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Oversight of executive compensation, with assistance from an independent consultant
■
Participation in executive succession planning
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Review of investor perspectives and engagement
■
Annual Board and committee self-evaluations
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Oversight of human capital management and corporate culture initiatives
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Oversight of ESG programs and activities, including stakeholder engagement
■
Oversight of public affairs activities

Policies, Programs and Guidelines

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Comprehensive Code of Conduct, Code of Business Conduct and Ethics for Directors and Corporate Governance Guidelines
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Policies consistent with the Investor Stewardship Group’s Corporate Governance Principles
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Robust political activity disclosure and compliance program
■
Extensive Corporate Responsibility Reports
■
Compensation “clawback” policies
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Robust stock ownership and holding requirements for directors and executive officers
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Policies prohibiting hedging and pledging of our shares by directors and executive officers
■
Comprehensive new director orientation and ongoing director education programs

10 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Our Board of Directors

Our Board currently consists of 12 directors. Directors are elected annually at each annual meeting to serve until the next annual meeting and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. With the exception of Mr. Mancuso, who was elected as a director by our Board effective January 29, 2026, each of the nominees for director was elected by shareholders at the 2025 Annual Meeting. Biographical information and qualifications of the nominees for director are included under “Proposal 1 – Election of Directors” beginning on page 27. In October 2025, George Muñoz notified Altria of his decision to retire from Board service following the completion of his current term. In December 2025, Mr. Gifford notified Altria of his decision to retire as a director and as CEO, effective May 14, 2026 at the conclusion of the 2026 Annual Meeting. As a result, Mr. Muñoz and Mr. Gifford will not stand for election to our Board at the 2026 Annual Meeting. All other current directors are standing for election at the 2026 Annual Meeting.

Process for Nominating Directors

The Nominating, Corporate Governance and Social Responsibility Committee (“NCGSR Committee”) works with our Board to determine the appropriate mix of characteristics, skills and experience for our Board. The NCGSR Committee has not established any specific minimum qualification standards for nominees to our Board. The NCGSR Committee evaluates each individual in the context of our Board as a whole, with the objective of recommending a group of directors who can best continue our success and represent shareholder interests through the exercise of sound judgment arising from its diversity of views and experience.

The NCGSR Committee is guided by our Corporate Governance Guidelines, which promote diversity of views and experiences and require that our Board and the NCGSR Committee consider, among other factors:

■	whether the individual meets the applicable requirements for independence;
■	the individual’s general understanding of the various disciplines relevant to the success of a large publicly traded company in today’s global business environment;
■	the individual’s understanding of our businesses and markets;
■	the individual’s skills, professional expertise and educational background; and
■	other factors that promote diversity of views and experiences.

Identifying Director Candidates

In identifying potential candidates for Board membership, the NCGSR Committee relies on suggestions and recommendations from directors, shareholders, management and others, including, from time to time, executive search and board advisory firms. The NCGSR Committee does not distinguish between nominees recommended by shareholders and other nominees.

Initial Review of Candidates

The NCGSR Committee considers many factors, including those listed above, in determining whether a potential candidate can contribute meaningfully to our Board in its operations and in discharging its oversight responsibilities.

In addition, the NCGSR Committee considers whether our Board has specific needs for certain skills or attributes at a given time. Other criteria for Board membership, such as the extent of an individual’s other commitments, are set forth in our Corporate Governance Guidelines.

Recommend Candidates to Our Board

The NCGSR Committee considers the candidate and makes its recommendation to our Board to nominate or appoint the candidate.

Additionally, in determining whether to recommend a current director for re-election, the NCGSR Committee considers the director’s past attendance at meetings and participation in and contributions to the activities of our Board.

In-Depth Candidate Review

Potential candidates undergo a series of interviews, which include interviews with our Board Chair and our NCGSR Committee Chair, interviews with the NCGSR Committee and interviews with other members of our Board.

We conduct background and reference checks and evaluate independence.

To suggest candidates to the NCGSR Committee for consideration as directors, shareholders must submit a written notice to our Corporate Secretary following the procedures set forth in this Proxy Statement under “Questions and Answers about Communications, Altria Documents and Shareholder Proposals/Nominations – How do I communicate with our Board of

Altria Group, Inc. – 2026 Proxy Statement 11

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Directors?” on page 83. Our Amended and Restated By-Laws (“By-Laws”) include the procedures that a shareholder must follow to nominate directors for election to our Board. These procedures are summarized under the same section in response to the question “How can a shareholder nominate a director or submit a proposal for next year’s annual meeting?” on page 83.

Board Composition

Our Board has a breadth of skills, experiences, tenures and demographic backgrounds that we believe promotes effective oversight of our business strategies. Our Board is committed to reviewing periodically its composition in order to maintain an appropriate mix of these attributes as our businesses evolve. Our Board’s composition represents a balanced approach to director tenure, allowing our Board to benefit from the institutional knowledge of longer-serving directors combined with the perspectives of newer directors.

The following chart is not an exhaustive list of each director’s skills and experience, as each of them contributes other important skills, expertise, experience and personal attributes.

	Clarke	Connelly	Davis	Gifford	Kelly-Ennis	Mancuso	McQuade	Muñoz	Shanks	Stoddart	Strahlman	Yzaguirre
Skills and Experience
Consumer Products or Consumer Marketing - Our continued leadership in satisfying evolving adult nicotine consumers’ preferences requires that we market our products effectively and responsibly.		■	■	■	■	■			■	■	■
Industry - Experience in or with our industry and markets is important to understanding industry and market dynamics.				■		■				■
Regulated Industries - We operate highly regulated businesses. To enhance Board oversight of regulatory compliance and engagement, we include directors with experience in regulated industries.	■	■	■	■	■	■	■		■		■	■

Chief Executive Officer Experience - Directors who serve or have served as a chief executive (including chief executive of a significant business unit) bring leadership experience in various areas such as strategic planning, financial oversight, executive succession planning and compensation, human capital management, compliance and risk management.

			■	■	■			■		■		■

Financial Expertise, including Chief Financial Officer Experience - Proficiency in finance and financial reporting processes helps our Board monitor and assess our performance, financial position and financial reporting.

	■	■		■		■	■	■		■		■

Public Policy - Directors with public policy experience provide valuable insights as our businesses are subject to an array of federal, state and local laws and regulations and regularly engage with various external stakeholders.

		■	■				■	■			■	■

Public Company Board Experience - Service on other public company boards promotes efficient and effective Board processes and provides insight into the corporate governance practices of other companies.

	■	■		■	■	■	■	■	■	■	■	■

Leadership in Innovation - Directors with experience in innovation, biosciences, product development and consumer engagement promote effective oversight of product growth opportunities (including for reduced harm products), marketing strategies and capabilities, and other growth strategies.

				■	■	■	■		■	■	■	■
Information Technology/Cybersecurity - Directors with experience in managing or overseeing the mitigation of technology risks enhance oversight of our cybersecurity risk management program.	■	■					■	■	■	■		■

Environmental, Social and Governance - We believe our ESG priorities, including our harm reduction efforts, are important to our long-term success. Directors with experience managing or overseeing ESG efforts provide effective oversight of our ESG strategies and initiatives.

	■	■	■	■	■	■	■			■	■	■

International Business Experience - We believe success in markets outside the U.S. will accelerate our growth. Directors with global business experience enhance oversight of our international expansion strategies.

		■	■	■	■	■		■	■	■	■	■

12 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

	Clarke	Connelly	Davis	Gifford	Kelly-Ennis	Mancuso	McQuade	Muñoz	Shanks	Stoddart	Strahlman	Yzaguirre
Diversity and Demographic Background
Race/Ethnicity
Black	■
Hispanic or Latinx								■				■
White or Caucasian		■	■	■	■	■	■		■	■	■	■
Gender and Other Diversity Characteristics
Female		■			■		■		■		■
Male	■		■	■		■		■		■		■
LGBTQ+		■
Other
Age	65	64	61	55	69	60	69	74	65	63	68	65
Tenure (1)	4	4	4	6	13	0	14	21	9	1	5	4
(1)

Calculated from the date of initial election to the next full year of completed service prior to filing the Proxy Statement. For the first year of service, a partial year exceeding six months is rounded up.

Director Independence Determinations

Under the listing standards of the NYSE, our Board must consist of a majority of independent directors. In making independence determinations, our Board adheres to NYSE and SEC requirements and considers all relevant facts and circumstances. Our Board has also adopted categorical standards of director independence to further assist it in making these determinations. These standards are set forth in Annex A of our Corporate Governance Guidelines, which are available on our website at www.altria.com under About Altria.

On the recommendation of the NCGSR Committee, our Board affirmatively determined that each of the following nominees for director is independent because each nominee has no material relationship with us: Ian L.T. Clarke, Marjorie M. Connelly, R. Matt Davis, Debra J. Kelly-Ennis, Kathryn B. McQuade, Virginia E. Shanks, Richard S. Stoddart, Ellen R. Strahlman and M. Max Yzaguirre. Our Board has also affirmatively determined on the recommendation of the NCGSR Committee that George Muñoz, who is not standing for election to our Board at the 2026 Annual Meeting, is independent. In making its recommendation to our Board, the NCGSR Committee considered the following business relationships and transactions:

Business Relationships and Transactions Considered

Altria and our subsidiaries from time to time do business in the ordinary course on terms comparable to those provided to unrelated third parties with entities where Ms. Kelly-Ennis and Mr. Davis serve as non-executive directors or where immediate family members (as defined in our Policy on Related Person Transactions, which is discussed under “Related Person Transactions, Director Code and Code of Conduct” below) of Mr. Clarke, Ms. Connelly and Mr. Stoddart serve as a non-executive employee. In each case, neither the director nor the immediate family member is responsible for, or involved in, the entity’s day-to-day dealings with us, and the payments made by Altria and our subsidiaries to the entity in each of the last three fiscal years were significantly less than the greater of $1 million or 2% of any such entity’s consolidated gross revenues. None of Mr. Clarke, Ms. Connelly, Mr. Davis, Ms. Kelly-Ennis or Mr. Stoddart, or their respective family members, materially benefits directly or indirectly from the relationship.

The NCGSR Committee determined that the foregoing business relationships and transactions did not affect the independence of any of our directors.

We believe that corporate philanthropy furthers our corporate responsibility focus on supporting our people and communities, which includes investing to help make ongoing positive societal impact in priority areas that reflect the interests of our businesses, employees and communities. In making its recommendation to our Board, the NCGSR Committee also considered the following philanthropic relationships and transactions between Altria and our subsidiaries and various educational and other charitable entities.

Altria Group, Inc. – 2026 Proxy Statement 13

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Philanthropic Relationships and Transactions Considered

We make various grants and charitable contributions, including matching gifts under our Match Your Dollars Program, to entities where Ms. Connelly, Mr. Davis, Ms. Kelly-Ennis or Mr. Muñoz or immediate family members of Ms. Connelly, Mr. Davis or Mr. Stoddart serve as non-executive directors or trustees. In each case, payments by us in each of the last three fiscal years were significantly less than the greater of $1 million or 2% of any such entity’s consolidated gross revenues.

None of Ms. Connelly, Mr. Davis, Ms. Kelly-Ennis, Mr. Muñoz or Mr. Stoddart, or their respective immediate family members, materially benefits directly or indirectly from these contributions.

The NCGSR Committee determined that the foregoing philanthropic relationships and transactions did not affect the independence of any of our directors.

Related Person Transactions, Director Code and Code of Conduct

Related Person Transaction Policy

Our Board has adopted a written Policy on Related Person Transactions that requires our directors, nominees for director and executive officers to provide advance notice to our Corporate Secretary in writing of any direct or indirect interest the individual or individual’s immediate family members (collectively, “Related Persons”) has or may have in a transaction in which Altria will be a participant. The written notice to our Corporate Secretary must include (i) the individual’s interest in the transaction, (ii) the nature of Altria’s participation in the transaction, (iii) the parties to the transaction, (iv) the purpose and timing of the transaction and (v) the approximate dollar value of the Related Person’s interest in the transaction. Our Corporate Secretary must then evaluate whether the proposed transaction would constitute a Related Person Transaction under the policy. Subject to certain exceptions, the policy defines a “Related Person Transaction” as one in which (i) the amount exceeds $120,000, (ii) we are proposed to be a participant and (iii) a Related Person has or may have a direct or indirect material interest.

If the Corporate Secretary determines the reported transaction would constitute a Related Person Transaction, the policy requires the Corporate Secretary to report the transaction to the NCGSR Committee (or other committee designated by our Board that is comprised solely of independent directors) for an assessment of whether the proposed transaction should be permitted to proceed. In deciding whether to approve or disapprove the Related Person Transaction, the NCGSR Committee (or other designated committee) is required to consider all relevant facts and circumstances that it deems appropriate, including (i) whether the transaction is in the ordinary course of business, (ii) the commercial reasonableness of the terms of the transaction, including whether the transaction is on terms no less favorable to us than could be reached with an unrelated third party, (iii) the materiality of the Related Person’s direct or indirect interest in the Related Person Transaction, (iv) the materiality of the Related Person Transaction to us, (v) the impact of the Related Person Transaction on the Related Person’s independence (as defined in the Corporate Governance Guidelines and the NYSE listing standards), (vi) the actual or apparent conflict of interest of the Related Person participating in the Related Person Transaction and (vii) any other information that would be material to investors in light of the circumstances of the Related Person Transaction. Under the policy, the NCGSR Committee (or other designated committee) will prohibit a Related Person Transaction if it determines in its good faith business judgment of the best interests of Altria that the Related Person Transaction is inconsistent with the interests of Altria and our shareholders.

If we become aware of a Related Person Transaction that has not been reviewed and approved or disapproved under this policy, it must be reviewed in accordance with the foregoing procedures as set forth in the policy and, if appropriate, ratified by the NCGSR Committee (or other designated committee).

During 2025, there were no Related Person Transactions.

14 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Director Code and the Code of Conduct

In addition to the Policy on Related Person Transactions, the Code of Business Conduct and Ethics for Directors (“Director Code”) and the Altria Code of Conduct (“Code of Conduct”) have specific provisions addressing actual and potential conflicts of interest. The Director Code specifies: “Our directors have an obligation to act in the best interest of the Company. All directors should endeavor to avoid situations that present a potential or actual conflict between their interest and the interest of the Company.” The Director Code defines conflict of interest to include any instance in which (i) a person’s private interest interferes in any way, or even appears to interfere, with our interest, including our subsidiaries and affiliates, (ii) a director or a director’s family member takes an action or has an interest that may make it difficult for that director to perform his or her work objectively and effectively or (iii) a director (or his or her family member) receives improper personal benefits as a result of the director’s position. Similarly, our Code of Conduct requires all our officers and employees to avoid situations where the officer’s or employee’s “personal, financial or other activity or relationship affects their ability to make loyal and objective business decisions on behalf of our companies.” The Code of Conduct lists specific types of transactions that might create an actual or apparent conflict of interest and provides guidance on how each situation must be handled.

All three of the policies discussed above are available on our website at www.altria.com under About Altria.

Board and Committee Governance

Our Board’s Role and Responsibilities

Our Board’s primary responsibility is to foster our long-term success. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of Altria and our shareholders. Our Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management, which is responsible for our day-to-day operations.

Board Leadership Structure and Governance

Our Board believes that it is important to retain the flexibility to allocate the responsibilities of the Board Chair and the CEO in a way that it considers to be in the best interests of Altria and our shareholders. In evaluating the allocation of these responsibilities, our Board considers various factors, including Altria’s needs, individual skills and experiences and any other factors it deems relevant. Our Board’s current assessment is that the interests of Altria and our shareholders are best served by separate Board Chair and CEO roles.

Our Board believes that separate Board Chair and CEO roles promote the pursuit of our Vision by allowing our CEO to focus on executing our business strategies, overseeing our day-to-day operations, engaging with external stakeholders, developing our leaders and promoting employee engagement. Meanwhile, the Board Chair leads our Board in the performance of its duties by establishing agendas and ensuring appropriate meeting content, engaging with the CEO between Board meetings and providing overall guidance to our CEO as to our Board’s views and perspectives. Moreover, our independent directors convene at each Board meeting in an executive session led by the Board Chair. Our current Board Chair, Ms. McQuade, was elected as independent Board Chair in 2021, has served on our Board since 2012 and has extensive knowledge of our businesses, our strategies and our Board’s governance practices. Ms. McQuade promotes constructive dialogue and directly, clearly and regularly communicates the views of our Board to management.

We believe that our Board’s strict adherence to sound corporate governance practices, as reflected in our Corporate Governance Guidelines, has promoted, and continues to promote, effective and independent Board leadership for Altria and our shareholders.

Altria Group, Inc. – 2026 Proxy Statement 15

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Our Board’s Oversight Role

Our Board’s oversight role extends to a broad range of topics that we believe are important to our internal and external stakeholders and to the success of our businesses.

Strategic Oversight

Our Board actively oversees the development and execution of strategies in pursuit of our Vision. These strategies encompass both financial and operational strategies, including strategies focused on growth and innovation, legal and regulatory matters, responsibility, public policy and engagement, talent development and executive succession, and strategic investments. Over the course of the year, including during meetings solely focused on strategy and long-term planning, management and our Board discuss the development and execution of our strategic plans as well as events that bear upon those plans. Our Board further monitors strategic execution through standing presentations at Board and committee meetings and communications from management in between meetings.

Our Board devotes several meetings each year to the review and discussion of our strategies with management.

Risk Oversight

Our Board and its committees play an important role in the oversight of our risk management processes, and our Board believes it has effective strategies in place to oversee key risks facing Altria and our businesses. Board and committee meetings afford our Board the opportunity to discuss these risks with senior and mid-level management.

Our enterprise risk management (“ERM”) is a coordinated process that helps us identify, prioritize and manage strategic, operational, financial, regulatory and compliance risks that have the potential to present significant obstacles to achieving business objectives as we pursue our Vision. The key risks identified in this process are considered enterprise risks, and a senior leader is designated as a risk owner. Risk owners are responsible for risk responses, including mitigation plans. The Risk Oversight Committee, which is chaired by our CHRO & CCO and comprised of members of senior management, including our CFO, Chief Operating Officer, Chief Strategy and Growth Officer, and General Counsel, meets regularly to oversee efforts to identify and manage enterprise risks and key compliance risk areas. Management reports annually to our Board on the ERM process and regularly to our Board or its committees on the management of specific risks, including enterprise risks and key compliance risk areas. Management also regularly reviews a comprehensive risk dashboard with the Audit Committee to facilitate the Audit Committee’s risk oversight responsibilities.

16 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Board Risk Oversight

Our Board’s structure supports its risk oversight function. Our Board executes its risk oversight function both as a whole and through delegation to its committees, which meet regularly with members of our senior management and mid-level management and report to our Board.

Committee Risk Oversight

Audit

Oversees our management of financial, accounting and internal control risks. Reviews our policies and practices with respect to risk assessment and risk management, and discusses with management our exposure to financial, accounting and certain other risks (such as legal and regulatory risk, compliance risk, cybersecurity risk and business continuity risk) and the steps that management has taken to monitor and mitigate such exposures.

C&TD

Considers the extent to which our executive compensation program may create risk. See “Risk Assessment” on page 58 for a more detailed description. Also oversees our management of corporate culture and human capital management risks.

Finance

Oversees our management of financial condition, budgeting, forecasting and liquidity risks, including risks associated with mergers, acquisitions, investments, dispositions and similar capital allocation matters.

Innovation

Oversees our management of the risks associated with product safety, technologies (including artificial intelligence (“AI”)), intellectual property, research and product development and environmental risks from our companies’ products and manufacturing processes (including climate risk), as well as regulatory risks related to our innovative product development efforts.

NCGSR

Oversees the ways in which we manage public policy and corporate reputational risk, including corporate responsibility risks. Also oversees risks related to Board organization, membership and structure and other corporate governance matters.

Role Of Management

While our Board and its committees oversee risks and risk management, our senior management is responsible for managing risk on a day-to-day basis. Our risk management processes are designed to (i) identify and effectively manage key enterprise, strategic, operational, growth and compliance risks, (ii) support the development and implementation of sound risk management practices and risk-informed decision making, (iii) drive risk awareness across the enterprise and (iv) create a sustainable risk-based culture. Throughout the year, management reviews with our Board and its committees our strategies for managing enterprise and key compliance risks.

Altria Group, Inc. – 2026 Proxy Statement 17

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Political and Public Policy Oversight

The NCGSR Committee oversees our political and public policy engagement activities, including political and direct and indirect lobbying activities and related contributions and expenditures. The NCGSR Committee also oversees our political activity compliance program.

We share extensive information about political and public policy activities and Board oversight of these activities in our annual Lobbying and Political Activity Transparency & Integrity Report and provide disclosures related to our lobbying expenditures and political contributions on our website at www.altria.com under About Altria.

Corporate Responsibility Oversight

Leading responsibly has been the foundation of Altria’s strategy for many years, and our Board actively oversees our corporate responsibility and ESG priorities. Our approach to corporate responsibility includes seeking our shareholders’ and other stakeholders’ perspectives, aligning business practices where appropriate and measuring and communicating our progress.

Our Board and its committees regularly receive updates on our responsibility efforts. These updates include the review of topics such as trends in corporate responsibility, our underage tobacco use prevention programs, harm reduction initiatives, environmental initiatives, community and public policy engagement activities, talent and culture initiatives and other corporate responsibility initiatives, including monitoring and reporting.

Human Capital Resources and Culture Oversight

Our workforce is critical to achieving our Vision. The C&TD Committee oversees initiatives, programs and processes related to talent development and culture through regular updates from management. These updates include the review of topics such as:

■	executive succession and advancement planning;
■	employee engagement survey results and management’s responses to opportunity areas;
■	progress toward our inclusion and opportunity initiatives;
■	key workforce metrics on organizational health, including recruiting, retention, turnover and promotion rates; and
■	actions taken to protect employee safety, health and wellness.

More information about our human capital resources can be found in our 2025 Form 10-K.

Cybersecurity Oversight

Our Board devotes significant time and attention to our cybersecurity and information technology risks. Our Board executes its cybersecurity risk oversight as a whole and by delegating responsibility to our Audit Committee. While our Board and Audit Committee oversee cybersecurity risk, senior management is responsible for actively managing cybersecurity risk. Our Risk Oversight Committee oversees the management of key enterprise risks, including cybersecurity risks.

To date, we have not experienced a material cybersecurity breach, nor are we aware of any third-party outside service providers that have experienced a cybersecurity breach with respect to our data. As a result, we have not incurred any expenses, penalties or settlements related to cybersecurity breaches.

More information about our cybersecurity risk management, strategy and governance can be found in our 2025 Form 10-K.

18 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Executive Succession and Advancement Planning

Our Board believes that senior executive advancement and succession is one of its most important responsibilities. The C&TD Committee is responsible for overseeing the development and furtherance of executive succession plans, evaluating and making recommendations to our Board regarding potential candidates to become CEO, evaluating and approving candidates to fill other senior executive positions and engaging external consultants in connection with succession planning, as needed. Effective upon the conclusion of the 2026 Annual Meeting, Mr. Mancuso will become CEO, replacing Mr. Gifford, who announced his retirement in December 2025, and Ms. Newman will become CFO, replacing Mr. Mancuso. This leadership transition is the result of our Board’s thoughtful and deliberative succession planning process, which included the engagement of a leading global executive search and leadership consulting firm.

CEO Succession Planning	The succession planning process gives our Board critical insights into our talent pool.	Leadership Succession Planning

At least annually, the CEO meets with the C&TD Committee and our Board to discuss CEO succession planning (including specific candidates).

The C&TD Committee also considers the procedures for the timely and efficient transfer of CEO responsibilities in the event of an emergency or the sudden incapacity, departure or death of the CEO.

The CEO meets with the C&TD Committee at least annually to discuss the performance of key members of our senior management and their respective succession plans. Our Board also reviews key executive succession plans and has exposure to succession candidates (CEO and otherwise) from across our companies through presentations, site visits and other events.

Committees of Our Board of Directors

Our Board has established six standing committees to assist it with the performance of its responsibilities. Our Board elects the members of these committees and the committee chairs annually at its organizational meeting following our annual meeting of shareholders, based on the recommendations of the NCGSR Committee. The committee chairs work with management to develop the meeting agendas for their respective committee and provide a full report to our Board following each committee meeting.

Our Board has adopted written charters for each of its committees. These charters are available on our website at www.altria.com under About Altria. The following charts summarize the primary responsibilities and composition of each committee:

Audit Committee			2025 Meetings: 7	Report: See page 35
Chair	Other Members
Marjorie M. Connelly	Ian L.T. Clarke	George Muñoz	M. Max Yzaguirre
	Debra J. Kelly-Ennis	Richard S. Stoddart

Primary responsibilities include:

■
Assisting our Board in its oversight of (i) the integrity of our financial statements and financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of our independent registered public accounting firm, (iii) the performance of our internal auditors and the internal audit function, (iv) our compliance with legal and regulatory requirements and (v) our policies and practices with respect to risk assessment and risk management and exposure to certain risks (such as financial and accounting risk, legal and regulatory risk, compliance risk, cybersecurity risk and business continuity risk).
■
Preparing the Audit Committee report that the rules of the SEC require us to include in our proxy statement.

See “Audit Committee Matters” beginning on page 33 for further information on the Audit Committee.

The Audit Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that all members of the Audit Committee are financially literate and that Mr. Clarke, Ms. Connelly, Mr. Muñoz, Mr. Stoddart and Mr. Yzaguirre are “audit committee financial experts” within the meaning set forth in the regulations of the SEC.

Altria Group, Inc. – 2026 Proxy Statement 19

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Compensation and Talent Development Committee			2025 Meetings: 6	Report: See page 59
Chair	Other Members
George Muñoz	Marjorie M. Connelly	Kathryn B. McQuade	M. Max Yzaguirre
	R. Matt Davis	Virginia E. Shanks

Primary responsibilities include:

■
Evaluating the design and effectiveness of our overall compensation program and monitoring risks related to such design.
■
Determining and approving CEO compensation and reviewing and approving the compensation of our other executive officers.
■
Reviewing and approving a group of peer companies against which to benchmark the compensation of our executive officers.
■
Reviewing and administering our compensation recoupment policies.
■
Overseeing the development of executive succession plans, evaluating and making recommendations to our Board regarding potential CEO candidates and evaluating and approving candidates for other senior executive positions.
■
Reviewing initiatives and programs related to corporate culture, talent development and inclusion and opportunity.
■
Reviewing and evaluating the say on pay vote outcomes and other shareholder feedback on executive compensation programs.

See “Executive Compensation” beginning on page 38 for further information on the C&TD Committee.

The C&TD Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE and non-employee directors for the purposes of Rule 16b-3 of the Exchange Act.

Executive Committee				2025 Meetings: 1
Chair	Other Members
Kathryn B. McQuade	Marjorie M. Connelly	Debra J. Kelly-Ennis	Virginia E. Shanks
	William F. Gifford, Jr.	George Muñoz	Ellen R. Strahlman
■ Has authority to act for our Board during intervals between Board meetings to the extent permitted by Virginia law.

Finance Committee				2025 Meetings: 6
Chair	Other Members
Virginia E. Shanks	Ian L.T. Clarke	George Muñoz	M. Max Yzaguirre
	Kathryn B. McQuade	Ellen R. Strahlman

Primary responsibilities include:

■
Monitoring our financial condition, overseeing the sources and uses of cash flow and advising our Board with respect to financing needs, dividend policy, share repurchase programs, capital allocation matters (including those that support our harm reduction efforts and strategic opportunities) and other financial matters.
■
Reviewing our annual budgets, financial forecasts and long-term financial plans.
■
Reviewing strategies regarding mergers, acquisitions, investments and dispositions with management and reporting the findings to our Board.
■
Reviewing our investor relations strategy, investor composition and perspectives and analyst coverage.

The Finance Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE.

20 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Innovation Committee				2025 Meetings: 3
Chair	Other Members
Ellen R. Strahlman	R. Matt Davis	Virginia E. Shanks	M. Max Yzaguirre
	Debra J. Kelly-Ennis	Richard S. Stoddart

Primary responsibilities include:

■
Assisting our Board in its oversight of the strategic goals and objectives of our businesses’ innovation and marketing strategies, consumer/market understanding and brand plans, technological initiatives and research, development and engineering programs.
■
Reviewing and discussing with management our businesses’ product safety risk management programs.
■
Reviewing the soundness and risks associated with technologies and other activities (including AI) in which our businesses are investing their innovation resources.

The Innovation Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE.

Nominating, Corporate Governance and Social Responsibility Committee				2025 Meetings: 4
Chair	Other Members
Debra J. Kelly-Ennis	Ian L.T. Clarke	R. Matt Davis	Ellen R. Strahlman
	Marjorie M. Connelly	Richard S. Stoddart

Primary responsibilities include:

■
Identifying individuals qualified to become directors consistent with the criteria established by our Board and described in our Corporate Governance Guidelines and recommending to our Board a slate of nominees for election at each annual meeting of shareholders.
■
Making recommendations to our Board concerning the appropriate size, function, needs, composition and structure of our Board and its committees.
■
Reviewing non-employee director compensation and recommending any changes in compensation to our Board.
■
Advising and making recommendations to our Board on corporate governance matters.
■
Overseeing the annual Board and committee self-evaluation process.
■
Providing oversight of our public affairs, corporate reputation and corporate responsibility focus area strategies.

The NCGSR Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE.

Altria Group, Inc. – 2026 Proxy Statement 21

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Board Meetings and Attendance

7 meetings in 2025
Our Board holds six regular meetings a year, with special meetings occurring when necessary. 2025 Regular Board Meetings:

Each director attended at least 75% of the total number of meetings of our Board and the committees on which he or she served during his or her respective term of service in 2025. In addition, all directors then serving attended the 2025 Annual Meeting.

Our Board’s organizational meeting follows our annual meeting of shareholders. Our Board meets in executive session at every regularly scheduled Board meeting, followed by a session of only independent directors led by the Board Chair. Directors are expected to attend Board meetings, meetings of the committees on which they serve and our annual meeting of shareholders, with the understanding that on occasion a director may be unable to attend a meeting.

Board Effectiveness

We believe our Board practices strengthen the effectiveness of our Board.

Board Succession Planning and Refreshment

The NCGSR Committee has the primary responsibility for developing a succession plan for our Board. Using tools such as the annual Board and committee self-evaluations and our Board retirement guidelines, the NCGSR Committee periodically reviews our Board composition and identifies the appropriate mix of skills, experiences, tenures and demographic backgrounds for our Board as a whole in light of our strategies and needs with the objective of recommending a group of directors who can best continue our success and act in the best interests of Altria and our shareholders. While we believe the size and composition of our Board are appropriate, our Board devotes substantive attention and focus on Board succession planning to meet our Board’s and Altria’s future needs.

The NCGSR Committee and our Board are committed to evaluating the need for board refreshment on an ongoing basis and developing a diverse pool of potential candidates for future Board service consideration. In evaluating the need for refreshment, our Board considers a number of factors, including the characteristics, skills, experience and demographic backgrounds of our directors and the evolution of our strategies. Our Board also believes in the importance of appropriately balancing newer directors with a modest number of longer-serving directors who possess more extensive knowledge of Altria and our strategies, opportunities and challenges. Since 2021, seven independent directors have left our Board (four retirements, two deaths and one to focus on employment obligations). Five of our independent directors have joined our Board since 2021.

■ Marjorie M. Connelly ■ R. Matt Davis	■ Ian L.T. Clarke ■ M. Max Yzaguirre			■ Richard S. Stoddart

2021	2022	2023	2024	2025

One director departed	Three directors departed	One director departed	Two directors departed

In addition, Mr. Mancuso, who is currently our Executive Vice President and CFO and will become CEO effective upon the conclusion of the 2026 Annual Meeting, was elected as a director by our Board effective January 29, 2026.

See “Process for Nominating Directors” and “Board Composition” on pages 11 and 12, respectively, for a further discussion of our Board composition.

22 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Board and Committee Self-Evaluations

Under the oversight of the NCGSR Committee, our Board assesses annually its effectiveness and that of its committees through a self-evaluation process. Our Board considers the assessment results and, as appropriate, implements enhancements and other modifications to further enhance Board effectiveness.

Format

The NCGSR Committee determines the format of the evaluations, which may include interviews conducted by the Board Chair, interviews conducted by the NCGSR Committee Chair, interviews conducted by an independent third party or written surveys.

Topics

Self-evaluation topics generally include:

■
Board composition and structure
■
Meeting topics and process
■
Information flow
■
Board oversight of risk management and strategic planning
■
Board succession planning
■
Access to management
Presentation of Findings The results of the self-evaluations are reported to our Board, which discusses the results to identify opportunities to enhance effectiveness.

Limitations on Other Public Company Board Service

Our Corporate Governance Guidelines include limitations on directors’ service on other public company boards to prevent other commitments from interfering with a director’s duties. Specifically, our Corporate Governance Guidelines provide that:

■	directors should not serve on more than three other public company boards; and
■	no member of the Audit Committee may simultaneously serve on the audit committees of more than two other public companies unless our Board determines that such service would not impair the ability of such member to effectively serve on the Audit Committee.

All directors and nominees are in compliance with these limits.

Directors are expected to inform the Board Chair and the NCGSR Committee Chair upon becoming a director of any other public company or becoming a member of the audit committee of any other public company. The NCGSR Committee takes into account the nature and extent of the other commitments an individual may have when determining whether to nominate that individual for election or re-election as a director.

Board Retirement Guidelines

Our Corporate Governance Guidelines include retirement guidelines that require a director who will have attained the age of 75 as of the date of the next annual meeting to tender his or her written resignation to our Board at least six months prior to such annual meeting. If our Board determines that continued service by the director is in the best interests of Altria and our shareholders, our Board has the discretion not to accept the resignation.

Director Onboarding, Continuing Education and Engagement

Upon election to our Board, new directors participate in a multi-day comprehensive onboarding process that includes an introduction to the operational aspects of our businesses, our strategies, key issues facing Altria, our Board governance processes and other topics. New directors meet individually with various members of management and visit key facilities, as appropriate, as part of the onboarding program.

Continuing education occurs at Board and committee meetings, with specific topics of interest covered by management or outside experts. We recently provided our Board with training on topics including AI, underage tobacco prevention, responsible marketing and our Code of Conduct. We also make available to our directors third-party director education programs that provide additional perspective on various topics. Directors may also choose self-selected educational programs.

Altria Group, Inc. – 2026 Proxy Statement 23

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Governance Guidelines, Policies and Codes

Our Board has adopted Corporate Governance Guidelines. In addition, our Board has adopted the Director Code and a policy with regard to reviewing certain transactions in which we are a participant and an officer, director or nominee for director has had or may have a direct or indirect material interest (see “Related Person Transactions and Director Code and the Code of Conduct” on page 14 for further information). Our Board has also adopted the Code of Conduct, which applies to all our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Corporate Governance Guidelines, Director Code and Code of Conduct are available on our website at www.altria.com under About Altria.

Director Compensation

Compensation Philosophy

Our philosophy is to provide competitive compensation necessary to attract and retain high-quality non-employee directors and appropriately compensate them for the time, expertise and effort required to serve as a director of a large publicly traded company that operates in a dynamic, highly regulated industry. Our Board believes that a substantial portion of director compensation should consist of equity-based compensation, coupled with robust stock ownership guidelines, to assist in aligning directors’ interests with the interests of our shareholders. Directors who are employees of Altria receive no additional compensation for service as a director.

Director Compensation Review

The NCGSR Committee reviews and periodically recommends updates to the director compensation program to our Board for approval. During these reviews, the NCGSR Committee considers our director compensation philosophy, the competitiveness of director compensation based on an independent benchmarking study (which evaluates director compensation at companies within our Compensation Survey Group (“CSG”) described under “Benchmarking” beginning on page 57, other peer groups and relevant market indices) and current market practices. The NCGSR Committee also considers the appropriateness of the form, mix and amount of director compensation. The NCGSR Committee then makes a recommendation to our Board concerning such compensation with a view toward attracting and retaining qualified directors.

Board Chair Compensation

The NCGSR Committee believes that additional compensation for the Board Chair is appropriate given the additional responsibilities of an independent Board Chair, such as establishing agendas and confirming appropriate meeting content, leading executive sessions during each Board meeting, providing guidance to our CEO as to our Board’s views and perspectives, meeting with investors, as appropriate, and engaging with our CEO between Board meetings. As shown below, the additional compensation consists of an annual Board Chair cash retainer and an annual Board Chair stock award. The stock award presently represents 60% of the additional Board Chair compensation to further align the interests of our Board Chair with the interests of our shareholders.

Effective in 2025, on the recommendation of the NCGSR Committee, our Board increased the aggregate fair market value of the annual stock award for non-employee directors by $10,000 and the annual cash retainers for the Finance Committee Chair, Innovation Committee Chair and NCGSR Committee Chair by $3,000, representing the first increase to the annual stock award since 2014 and the first increase in the cash component of our directors’ compensation since 2016. The Board did not modify the annual cash Board retainer, annual cash committee membership retainer, cash retainer for the Chairs of the C&TD and Audit Committees or Board Chair stock award and cash retainer.

24 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Components of 2025 Compensation

The following chart presents the 2025 components of compensation for our non-employee directors:

Annual Stock Award		Annual Cash Retainers

Board Member (1)	$185,000	Board Member (2)	$110,000

Board Chair (3)	$150,000	Board Chair (3)	$100,000

		Committees (4)	Chair	Member (5)

		■ Audit ■ Compensation and Talent Development	$25,000	$5,000

		■ Finance ■ Innovation ■ Nominating, Corporate Governance and Social Responsibility	$18,000

(1)	The annual full value stock award is in the form of fully vested shares of Altria common stock.
(2)	Paid in quarterly installments.
(3)	The Board Chair also receives the annual Board member stock award, the annual Board member cash retainer and the annual committee member cash retainers for the committees on which he or she serves.
(4)	No additional compensation is paid for membership on the Executive Committee.
(5)	Committee chairs also receive the committee member annual cash retainer.
(6)	These percentages are averages and do not include the annual Board Chair stock award or annual Board Chair cash retainer.

Deferrals of Cash Retainers and Equity Awards

A non-employee director may elect to defer all or part of his or her cash retainers. Pursuant to the Deferred Fee Plan for Non-Employee Directors (“Deferred Fee Plan”), deferred retainers are credited to an unfunded bookkeeping account and may be “invested” in various “investment choices,” including an Altria common stock equivalent account. These “investment choices” parallel the investment options offered under the Deferred Profit-Sharing Plan for Salaried Employees and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account. The non-employee director will receive cash distributions of deferred retainers either prior to or following termination of service from our Board, as elected by the non-employee director.

A non-employee director may also elect to defer all or part of his or her annual award of shares of common stock. Pursuant to the 2025 Stock Compensation Plan for Non-Employee Directors (“2025 Director Stock Plan”), the non-employee director will receive deferred awards of common stock either prior to or following termination of service from our Board, as elected by the non-employee director.

Matching Gift Program

Non-employee directors are eligible to participate in our Match Your Dollars Program. This program is available to all U.S. employees and non-employee directors. We match eligible donations up to $30,000 per year per employee or non-employee director on a dollar-for-dollar basis to eligible non-profit organizations in the U.S. (including Puerto Rico). In 2025, the following non-employee directors participated in this program: Ms. Connelly, Mr. Davis, Ms. Kelly-Ennis, Mr. Muñoz, Ms. McQuade, Ms. Shanks, Mr. Stoddart and Mr. Yzaguirre. The aggregate amount of matching payments for these directors in 2025 was $184,862. Because Mr. Clarke resides outside of the U.S., he is not eligible to participate in our Match Your Dollars Program.

Other

In addition to cash payments, stock awards and matching gifts, non-employee directors are covered under our Business Travel Accident Insurance Plan, which is available generally to all employees.

Altria Group, Inc. – 2026 Proxy Statement 25

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

The following table presents the compensation received by the non-employee directors for service as directors in fiscal year 2025.

Non-Employee Director Compensation Table

	Fees
	Earned or
	Paid in	Stock	All Other
	Cash	Awards	Compensation	Total
Name	($)	($) (1)	($) (2)	($)
Ian L.T. Clarke	125,000	185,052	-	310,052
Marjorie M. Connelly	150,000	185,052	30,000	365,052
R. Matt Davis	125,000	185,052	30,000	340,052
Debra J. Kelly-Ennis	143,000	185,052	14,300	342,352
Kathryn B. McQuade	220,000	335,037	30,000	585,037
George Muñoz	150,000	185,052	18,000	353,052
Virginia E. Shanks	143,000	185,052	20,000	348,052
Richard S. Stoddart (3)	114,917	185,052	30,500	330,469
Ellen R. Strahlman	143,000	185,052	-	328,052
M. Max Yzaguirre	130,000	185,052	12,062	327,114

(1)	Pursuant to the 2015 Director Stock Plan, on May 15, 2025, each non-employee director received 3,219 shares of Altria common stock with an aggregate grant date fair market value of $185,052, and Ms. McQuade received an additional 2,609 shares of Altria common stock with an aggregate grant date fair market value of $149,985 as Board Chair. The grant date fair market value of the Board member stock award is slightly higher than $185,000 because the grant was made in whole shares. The grant date fair market value of Ms. McQuade’s combined stock award is slightly higher than $335,000 because the grant was made in whole shares. The grant date fair market value of $57.4875 per share was based on the average of the high and low trading prices of Altria common stock on May 15, 2025.
(2)	All Other Compensation consists of matching gifts paid in 2025 under our Match Your Dollars Program.
(3)	Mr. Stoddart became a director effective February 3, 2025.

Stock Ownership Guidelines for Non-Employee Directors

Our Board believes that stock ownership guidelines further align the interests of our Board with those of our shareholders. Our non-employee directors are expected to hold shares of our common stock in an amount equal to the lesser of five times the then-current annual Board member cash retainer or 26,000 shares. Non-employee directors are expected to reach this ownership level within five years of being elected to our Board and to hold the requisite number of shares until retirement. The ownership guidelines for non-employee directors may be satisfied with all beneficially owned shares, including deferred shares and share equivalents. As of December 31, 2025, all our non-employee directors who had served on our Board for five or more years satisfied these guidelines.

26 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Proposal 1	Election of Directors	Our Board recommends a vote FOR each nominee.

At the 2025 Annual Meeting, shareholders elected each of the nominees for director with at least 96% of the shares voting, voting for their election.

We propose that the 10 individuals named below, nine of whom our Board has affirmatively determined to be independent, be elected as directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, subject to their earlier death, resignation or removal. The NCGSR Committee has recommended to our Board, and our Board has approved, the individuals named below for nomination.

We provide information on each nominee in the biographies below. The NCGSR Committee and our Board believe that these nominees individually and collectively provide our Board with an impressive breadth of experiences, attributes, qualifications and skills.

Although it is not anticipated that any of the individuals named below will be unable or unwilling to stand for election, in the event of such an occurrence, a proxy may be voted for a substitute designated by our Board. In lieu of designating a substitute, our Board may reduce the number of directors.

In connection with his retirement as CEO effective upon the conclusion of the 2026 Annual Meeting, Mr. Gifford will not stand for re-election to our Board at the 2026 Annual Meeting. In addition, George Muñoz will retire from our Board following the completion of his current term. As a result, our Board will be reduced to 10 members on the date of 2026 Annual Meeting. Proxies cannot be voted for a greater number of individuals than the number of nominees.

RECOMMENDATION FOR

Our Board recommends a vote FOR each of the nominees for election as directors.

2026 Director Nominee Biographies and Qualifications

Independent Age: 65 Director Since: 2022 Board Committees: ■Audit ■Finance ■Nominating, Corporate Governance and Social Responsibility

Ian L.T. Clarke

Position, Principal Occupation and Professional Experience:

Retired Chief Financial Officer, Greater Toronto Airports Authority

■Served as Chief Financial Officer of Greater Toronto Airports Authority, operator of Toronto Pearson International Airport, Canada’s largest airport, from 2017 through December 2022.
■Served as Executive Vice President and Chief Financial Officer, Business Development of Maple Leaf Sports & Entertainment Ltd. (“Maple Leaf Sports”), owner of the Toronto Maple Leafs, Toronto Raptors, Toronto FC and the Air Canada Centre, from 2004 through 2016. Mr. Clarke spent 26 years at Maple Leaf Sports in key strategic planning and financial leadership positions.

Other Current Public Directorships:

None.

Prior Public Company Directorships:

None.

Other Directorships, Trusteeships and Memberships:

AGF Management Limited (TSX: AGF.B); First Capital Real Estate Investment Trust (TSX: FCR.UN); Canadian Olympic Committee; Canadian Olympic Foundation.

Director Qualifications:
The NCGSR Committee believes that Mr. Clarke’s significant financial, accounting, strategic planning, business operations, risk management and public company board experience provide clear support for his nomination for election to our Board.

Altria Group, Inc. – 2026 Proxy Statement 27

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Independent Age: 64 Director Since: 2021 Board Committees: ■ Audit (Chair) ■ Compensation and Talent Development ■ Executive ■ Nominating, Corporate Governance and Social Responsibility

Marjorie M. Connelly

Position, Principal Occupation and Professional Experience:

Retired Chief Operating Officer, Convergys Corporation

■
Served as Chief Operating Officer of Convergys Corporation (now Concentrix Corporation), a publicly traded global leader in customer management, from November 2014 through December 2017.
■
Served as Interim President of Longwood University from June 2012 to May 2013.
■
Served as Global Chief Operating Officer at Barclaycard from July 2009 through December 2011.
■
Served as Chief Operating Officer of Wachovia Securities from April 2006 to July 2008.
■
Held a variety of executive positions at Capital One Financial Corporation, including Executive Vice President, Head of Infrastructure for U.S. credit card operations and interim Chief Information Officer, from 1994 to 2006.

Other Current Public Directorships:
PRA Group, Inc. (NASDAQ: PRAA).

Prior Public Company Directorships:
None.

Other Directorships, Trusteeships and Memberships:
MissionOG Capital LLC (Advisor); Piedmont Virginia Community College Foundation; The Women’s Initiative (Director Emeritus). Previously served on the board of the State Council of Higher Education for Virginia.

Director Qualifications:
The NCGSR Committee believes that Ms. Connelly’s extensive operational executive management experience at large publicly held consumer-oriented companies, together with her financial acumen and experience, information technology and cybersecurity experience, general business knowledge and public company board experience, provide clear support for her nomination for election to our Board.

Independent Age: 61 Director Since: 2021 Board Committees: ■ Compensation and Talent Development ■ Innovation ■ Nominating, Corporate Governance and Social Responsibility

R. Matt Davis

Position, Principal Occupation and Professional Experience:

Retired President, North America, and Senior Vice President, Global Corporate Affairs, Dow Inc. and President, Driftwood Leadership, LLC

■
Serves as President of Driftwood Leadership, LLC, a leadership training and consulting firm, since 2019.
■
Served as President, North America, and Senior Vice President, Global Corporate Affairs, of Dow Inc. (“Dow”), an innovative materials science company, from 2016 to 2019.
■
Held a variety of executive corporate affairs, communications and leadership roles across the Dow organization, from 1987 to 2016.

Other Current Public Directorships:
None.

Prior Public Company Directorships:
None.

Other Directorships, Trusteeships and Memberships:
Michigan State University, College of Communications, Arts & Sciences Alumni Board; Lake State Railway Company. Previously served on the boards of World Freerunning Parkour Federation, Saratoga WarHorse Foundation, Inc. and After the Impact Fund, Inc.

Director Qualifications:
The NCGSR Committee believes that Mr. Davis’s extensive public policy, business and executive leadership experiences in a highly regulated industry (including his role leading Dow’s largest operating division) provide clear support for his nomination for election to our Board.

28 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Independent Age: 69 Director Since: 2013 Board Committees: ■ Audit ■ Executive ■ Innovation ■ Nominating, Corporate Governance and Social Responsibility (Chair)

Debra J. Kelly-Ennis

Position, Principal Occupation and Professional Experience:

Retired President and Chief Executive Officer, Diageo Canada, Inc.

■
Served as President and Chief Executive Officer of Diageo Canada, Inc., a subsidiary of Diageo plc, a global spirits, wine and beer company, from 2008 to June 2012.
■
Served as Chief Marketing Officer for Diageo North America, Inc., a subsidiary of Diageo plc, from 2005 to 2008.
■
Held marketing, sales and general management positions with RJR/Nabisco, Inc., The Coca-Cola Company, General Motors Corporation and Grand Metropolitan PLC.

Other Current Public Directorships:
TFI International Inc. (NYSE and TSX: TFII).

Prior Public Company Directorships:
Carnival Corporation & plc (2012 to January 2020) (NYSE: CCL); PulteGroup, Inc. (1997 to September 2016) (NYSE: PHM); Hertz Global Holdings, Inc. (2013 to October 2015) (NASDAQ: HTZ).

Other Directorships, Trusteeships and Memberships:
Dress for Success Worldwide (Director Emeritus).

Director Qualifications:
The NCGSR Committee believes that Ms. Kelly-Ennis’s leadership experiences, particularly her executive positions with several large, consumer-focused companies in multiple industries, and her significant marketing, innovation, public company board experience, sales and distribution experience at large publicly held companies, including companies in the consumer-packaged goods industry, provide clear support for her nomination for election to our Board. Furthermore, Ms. Kelly-Ennis’s skills and leadership experiences are complemented by her knowledge of Altria and our strategies, opportunities and challenges that she has gained in her years of service on our Board.

Age: 60 Director Since: 2026

Salvatore Mancuso

Position, Principal Occupation and Professional Experience:

Executive Vice President and Chief Financial Officer, Altria Group, Inc.

■
Serves as Executive Vice President and Chief Financial Officer of Altria Group, Inc. since April 2020.
■
Served as Senior Vice President, Finance and Procurement of Altria Group, Inc. from June 2018 to April 2020.
■
Served as Senior Vice President, Strategy, Planning and Procurement from February 2016 to June 2018.
■
Served as Senior Vice President, Strategy, Planning and Accounting from March 2015 to February 2016.
■
Held numerous other senior leadership roles since joining the Altria family of companies in 1990.

Other Current Public Directorships:
Anheuser-Busch InBev SA/NV (Euronext: ABI; NYSE: BUD).

Prior Public Company Directorships:
None.

Other Directorships, Trusteeships and Memberships:

Richmond Performing Arts Corporation; GreenCity Community Development Authority for Henrico County.

Director Qualifications:
The NCGSR Committee believes that Mr. Mancuso’s role as Altria’s Executive Vice President and CFO, pending the effectiveness of his election to the office of CEO and his significant knowledge and understanding of Altria, our businesses and the external environment in which our businesses operate, together with his significant industry knowledge, financial expertise, leadership experience and public company board experience, provide clear support for his nomination for election to our Board.

Altria Group, Inc. – 2026 Proxy Statement 29

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Independent Age: 69 Director Since: 2012 Chair of the Board Board Committees: ■ Compensation and Talent Development ■ Executive (Chair) ■ Finance

Kathryn B. McQuade

Position, Principal Occupation and Professional Experience:

Retired Executive Vice President and Chief Financial Officer, Canadian Pacific Railway Limited

■
Served as Senior Advisor of Canadian Pacific Railway Limited (“Canadian Pacific”), a transcontinental railway in Canada and the United States, from November 2012 to May 2013, after previously serving as Executive Vice President and Chief Financial Officer of Canadian Pacific from September 2008 until her retirement in November 2012.
■
Served as Executive Vice President and Chief Operating Officer of Canadian Pacific from June 2007 to September 2008.
■
Served as Executive Vice President – Planning and Chief Information Officer at Norfolk Southern Corporation where she spent 27 years in key information technology, strategic planning and finance leadership positions prior to joining Canadian Pacific.

Other Current Public Directorships:
None.

Prior Public Company Directorships:
None.

Other Directorships, Trusteeships and Memberships:
Previously served on the boards of TransAlta Renewables Inc. (TSX: RNW) and The College of William & Mary Foundation.

Director Qualifications:
The NCGSR Committee believes that Ms. McQuade’s significant financial and accounting expertise, particularly her experience as a public company chief financial officer, her information technology and cybersecurity experience, her general business knowledge and her executive management experience in a regulated industry, provide clear support for her nomination for election to our Board. Additionally, Ms. McQuade’s institutional knowledge of Altria and our strategies, opportunities and challenges that she gained during her tenure on our Board benefits her role as Chair of our Board and promotes Board effectiveness.

Independent Age: 65 Director Since: 2017 Board Committees: ■ Compensation and Talent Development ■ Executive ■ Finance (Chair) ■ Innovation

Virginia E. Shanks

Position, Principal Occupation and Professional Experience:

Retired Executive Vice President and Chief Administrative Officer, Pinnacle Entertainment, Inc.

■
Served as Executive Vice President and Chief Administrative Officer of Pinnacle Entertainment, Inc. (“Pinnacle”), a casino entertainment company, from July 2013 until October 2018 when Pinnacle merged with Penn National Gaming, Inc. (“Penn National”), also a casino entertainment company.
■
Served as Strategic Advisor for Penn National through December 2019 after the merger.
■
Served as Executive Vice President and Chief Marketing Officer of Pinnacle from October 2010 to June 2013.
■
Served as Chief Marketing Officer for Multimedia Games Inc., a casino gaming systems production company, from 2008 to 2010 prior to joining Pinnacle.
■
Held senior executive positions for more than 25 years at the property, division and corporate levels of Caesars Entertainment Corp., including Senior Vice President of Brand Management, prior to 2008.

Other Current Public Directorships:
EPR Properties (NYSE: EPR); Light & Wonder, Inc. (NASDAQ: LNW).

Prior Public Company Directorships:
None.

Other Directorships, Trusteeships and Memberships:
Previously served on the board of Rebuilding Together Northern Nevada.

Director Qualifications:
The NCGSR Committee believes that Ms. Shanks’s significant regulated industry and consumer-oriented marketing expertise, particularly her extensive background in brand positioning and digital and database marketing, as well as her experience in information technology and cybersecurity and public company board experience, provide clear support for her nomination for election to our Board.

30 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Independent Age: 63 Director Since: 2025 Board Committees: ■ Audit ■ Innovation ■ Nominating, Corporate Governance and Social Responsibility

Richard S. Stoddart

Position, Principal Occupation and Professional Experience:

Chair of the Board of Hasbro, Inc. and former President and Chief Executive Officer of InnerWorkings, Inc.

■
Serves as the Chair of the Board of Hasbro, Inc., a multi-national toy manufacturing and entertainment holding company, since February 2022.
■
Served as interim Chief Executive Officer of Hasbro, Inc. from October 2021 until February 2022.
■
Served as President and Chief Executive Officer of InnerWorkings, Inc., a global marketing execution firm, from 2018 until October 2020 when InnerWorkings, Inc. was acquired.
■
Served as Chief Executive Officer of Leo Burnett Worldwide, one of the world’s largest advertising agencies, from February 2017 to 2018, after previously serving as the Chief Executive Officer of Leo Burnett North America from 2013 to 2016 and President of Leo Burnett North America from 2005 to 2013.

Other Current Public Directorships:
Hasbro, Inc. (NASDAQ: HAS).

Prior Public Company Directorships:
InnerWorkings, Inc. (2018 to 2020) (NASDAQ: INWK); Selina Hospitality PLC (2022 to 2024) (NASDAQ: SLNA).

Other Directorships, Trusteeships and Memberships:
Affinity Answers; Highdive, LLC; The Off The Street Club; Mavera.io (Advisor); Gymnasium Group (Advisor). Previously served on the board of Carbon Media Group, LLC.

Director Qualifications:
The NCGSR Committee believes that Mr. Stoddart’s significant experience in advertising, marketing, building global brands and businesses, as well his professional, administrative and leadership experiences in both the private and public sectors, and public company board experience provide clear support for his nomination for election to our Board.

Independent Age: 68 Director Since: 2020 Board Committees: ■ Executive ■ Finance ■ Innovation (Chair) ■ Nominating, Corporate Governance and Social Responsibility

Ellen R. Strahlman

Position, Principal Occupation and Professional Experience:

Retired Executive Vice President, Research & Development and Chief Medical Officer, Becton, Dickinson and Company

■
Served as Executive Vice President, Research & Development and Chief Medical Officer of Becton, Dickinson and Company, a leading global medical technology company, from April 2013 until her retirement in January 2018.
■
Served as a Senior Advisor to the CEO at GlaxoSmithKline, a global biopharma company, from April 2012 through March 2013, after previously serving as the Senior Vice President and Chief Medical Officer from April 2008 through March 2012.
■
Held senior executive leadership roles in global product development and commercialization, medical affairs and business development at leading pharmaceutical and medical technology companies including Pfizer, Inc., Novartis AG, Virogen Limited, Bausch & Lomb, Inc. and Merck & Co., Inc. prior to 2008.

Other Current Public Directorships:
Hyperion DeFi, Inc. (NASDAQ: HYPD).

Prior Public Company Directorships:
None.

Other Directorships, Trusteeships and Memberships:
Previously served on the boards of Syncona Limited (LSE: SYNC) and Syncona Partners LLP.

Director Qualifications:
The NCGSR Committee believes that Dr. Strahlman’s significant experience in innovation, global product development and commercialization in regulated industries, public company board experience, as well as her medical background and experience in biosciences, provide clear support for her nomination for election to our Board.

Altria Group, Inc. – 2026 Proxy Statement 31

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Independent Age: 65 Director Since: 2022 Board Committees: ■ Audit ■ Compensation and Talent Development ■ Finance ■ Innovation

M. Max Yzaguirre

Position, Principal Occupation and Professional Experience:

Retired Executive Chairman, Forbes Bros. Holdings, Ltd.

■
Served as U.S. Chairman and Chief Executive Officer of Forbes Bros. Holdings, Ltd., an energy infrastructure construction company, from 2017 to 2019, and as Executive Chairman from 2019 to 2021.
■
Served as Chief Executive Officer of Yzaguirre Group, LLC, a business and public affairs strategic advisory firm, from 2006 to 2017.
■
Served as Chairman of Isolux Ingenieria USA, LLC, the U.S. operation and wholly owned subsidiary of Isolux Corsan S.A., a Spanish engineering, procurement and construction company, from 2011 to 2013, having previously served as Chief Executive Officer from 2010 to 2011.
■
Served as President of Hunt-Mexico, Inc., an investor in energy, real estate and private equity opportunities, and as President of Hunt Resources, Inc., an investor in energy production and transportation opportunities, from 2002 to 2006.

Other Current Public Directorships:
WaFd, Inc. (NASDAQ: WAFD); Solaris Energy Infrastructure, Inc. (NYSE: SEI).

Prior Public Company Directorships:
Aris Water Solutions, Inc. (2021 to 2025) (NYSE: ARIS); Luther Burbank Corporation (2021 to 2024) (NASDAQ: LBC); BBVA USA Bancshares, Inc. (2009 to 2021); Texas Regional Bancshares, Inc. (2000 to 2006) (NASDAQ: TRBS).

Other Directorships, Trusteeships and Memberships:
Washington Federal Bank dba WaFd Bank. Previously served on the boards of BBVA USA Bank and Texas State Bank.

Director Qualifications:
The NCGSR Committee believes that Mr. Yzaguirre’s executive leadership experience, financial acumen, domestic and international business and public affairs experience (including with highly regulated industries) and public company board experience, provide clear support for his nomination for election to our Board.

32 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Audit Committee Matters

Annual Evaluation and Selection of Independent
Registered Public Accounting Firm

PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) has been our independent registered public accounting firm since 1998. Prior to 1998, our independent registered public accounting firm was Coopers & Lybrand L.L.P. (until its merger with Price Waterhouse LLP in 1998). In addition to assuring the rotation of the lead audit partner every five years as required by law, the Audit Committee is responsible for selecting, reviewing and evaluating the lead partner and senior members of the audit engagement team and considers whether, in order to assure continuing auditor independence, there should be a rotation of the firm.

In selecting PricewaterhouseCoopers as our independent registered public accounting firm, the Audit Committee conducted its annual evaluation of the firm. This evaluation considers a number of factors in deciding whether to re-engage PricewaterhouseCoopers, including technical competence, knowledge of our industry and Altria, quality of services, reputation and communications with management and the Audit Committee. The Audit Committee also evaluates the firm’s independence program and quality control procedures, the results of Public Company Accounting Oversight Board (“PCAOB”) and peer reviews of the firm’s quality controls and the appropriateness of the firm’s fees. The Audit Committee also considers PricewaterhouseCoopers’s tenure and, while the Audit Committee periodically considers firm rotation, it continues to believe that extended tenure results in higher quality audit work with greater operational efficiencies through the leveraging of PricewaterhouseCoopers’s deep institutional knowledge of our operations and businesses, accounting policies and practices, and internal control over financial reporting. The Audit Committee is also mindful of the potential impacts of selecting a different firm, including the significant time commitment and expense inherent in onboarding a new independent registered public accounting firm.

The Audit Committee and our Board believe that the continued retention of PricewaterhouseCoopers to serve as our independent registered public accounting firm is in the best interests of Altria and our shareholders.

Altria Group, Inc. – 2026 Proxy Statement 33

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Independent Registered Public Accounting Firm’s Fees

The Audit Committee has the sole authority to approve all engagement fees and terms associated with the retention of PricewaterhouseCoopers. As noted in the Audit Committee Report on page 35, the Audit Committee pre-approved all fees associated with the services that the firm provided in 2025.

Aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers for the fiscal years ended December 31, 2025 and 2024 were comprised of the following ($ in thousands):

	2025	2024
Audit Fees (1)	$7,870	$6,887
Audit-Related Fees (2)	721	1,437
Tax Fees (3)	2,813	1,905
All Other Fees (4)	2	2
TOTAL	$11,406	$10,231

(1)	Fees and expenses for (a) the audit of our consolidated financial statements and internal control over financial reporting, including statutory audits of the financial statements of our subsidiaries, (b) reviews of our unaudited condensed consolidated interim financial statements and (c) reviews of documents filed with the SEC.
(2)	Fees and expenses for audit-related services, which include certain employee benefit plan audits, accounting consultations and procedures relating to various other audit and special reports.
(3)	Fees and expenses for U.S. and foreign tax compliance and planning, and consultation and advice on tax examinations.
(4)	Other fees were related to licenses for technical accounting tools.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent registered public accounting firm and management to report periodically on the actual fees charged for each category of service.

During the year, it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Audit Committee Chair for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Audit Committee Chair must report on such approvals at the next scheduled Audit Committee meeting.

34 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Audit Committee Report for the Year Ended December 31, 2025

Management has the primary responsibility for Altria’s financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee monitors Altria’s financial reporting processes and systems of internal accounting control, the independence and the performance of PricewaterhouseCoopers and the performance of the internal auditors.

The Audit Committee has received representations from management that Altria’s consolidated financial statements were prepared in accordance with GAAP and that Altria maintained effective internal control over financial reporting, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers. The Audit Committee has discussed with PricewaterhouseCoopers its evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed with PricewaterhouseCoopers the matters required to be discussed by applicable standards adopted by the PCAOB and the SEC.

The Audit Committee has received from PricewaterhouseCoopers written disclosures and a letter required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers its independence from Altria and our management. The Audit Committee pre-approved all fiscal-year 2025 audit and permissible non-audit services provided by PricewaterhouseCoopers and the fees for those services are included on page 34. As part of this process, the Audit Committee reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent registered public accounting firm from performing specified services that might impair its independence.

The Audit Committee discussed with Altria’s internal auditors and PricewaterhouseCoopers the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and PricewaterhouseCoopers, separately and together, with and without management present, to discuss Altria’s financial reporting processes and internal control over financial reporting. The Audit Committee has reviewed significant audit findings prepared by PricewaterhouseCoopers and those prepared by the internal auditors, together with management’s responses.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board the inclusion of the audited consolidated financial statements in Altria’s 2025 Form 10-K.

Audit Committee:

Marjorie M. Connelly, Chair
Ian L.T. Clarke
Debra J. Kelly-Ennis
George Muñoz
Richard S. Stoddart

M. Max Yzaguirre

Altria Group, Inc. – 2026 Proxy Statement 35

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Proposal 2	Ratification of the Selection of Independent Registered Public Accounting Firm	Our Board recommends a vote FOR ratification of the selection of PricewaterhouseCoopers.

At the 2025 Annual Meeting, over

96%

of the votes cast voted to ratify

the selection of PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

As reflected in the Audit Committee Charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements. The Audit Committee has selected PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has directed that management submit such selection to shareholders for ratification at the 2026 Annual Meeting.

Shareholder ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is not required by our By-Laws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers to shareholders for ratification as a matter of good corporate governance. If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of Altria and our shareholders.

We expect representatives of PricewaterhouseCoopers will be present at the 2026 Annual Meeting. The representatives will have an opportunity to make a statement if they so desire and be available to respond to appropriate questions.

RECOMMENDATION FOR

Our Board recommends a vote FOR ratification of the selection of PricewaterhouseCoopers.

36 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Executive Compensation – Table of Contents

Altria Group, Inc. – 2026 Proxy Statement 37

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Executive Compensation

Compensation Discussion and Analysis

Introduction

In this section, we provide a detailed description of our executive compensation program, with a focus on decisions by the C&TD Committee (for purposes of the “Executive Compensation” section, the “Committee”) with respect to our NEOs:

Name	Position during 2025
William F. Gifford, Jr.	Chief Executive Officer, Altria Group, Inc.
Salvatore Mancuso	Executive Vice President and Chief Financial Officer, Altria Group, Inc.
Jody L. Begley	Executive Vice President and Chief Operating Officer, Altria Group, Inc.
Heather A. Newman	Senior Vice President, Chief Strategy and Growth Officer, Altria Group, Inc.
Charles N. Whitaker	Senior Vice President, Chief Human Resources Officer & Chief Compliance Officer Altria Group, Inc.

Overview

Compensation Philosophy

Our goal is to design our executive compensation program to align the interests of our executive officers with the interests of our shareholders. We believe this requires:

■	clear articulation of corporate and individual performance goals;
■	a competitive, financially disciplined executive compensation program that rewards past success and creates the appropriate incentives for future business success; and
■	transparent measurement against both corporate and individual performance goals.

Business Performance

Our business performance is a key factor in determining executive compensation. 2025 was a year of continued momentum for Altria, marked by strong financial performance, strategic progress across our smoke-free portfolio, new relationships in support of our long-term growth goals and significant cash returns to shareholders. The following graphs summarize our one- and three-year performance against key performance measures:

Adjusted Diluted EPS (1)	Dividend (1)

(1)
Adjusted diluted EPS is a non-GAAP financial measure. See Exhibit A to this Proxy Statement for information regarding non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
(2)
CAGR based on adjusted diluted EPS (2022 – 2025).

(1)
Annualized dividend based on quarterly dividend per share of Altria common stock declared in the month indicated above.
(2)
CAGR based on the annualized dividend rate per share of Altria common stock (August 2022 – August 2025).

38 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

2025 TSR (1)	Three-Year TSR (1)

(1) FactSet Daily Return. Assumes reinvestment of dividends as of the ex-dividend date (12/31/2024 – 12/31/2025).	(1) FactSet Daily Return. Assumes reinvestment of dividends as of the ex-dividend date (12/31/2022 – 12/31/2025).

Say on Pay

We provide our shareholders with an annual advisory vote (“say on pay”) on the compensation of our NEOs. At the 2025 Annual Meeting, over 95% of the votes cast approved our NEO compensation on an advisory basis. While this vote is not binding on us, our Board or the Committee, the Committee takes the results of say on pay votes and shareholders’ perspectives and feedback into consideration when making future decisions with respect to our executive compensation program.

Altria Group, Inc. – 2026 Proxy Statement 39

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

2025 Performance of NEOs

The Committee considered several factors in approving each element of 2025 executive compensation. For the 2025 Annual Incentive Award plan, the Committee primarily evaluated our financial and strategic performance, as described under “Business Performance” on page 38. The Committee also considered the individual performance of each NEO for purposes of approving salary increases, annual cash incentive awards and equity awards. Our NEOs, along with other people leaders, were evaluated in 2025 for individual inclusive leadership as part of their performance evaluation. Executives receive variable elements of short- and long-term compensation only after the relevant performance period has ended and the Committee has assessed Altria’s actual performance relative to stated goals established at the beginning of the period. In addition, the Committee considered industry compensation market data and tally sheets for each NEO that included their total cash and long-term compensation for the last three years.

The Committee evaluated each of our NEO’s progress against their performance goals and the relationship of their performance to our overall 2025 results. We discuss the 2025 performance of each NEO below.

Key Responsibilities Mr. Gifford led the executive team and employees in a highly competitive and regulated environment.

William F. Gifford, Jr.

Chief Executive Officer

2025 Achievements

Mr. Gifford:

■
Oversaw a year of continued momentum for Altria, marked by meaningful progress toward our Vision and long-term growth aspirations, which included delivering strong financial performance and significant cash returns to shareholders;
■
Maintained a highly engaged, talented and resilient workforce that remained focused on delivering results against our Vision and our 2028 Enterprise Goals in a dynamic and challenging operating environment for our businesses;
■
Led Altria in achieving 4.4% adjusted diluted EPS growth for 2025(1);
■
Oversaw the initial implementation phases of the Optimize & Accelerate initiative where we began modernizing our ways of working and embracing new technologies, which are designed to enable increased speed, efficiency and effectiveness across the organization to make significant progress toward our Vision and 2028 Enterprise Goals; and
■
Advocated for effective solutions to rid the marketplace of illicit tobacco products, including reforms to federal tobacco regulation that would provide greater predictability and efficiency in the regulatory process.

(1) Adjusted diluted EPS is a non-GAAP financial measure. See Exhibit A to this Proxy Statement for information regarding non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

40 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Key Responsibilities

Mr. Mancuso’s responsibilities included overseeing our Tax, Treasury, Investor Relations, Audit, Financial Planning & Analysis and Controller functions, while also overseeing Procurement & Accelerated Business Solutions. He also served as one of our designated directors on the board of directors of ABI.

Salvatore Mancuso

Executive Vice President and Chief Financial Officer

2025 Achievements

Mr. Mancuso:

■
Oversaw cash returns to shareholders of approximately $8 billion through dividends and the repurchase of 17.1 million shares;
■
Oversaw the issuance of $2 billion of long-term debt aligned with Altria’s 2028 Enterprise Goal of approximately 2.0x debt-to-consolidated EBITDA(1);
■
Managed the value creation of the Optimize & Accelerate initiative, with expected cumulative cost savings of at least $600 million by the end of 2029, which we plan to reinvest in support of our Vision and 2028 Enterprise Goals; and
■
Oversaw the transformation of our business model through the Optimize & Accelerate initiative, starting with the launch of the Accelerated Business Solutions function designed to drive enhanced automation, improve standardization across the Altria family of companies, while outsourcing certain tasks to access specialized capabilities to further modernize and streamline processes. Also oversaw the implementation of the new model across various functions within the Finance department.

(1) Reflects the term “Consolidated EBITDA” as defined in our senior unsecured revolving credit agreement. Debt-to-consolidated EBITDA is a financial measure that is not required by, or calculated in accordance with, GAAP. See Exhibit A to this Proxy Statement for information regarding non-GAAP financial measures used in this Proxy Statement and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

Key Responsibilities Mr. Begley oversaw our traditional tobacco and smoke-free businesses, AGDC, as well as the Consumer Experience and Operations Logistics support functions.

Jody L. Begley

Executive Vice President and Chief Operating Officer

2025 Achievements

Mr. Begley:

■
Led our operating company strategies to maximize the profitability of Altria’s traditional tobacco brands while investing to grow the volume and income performance of on!;
■
Oversaw strategies to enhance our operating companies’ trade programs and strengthen trade alignment with our companies’ brands; and
■
Led significant enhancements to our marketing execution, enterprise revenue growth management and distribution and manufacturing infrastructure to build new capabilities and drive efficiencies.

Altria Group, Inc. – 2026 Proxy Statement 41

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Key Responsibilities

Ms. Newman’s responsibilities included oversight of our Enterprise Strategy, Planning & New Ventures, International & Corporate Development, Digital Transformation & Technology functions and Enterprise Insights functions.

Heather A. Newman

Senior Vice President, Chief Strategy and Growth Officer

2025 Achievements

Ms. Newman:

■
Oversaw and led the development and execution of our 2025 enterprise strategic initiatives and long-term strategic plan;
■
Oversaw and monitored progress against our 2028 Enterprise Goals, including our Corporate, Smoke-Free and Long-Term Growth goals geared at accelerating progress towards our Vision, while also managing complex strategic matters;
■
Oversaw key transactions, including (i) the acquisition of an exclusive license for FUMi oral nicotine pouches and FUMi’s expansion in seven key international markets; and (ii) entry into a global strategic collaboration with KT&G Corporation (“KT&G”) to explore opportunities in traditional tobacco and long-term adjacent growth, including opportunities in contract manufacturing cigarettes for international distribution, oral nicotine pouches and non-nicotine products; and
■
Managed and oversaw the governance of our investment in Cronos and our long-term memorandum of understanding (“MOU”) with JTI. Also served as a board member for Horizon, our joint venture with JTI to market and commercialize heated tobacco stick products in the U.S.

Key Responsibilities

Mr. Whitaker’s responsibilities included leading the talent strategy for Altria and its family of companies, including recruiting, leadership development, total rewards and corporate security, as well as overseeing Altria’s Compliance & Integrity Program.

Charles N. Whitaker

Senior Vice President, Chief Human Resources Officer & Chief Compliance Officer

2025 Achievements

Mr. Whitaker:

■
Oversaw the implementation of a new Human Capital Management system to deliver integrated functionality, increased efficiency and employee self-service;
■
Provided strategic guidance and oversight of a new hire-to-retire operating model as part of the Optimize & Accelerate initiative, which included the creation of a new HR Solutions Center to modernize and leverage technology, automate HR processes, and utilize a managed service provider, while also serving on the steering committee of the overall Optimize & Accelerate initiative;
■
Oversaw numerous talent development and cultural initiatives designed to attract, develop and deploy the talent needed to achieve our Vision and foster an exceptional employee experience for our talent to thrive. Examples include: (i) launching a new executive leadership development program, (ii) re-launching a development program for emerging executives, (iii) enhancing the leadership development program for new people leaders and (iv) launching a development program focused on digital dexterity, resiliency and navigating through change; and
■
Oversaw continued enhancement of Altria’s Compliance & Integrity Program, including enhanced risk management oversight through formalized risk governance, strengthened key performance indicators and dashboard reporting to our Board and Audit Committee, and annual enterprise-wide risk assessments.

42 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Executive Compensation Design

Principles

Our executive compensation program includes multiple performance metrics to assess the efforts of all executives in pursuing our strategies. Specifically, our program is designed to satisfy the following objectives:

■	promote pursuit of business strategies that are aligned with our Vision, intended to create long-term value for shareholders and executed with integrity;
■	reward responsible and quality execution by making a significant portion of our executives’ compensation dependent on our achievement of key financial goals and strategic initiatives and on their individual performance;
■	align the interests of shareholders and executives through equity and cash performance-based long-term incentive awards, stock ownership and holding requirements and anti-hedging and anti-pledging policies with respect to our stock;
■	build leadership capabilities and culture to achieve our Vision;
■	promote internal fairness and a disciplined qualitative and quantitative assessment of performance; and
■	attract, motivate and retain world-class leaders.

The elements of our executive compensation program serve these objectives with the following design principles (as shown in the chart below), including a mix of:

■	fixed and at-risk variable performance-based compensation, with executives at higher levels subject to a higher proportion of variable compensation;
■	short- and long-term compensation to appropriately reward and motivate the achievement of both annual and long-term goals and objectives;
■	cash and equity compensation that seeks to discourage actions focused solely on our stock price to the detriment of strategic goals and to minimize the potentially dilutive nature of equity compensation on shareholder value; and
■	equity compensation consisting of RSU and PSU awards.

2025 CEO and Other NEOs Pay Mix (1)(2)

(1)

Consists of the target award under the 2025 Annual Incentive Award plan, the target 2025 equity awards and the target 2025 – 2027 LTIP award, in each case, using the 2025 salary range midpoint for the applicable salary band.

(2)	Due to rounding, percentages may not total 100%.

Altria Group, Inc. – 2026 Proxy Statement 43

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

2025 Executive Compensation Program Elements

Annual Compensation

The table below summarizes the elements and objectives of the 2025 executive compensation program for our NEOs.

Salary Fixed cash compensation based on role at Altria.	■ Provide financial stability ■ Recognize individual role, experience, responsibility and performance
Annual Incentive Awards Cash-based incentive plan based on performance during the plan year.	■ Recognize annual company financial and strategic performance after it is delivered ■ Recognize annual individual performance after it is delivered

Long-Term Incentive Compensation

Equity Awards

Annual RSU and PSU awards based on prior year’s individual performance and factors such as potential for advancement, retention and role criticality, vesting after a three-year period. PSU payout amount tied to performance against three-year target company financial performance measures.

■
Align NEOs’ interests with shareholders through company performance and build stock ownership
■
Recognize individual performance after it is delivered and potential for advancement
■
Retain talented leaders

Long-Term Incentive Plan Cash-based performance incentive plan based on performance against three-year financial and strategic goals.	■ Align NEOs’ interests with shareholders ■ Recognize long-term company financial and strategic performance after it is delivered ■ Retain talented leaders

Post-Termination Benefits and Change in Control Payments

Defined Benefit Plans

Retirement plans providing for the continuation of a portion of compensation upon retirement or separation from service. Generally, only employees hired prior to January 1, 2008 are eligible.

■ Provide opportunity for financial security in retirement ■ Retain talented leaders

Defined Contribution Plans

Annual cash contribution based on a formula related to adjusted diluted EPS growth and, for employees not participating in a defined benefit plan, a supplemental contribution and matching contributions. Includes an Altria stock investment option.

■ Provide opportunity for financial security in retirement ■ Provide additional opportunity to build stock ownership

44 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Change in Control Payments

Payments to executives in connection with a defined change in the ownership of Altria. Change in control provisions are contained in our 2020 PIP and 2025 PIP, which also include provisions for double-trigger and no excise tax gross-up.

■
Allow NEOs to focus on delivering shareholder value in a period of uncertainty, such as a higher likelihood of job loss after a potential transaction
■
Allow NEOs to receive awards granted for periods of performance before a change in control

Termination Payments

For certain types of involuntary separations (excluding misconduct), potential for severance benefits (including continuation of salary and medical coverage based on years of service). Our NEOs are eligible for the same severance benefits as our other salaried employees.

■ Provide opportunity for protection upon an unexpected event

Perquisites

For the CEO and CFO, online personal data removal and, for the CEO only and subject to an annual allowance, personal use of company aircraft.	■ Mitigate the risk of social engineering cyber-attacks and provide personal security

Other Benefits

Medical coverage, group life insurance and other welfare benefits generally available to all salaried employees.	■ Promote health and financial security

2025 Executive Compensation Program Decisions

The Committee is committed to regularly reviewing our executive compensation program in the context of our compensation philosophy. After conducting its annual compensation benchmarking analysis, the Committee made the following changes to our compensation program to better align our short-term and long-term compensation elements with those of our CSG, in each case, for grants and performance cycles beginning in 2025. In addition, the change to the LTIP award target from a percentage of salary to a dollar-based amount was made to allow the Committee to decouple salary and LTIP targets to determine market competitiveness of each component independent of each other.

■	For our CEO, the Committee changed
■	the Annual Incentive Award target from 170% to 175% of salary;
■	the annual equity award target from $7.23 million to $8.5 million; and
■	the annual LTIP award target from 260% of salary ($3.77 million) to a dollar-based target of $4.0 million.
■	For our band B NEOs, the Committee changed
■	the Annual Incentive Award target from 95% to 100% of salary;
■	the annual equity award target from $1.75 million to $2.0 million; and
■	the annual LTIP award target from 140% of salary to a dollar-based target of $1.25 million.
■	For our band C NEO, the Committee changed
■	the Annual Incentive Award target from 80% to 85% of salary;
■	the annual equity award target from $0.99 million to $1.05 million; and
■	the annual LTIP award target from $676,500 to $750,000.

Altria Group, Inc. – 2026 Proxy Statement 45

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Annual Compensation

Salary

The Committee considers several factors when reviewing and setting salaries for our NEOs, including each executive’s individual performance, level of responsibility and experience, the relationship between salaries paid to other Altria executives and the position of the executive’s salary within the applicable salary range. Additionally, the Committee annually compares the salaries of our NEOs to others holding comparable positions at our CSG companies. The Committee analyzes all these factors in the aggregate in determining NEO salaries.

Salaries are relevant in establishing annual and, for executives in bands A and B, long-term cash incentive award targets, and factor into retirement, group life insurance and certain other benefits available to all salaried employees. The Committee reviews salaries for our NEOs other than our CEO on an annual basis and reviews our CEO’s salary approximately every two years. Generally, any adjustments are effective March 1.

The Committee increased the salaries of our NEOs based on the criteria noted above as follows:

2025 Salary Changes

				Year-end	Year-end
		2025 Salary Range		2024	2025
		Minimum	Maximum	Salary	Salary	Increase
Name	Band	($)	($)	($)	($)	(%)
William F. Gifford, Jr.	A	910,000	2,090,000	1,450,000	1,450,000	—
Salvatore Mancuso	B	561,800	1,292,200	840,500	888,400	5.7
Jody L. Begley	B	561,800	1,292,200	832,300	868,100	4.3
Heather A. Newman	C	433,600	997,400	677,300	706,400	4.3
Charles N. Whitaker	C	433,600	997,400	721,800	743,500	3.0

Annual Incentive Awards

The Annual Incentive Award plan is a cash-based, pay-for-performance plan for salaried employees, including our NEOs. Participants have an annual award target based on salary band and expressed as a percentage of salary. The Committee annually reviews our benchmarking data, and reviews and approves any award target changes for employees in salary band I and above. Annual incentive awards are paid only after business results are assessed against pre-established performance measures and strategic initiatives, and individual performance is evaluated. No individual is guaranteed an award and the Committee retains the discretion to adjust awards upward or downward. In the event of a salary band change during the performance cycle, award targets are adjusted on a prorated basis. Each of our NEOs remained in his or her same salary band during 2025.

The following formula was the basis for determining awards under the 2025 Annual Incentive Award plan:

Salary	x	Target (% of salary)	x	Business Performance Rating	x	Individual Performance Multiplier	=	Annual Incentive Award
Adjusted Diluted EPS (30%)
Adjusted Discretionary Cash Flow (25%)
Total Adjusted OCI (30%)
Strategic Initiatives (15%)

At the conclusion of each year, the Committee reviews Altria’s performance against pre-established financial measures and strategic initiatives and assigns a rating from 0% to 130%. For 2025, the Committee identified (1) adjusted diluted EPS, (2) adjusted discretionary cash flow and (3) total adjusted OCI as the financial measures for determining awards under the Annual Incentive Award plan because it believes that these measures align with our financial goals and the interests of our shareholders. The Committee approved the targets for the financial measures in February 2025, and subsequently increased the targets to align with a change to the treatment of amortization expense associated with definite-lived intangible assets, which are now excluded from our adjusted results. The revisions increased the adjusted diluted EPS target and had minimal impact on our short-term and long-term incentive compensation metrics.

46 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

In determining Altria’s performance in 2025 against these measures, the Committee considered the following:

Annual Incentive Award Measures ($ in millions, except per share data)

	Results and Rating (from 0% - 130%)	Weighting	Weighted Rating
Adjusted Diluted EPS (1) (Rating Range)		30%	34.00%
Adjusted Discretionary Cash Flow (1) (Rating Range)		25%	32.50%
Total Adjusted OCI (1) (Rating Range)		30%	33.74%
Strategic Initiatives (Rating Range)		15%	17.25%
2025 Annual Incentive Award Rating (rounded)			117%

(1)

Adjusted diluted EPS, adjusted discretionary cash flow and total adjusted OCI are non-GAAP financial measures. See Exhibit A to this Proxy Statement for information regarding non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

The 2025 strategic initiatives against which the Committee evaluated Altria’s performance, as shown above, were designed to promote our long-term success. Those initiatives and results are below:

Strategic Initiative	Result
■
Maximize the long-term profitability of our traditional tobacco businesses and maintain category leadership while shifting resources to our innovative smoke-free products to meet our 2028 Enterprise Goals.

We met and exceeded several milestones against this initiative as we

■
enabled NJOY to respond to marketplace uncertainty by preparing for several out-of-market scenarios and minimizing the disruption associated with unfavorable U.S. International Trade Commission (“ITC”) litigation outcomes;
■
achieved Helix profitability and increased on! brand awareness;
■
began expanding our import and export capabilities and building operational expertise to support our broader international aspirations and provide greater financial flexibility for PM USA and the enterprise;
■
used revenue growth management capabilities to strategically reposition Basic in stores and geographies where discount brands over-index. In the fourth quarter, Basic retail share grew to 2.1%, up 1.9 share points year-over-year;
■
expanded Marlboro share of premium to 59.4%, supported by brand loyalty rates above 95% in 2025;
■
expanded enterprise revenue growth management capabilities and focused investment in specific outlets to more effectively compete in large and growing traditional nicotine segments; and
■
enhanced our trade program, supply chain and manufacturing infrastructure to better manage a complex product portfolio, navigate an increasingly complex regulatory environment and drive supply chain efficiencies.

Altria Group, Inc. – 2026 Proxy Statement 47

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

■
Develop a consistent pipeline of superior innovative smoke-free nicotine products based on adult tobacco consumer and foundational science insights through internal and external development and acquisition.

We met expectations as we

■
identified next-generation e-vapor product development opportunities;
■
received FDA authorization for on! PLUS in three flavors at two nicotine strengths in December 2025;
■
established a consistent pipeline of innovative oral products and submitted premarket tobacco product applications (“PMTAs”) for additional on! PLUS flavors;
■
through Horizon, submitted a combined PMTA and Modified Risk Tobacco Product Application (“MRTPA”) to the FDA for the Ploom heated tobacco device and Marlboro-branded heated tobacco sticks; and
■
prepared for U.S. heated tobacco stick manufacturing.

■ Drive long-term enterprise value through the international expansion of reduced risk products and rapidly test-and-learn our entry into adjacent non-nicotine products and services.

We met expectations as we

■
expanded nicotine pouch products, including FUMi, to seven markets and increased retail distribution to more than 40,000 stores;
■
entered into an MOU with KT&G to use the companies’ complementary strengths and offerings in the joint pursuit of long-term growth opportunities with modern oral nicotine products, non-nicotine products and operating efficiency in traditional tobacco;
■
developed new infrastructure to rapidly test non-nicotine products; and
■
provided certain sales and distribution services to Proper Wild, a manufacturer of clean energy shots, which achieved broad commercial distribution to over 25,000 stores.

■ Lead the external environment in support of harm reduction, invest in our talent and culture and enhance the digital capabilities that enable us to achieve our Vision.

We exceeded expectations as we

■
led the industry in advocating for a fully functioning regulatory system that embraces harm reduction including needed regulatory reforms, such as the FDA’s oral nicotine pouch pilot program established in 2025;
■
continued our Optimize & Accelerate initiative to modernize our ways of working, including through increased digital capabilities, and remained on track to deliver cumulative cost savings of at least $600 million by the end of 2029;
■
helped reduce underage use of tobacco products through outlets using our age validation technology; and
■
attracted, developed and deployed the talent needed to achieve our Vision and foster an exceptional employee experience for our talent to thrive.

48 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

The Committee used the Annual Incentive Award business performance rating, together with the individual performance of the NEOs, to determine the 2025 awards below. See “2025 Performance of NEOs” beginning on page 40.

2025 Annual Incentive Award Target Percentages, Award Ranges and Actual Awards

					2025
					Business	Individual	Actual Award for
				Target	Performance	Performance	2025 Performance
		Salary	Target	Award (1)	Rating (2)	Multiplier (3)		(% of
Name	Band	($)	(%)	($)	(%)	(%)	($)	target)
William F. Gifford, Jr.	A	1,450,000	175	2,537,500	117	150	4,450,000	175
Salvatore Mancuso	B	888,400	100	888,400	117	130	1,351,257	152
Jody L. Begley	B	868,100	100	868,100	117	115	1,168,028	135
Heather A. Newman	C	706,400	85	600,440	117	115	807,892	135
Charles N. Whitaker	C	743,500	85	631,975	117	130	961,234	152

(1)	Assumes 100% business rating and individual performance multiplier.
(2)	The business performance rating can range from 0% to 130%.
(3)

The individual performance multipliers for our NEOs other than the CEO were based on individual performance on a five-point scale and can range from 0% to 150%. The individual performance multiplier for our CEO was determined by the Committee and can range from 0% to 175%.

Long-Term Incentive Compensation

We award long-term incentives to executive officers through a combination of equity awards and performance-based cash incentive awards under the LTIP. For equity awards, our CEO received a mix of 50% RSUs and 50% PSUs and our other NEOs received a mix of 60% RSUs and 40% PSUs. Together, PSUs and the LTIP are generally targeted to deliver 70% of our CEO’s and 64% of our NEOs’ target long-term incentives through performance-based elements, with the remainder comprised of time-based RSUs.

Target Long-Term Incentive Mix (1)

(1)	This chart reflects target awards under the 2025 – 2027 LTIP performance cycle and target equity awards granted in 2025.

Altria Group, Inc. – 2026 Proxy Statement 49

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

2025 Equity Award Highlights

■50% RSUs / 50% PSUs for our CEO
■60% RSUs / 40% PSUs for our other NEOs
■Vesting period of at least three years
■RSUs: Cash dividend equivalent payments
■PSUs: Dividend equivalents not paid until end of performance period and based on shares actually earned
■NEO grant award values based on:
■Executive’s individual performance in year prior to the grant
■Executive’s potential for advancement at the time of grant (other than our CEO)
■Committee discretion
■Competitive benchmarking
■Number of RSUs and PSUs awarded is based on fair market value of our stock on the grant date
■Strong stock ownership and holding requirements

Long-Term Incentive Compensation: Equity Awards

Equity awards are intended to focus executives on increasing long-term shareholder value, enhance executive retention and promote executive stock ownership. The Committee reviews the targets for CEO and NEO awards each year based on market data. Award amounts decided by the Committee each year, relative to those targets and within a pre-established range, recognize prior year individual performance, retention and, for our NEOs other than our CEO, factors such as potential for advancement and role criticality. Vesting amounts reflect any stock appreciation and, for PSUs, performance against the financial measures during the vesting period. The awards generally vest three years after the date of the award, subject to earlier vesting on death, disability, retirement on or after age 65 with five or more years of service or potentially in connection with a change in control. This vesting period is intended to retain and motivate executives, while promoting long-term performance. The number of PSUs granted to an executive represents a target number of shares; for PSUs awarded in 2025, the actual share payout can range from 0% to 200% of the target based on company performance against specified measures.

For RSUs, recipients receive cash dividend equivalents during the vesting period. For PSUs, dividends are accrued and paid out at the end of the performance period based on the final number of PSUs that vest, if any. The Committee annually reviews equity award targets against competitive data.

Individual awards are generally granted on the date of Committee approval and are subject to the cap prescribed in our 2020 or 2025 PIP, as applicable. No individual is guaranteed an award.

From time to time, the Committee grants special equity awards to select executives in key roles or with high potential for advancement for purposes of retention and to align with benchmarking data. These special equity awards generally have a longer vesting period. In connection with Ms. Newman’s election by our Board to become our Executive Vice President and CFO effective May 14, 2026 at the conclusion of the 2026 Annual Meeting, the Committee granted Ms. Newman a special equity award of RSUs in December 2025 with a grant date fair value of $1.5 million and a vesting period of five years. The Committee also granted a special equity award of RSUs with a grant date fair value of $1.0 million and a vesting period of four years to Mr. Whitaker due to his critical role in aligning human capital resources with our business strategies and Vision, and to align his equity incentives with the other senior-most executives reporting to the CEO.

The targets, award ranges and actual equity awards for grants made to our NEOs in 2025 were as follows:

		Equity	Equity	Actual Equity	Special Equity
	Band at	Target	Award Range	Award (1)	Award (1)
Name	Grant Date	($)	($)	($)	($)
William F. Gifford, Jr.	A	8,500,000	5,100,000 - 12,750,000	9,350,079	—
Salvatore Mancuso	B	2,000,000	1,200,000 - 3,000,000	2,600,052	—
Jody L. Begley	B	2,000,000	1,200,000 - 3,000,000	2,300,095	—
Heather A. Newman	C	1,050,000	630,000 - 1,575,000	1,207,541	1,500,011
Charles N. Whitaker	C	1,050,000	630,000 - 1,575,000	1,207,541	1,000,046

(1)The amount shown is the aggregate grant date fair value of stock awards determined pursuant to Financial Accounting Standards Board (“FASB”) Codification Topic 718. The number of RSUs and PSUs awarded in 2025, together with the grant date values and vesting terms of the RSUs and the PSUs awarded, is disclosed in the Grants of Plan-Based Awards during 2025 table on page 62.

50 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Financial Performance Measures for 2025 PSUs

The formula for determining the number of shares delivered to our NEOs at the conclusion of the 2025 – 2027 performance cycle for the 2025 PSUs is:

2025 PSUs Granted		Financial Performance Rating						Altria Shares Delivered
	x	Adjusted Diluted EPS Growth 75%	+	Cash Conversion (1) 25%	x	Relative TSR (2) +/- 20%	=

(1)	Defined as the portion of our adjusted net earnings that is converted to adjusted discretionary cash flow.
(2)	Versus the companies that comprised the S&P 500 Food, Beverage & Tobacco Index as of January 1, 2025 and remain in the Index as of December 31, 2027.

The weighted ratings of the financial measures, adjusted by the relative TSR modifier, determine the aggregate rating and the number of shares payable under the PSU awards. Each financial measure has a maximum rating of 200%; however, the maximum impact from the relative TSR modifier cannot result in a final rating of the financial measures being above 200%. The Committee believes that the combination of these measures provides solid alignment between Altria’s business strategies and our shareholders’ interests.

2023 PSU Performance

The PSUs granted in February 2023 with a 2023 – 2025 performance cycle (“2023 PSUs”) were measured against adjusted diluted EPS growth and cash conversion with the weighted result of these measures subject to a potential increase or decrease of up to 20% based on relative TSR versus the S&P 500 Food, Beverage & Tobacco Index. The tables below reflect the performance of the 2023 PSUs against each measure, followed by the final determination of the number of shares of Altria common stock delivered to each NEO at the end of the three-year performance period after applying the business performance rating to the number of PSUs originally granted.

Financial Measures	Results and Rating (from 0% - 130%)	Weighting	Weighted Rating
2023 – 2025 Adjusted Diluted EPS Growth (1)(2) (Rating Range)		75%	58.7%
2023 – 2025 Cash Conversion (1)(2) (Rating Range)		25%	30.4%
			89.1%
		Multiplied By:
2023 – 2025 Relative TSR Percentile (3)(4) (Rating Range)			118%
2023 PSU Rating (0% - 156%) (rounded)			105%

(1)

Adjusted diluted EPS and cash conversion are non-GAAP financial measures. See Exhibit A to this Proxy Statement for information regarding non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

(2)	Rating for each financial measure could not exceed 130%.
(3)	Versus the companies that comprised the S&P 500 Food, Beverage & Tobacco Index as of January 1, 2023 and remained in the Index as of December 31, 2025.
(4)

Altria’s three-year relative TSR percentile and cumulative percent return for the three-year period ending December 31, 2025, using the average closing price of the first and last 30 trading days of the performance period.

Altria Group, Inc. – 2026 Proxy Statement 51

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

The 2023 PSUs granted and number of shares of Altria common stock delivered to our NEOs in February 2026 were as follows:

	2023 PSUs	2023 PSU	Altria Shares
	Granted	Performance Rating	Delivered
Name	(#)	(%)	(#)
William F. Gifford, Jr.	67,013	105	70,364
Salvatore Mancuso	16,348	105	17,166
Jody L. Begley	16,348	105	17,166
Heather A. Newman	11,259	105	11,822
Charles N. Whitaker	9,248	105	9,711

Long-Term Incentive Compensation: 2025 – 2027 LTIP Awards

2025 – 2027 LTIP Highlights ■Three-year performance cycle ■Awards based on our performance against long-term financial and strategic goals and individual performance

The 2025 – 2027 LTIP is a long-term cash incentive performance plan that uses a three-year performance cycle (January 1, 2025 to December 31, 2027), an approach consistent with our long-term strategic planning process. At the beginning of each performance cycle, the Committee approves long-term financial and strategic performance goals, to be measured after completion of the performance cycle. Fifty percent of 2025 – 2027 LTIP awards will be based on the same financial measures, weightings and formula as the 2025 PSUs described above. The other 50% of the 2025 – 2027 LTIP awards will be based on the Committee’s quantitative and qualitative review of our achievement of 2027 milestones toward our 2028 Enterprise Goals. The rating range for the financial measures (weighted 50%) is 0-200%, and the rating range for performance against the 2027 milestones (weighted 50%) is 0-130%. Each executive has an award target based on his or her salary band. Awards are payable in cash after the end of the three-year performance cycle based on the Committee’s assessment of Altria’s actual performance against the financial measures and 2027 milestones during the entire award cycle. The Committee retains the discretion to adjust awards upward or downward, and no individual is guaranteed an award.

The Committee considers each of our NEO’s earnings opportunity under the LTIP when setting compensation each year; however, those opportunities remain at risk until the Committee’s final assessment after the end of the three-year performance cycle.

The following formula is the basis for determining the 2025 – 2027 LTIP awards for our NEOs:

Dollar Target (1)		LTIP Business Performance Rating
	x								=	Three-Year LTIP Award
		Adjusted Diluted EPS Growth	+	Cash Conversion (2)	x	Relative TSR (3) +/- 20%	+	2027 Milestones

		75%		25%
		50%						50%

(1)	In the event of a band change during the performance cycle, the award target will be adjusted on a prorated basis.
(2)	Defined as the portion of our adjusted net earnings that is converted to adjusted discretionary cash flow.
(3)	Versus the companies that comprised the S&P 500 Food, Beverage & Tobacco Index as of January 1, 2025 and remain in the Index as of December 31, 2027.

Details regarding the 2027 strategic performance milestones were approved by the Committee at the beginning of the cycle, but are not disclosed publicly before the end of the cycle because they are competitively sensitive. We expect to disclose the relevant performance metrics for the 2025 – 2027 LTIP performance cycle (as we do below for the 2023 – 2025 LTIP) after the compensation decisions for the then-current NEOs have been made.

Following the conclusion of the 2025 – 2027 LTIP performance cycle, the Committee will assess Altria’s performance against the financial measures (adjusted by the TSR modifier) and strategic performance milestones to determine the final LTIP business performance rating, which can range from 0% to 165%.

52 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

The award targets for our NEOs for the 2025 – 2027 LTIP performance cycle shown below do not include the application of the business performance rating, which will not occur until after the end of the 2025 – 2027 performance cycle.

		Band Target
Name	Band	($)
William F. Gifford, Jr.	A	4,000,000
Salvatore Mancuso	B	1,250,000
Jody L. Begley	B	1,250,000
Heather A. Newman	C	750,000
Charles N. Whitaker	C	750,000

Long-Term Incentive Compensation: 2023 – 2025 LTIP Awards

The 2023 – 2025 LTIP used a three-year performance cycle (January 1, 2023 to December 31, 2025) with the same financial measures, weightings and formula as the 2025 – 2027 LTIP described above, except the maximum rating for each financial measure was capped at 130% for the 2023 – 2025 LTIP.

The 2023 – 2025 LTIP performance cycle concluded on December 31, 2025 and rewarded achievement of financial and strategic measures (each weighted 50%) intended to create value for shareholders. The Committee assigned ratings from 0% to 130% based on performance against these measures.

Our performance against the financial measures was as follows:

Financial Measures (50%)	Results and Rating (from 0% - 130%)	Weighting	Weighted Rating
2023 – 2025 Adjusted Diluted EPS Growth (1)(2) (Rating Range)		75%	58.7%
2023 – 2025 Cash Conversion (1)(2) (Rating Range)		25%	30.4%
			89.1%

		Multiplied By:
2023 – 2025 Relative TSR Percentile (3)(4) (Rating Range)			118%
2023 – 2025 LTIP Financial Measures Rating (0% - 156%) (rounded)			105%

(1)

Adjusted diluted EPS and cash conversion are non-GAAP financial measures. See Exhibit A to this Proxy Statement for information regarding non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

(2)	Rating for each financial measure could not exceed 130%.
(3)	Versus the companies that comprised the S&P 500 Food, Beverage & Tobacco Index as of January 1, 2023 and remained in the Index as of December 31, 2025.
(4)

Altria’s three-year relative TSR percentile and cumulative percent return for the three-year period ending December 31, 2025, using the average closing price of the first and last 30 trading days of the performance period.

The Committee assessed performance against the strategic initiatives listed below, as well as the transformation of our companies’ innovative smoke-free portfolio at the end of 2025 versus the beginning of 2023.

Altria Group, Inc. – 2026 Proxy Statement 53

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Performance against the strategic initiatives was as follows:

Strategic Initiatives (50%)	Performance against Strategic Initiatives
■ Submit a PMTA for an internally developed novel oral product and a heated tobacco product, to enhance our pipeline in these categories.

We exceeded expectations as Helix submitted PMTAs for on! PLUS products in three flavors (mint, wintergreen and tobacco) and three nicotine strengths (6mg, 9mg and 12mg) in June 2024. The FDA authorized 6mg and 9mg products while the 12mg products remain under review. Helix also submitted PMTAs for on! PLUS products in six additional flavor varieties across three nicotine strengths. In addition, we focused our heated tobacco strategy on Ploom, and Horizon filed a combined PMTA and MRTPA in August 2025.

■ Develop options and implement an enterprise e-vapor strategy, to become an active participant in this growing category.

We underperformed relative to our expectations. We acquired NJOY in 2023, and our teams made significant progress in the e-vapor category before the ITC issued an exclusion order and cease-and-desist orders prohibiting the importation and sale of NJOY ACE in the United States. NJOY is working to bring new products back to the market but is only participating in the e-vapor category through NJOY Daily products.

■ Design an enterprise commercialization strategy for heated tobacco to be executed upon FDA authorization, to be positioned to quickly execute in the marketplace.

We met expectations as Horizon submitted a joint PMTA and MRTPA for Ploom in August 2025. We also invested in commercialization infrastructure to support initial distribution and long-term volume growth. We established Horizon’s required corporate infrastructure.

■
Deliver on! volume of 335 million cans over three years or achieve at least an 8% share of the oral tobacco segment and achieve breakeven Helix OCI by 2025, to continue to have proof points toward actively achieving our Vision.

We exceeded expectations as Helix shipped a cumulative 452.4 million cans of on! between 2023 and 2025 and achieved an 8.2% share of the U.S. oral tobacco category. In addition, Helix achieved profitability for the full year 2025.

■
Make progress toward reaching our inclusion index aiming point vs. 2022, identify and address potential barriers to equal opportunity, and establish plans to ensure Altria has the talent we need for roles aligned to critical business priorities.

We met expectations based on our inclusion scores from our employee engagement surveys during the period and our implementation of a new Employee Resource Group operating model. We also realigned work and redeployed talent in several waves of our Optimize & Accelerate initiative and built strategic workforce planning capabilities to better align our talent to our critical business priorities.

■ Develop options and implement an international partnership strategy, to achieve adjacent revenue and OCI.	We exceeded expectations through entry into our strategic partnership with KT&G and broadening our international modern oral product portfolio (on!, on! PLUS and FUMi) in key international markets.
■ Maximize the contribution of our investments to the long-term benefit of our company and shareholders versus 2022, to enhance shareholder value.

We exceeded expectations as we executed a successful sale of a portion of our investment in ABI in 2024 and completed a $2.4 billion accelerated share repurchase program funded with proceeds from that sale.

■ Demonstrate substantial progress toward our 2025 corporate responsibility focus area outcomes and environmental, social and governance expectations, to maintain a vibrant investor base.

We exceeded expectations as underage use of traditional tobacco products reached historically low levels, and youth vaping rates are at the lowest level in a decade. We achieved all 2030 environmental targets by year-end 2023 and announced new short- and long-term environmental targets validated by the Science-Based Targets initiative. We used a third-party ESG data solution, reducing time and cost of 2024 corporate responsibility reporting by over 50%.

2023 – 2025 LTIP Strategic Measures Rating (0% - 130%)	120%
2023 – 2025 LTIP Business Performance Rating (50% Financial, 50% Strategic) (0% - 143%)	113%

54 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

The 2023 – 2025 LTIP awards for our NEOs were determined based on the individual award targets and assessment of business performance, with no adjustments based on individual performance.

			LTIP
		Individual	Business	2023 – 2025
		Award	Performance	Actual
		Target (1)	Rating	Award
Name	Band	($)	(0% - 143%)	($)
William F. Gifford, Jr.	A	3,669,179	113	4,150,000
Salvatore Mancuso	B	1,130,048	113	1,276,954
Jody L. Begley	B	1,121,722	113	1,267,546
Heather A. Newman	C	676,500	113	764,445
Charles N. Whitaker	C	676,500	113	764,445

(1)	Award targets reflect prorations due to salary changes for bands A and B during the performance period.

Perquisites

The perquisites we provided to our NEOs in 2025 are set forth in the table in footnote 3 to the Summary Compensation Table on page 61. In addition to these perquisites, our NEOs received the same benefits that were available to our salaried employees generally.

Altria provides Messrs. Gifford and Mancuso an online personal data removal service. This service mitigates the risk of social engineering cyber-attacks, which could be harmful for both them and Altria.

Mr. Gifford is required to use our aircraft for all air travel for purposes of security. The Committee approved a 2025 allowance of $100,000 for Mr. Gifford’s personal aircraft usage. The allowance and Mr. Gifford’s obligation to pay for personal use of the aircraft above the allowance are reflected in a time-sharing agreement with Altria. The Committee considers the potential value of personal aircraft usage in determining the other components of Mr. Gifford’s total compensation.

Post-Termination Benefits and Change in Control Payments

We provide post-termination benefits to our NEOs, including retirement benefits and termination payments, if applicable, as well as payments in connection with a change in control.

■	Retirement Benefits. Our NEOs participate in certain qualified and non-qualified retirement plans, which we believe promote executive retention and provide the opportunity for financial security in retirement. These retirement benefits are discussed in more detail in the narrative following the Pension Benefits table on page 64 and the Non-Qualified Deferred Compensation table on page 66.
■	Change in Control Payments. Our 2020 PIP and our 2025 PIP include a double-trigger provision for vesting or payment of annual incentive awards, equity awards and long-term incentive cash awards, provided that the successor entity continues or assumes the plans and awards or replaces them with substantially similar awards. The details of these provisions are discussed under “Payments upon Change in Control or Termination of Employment” beginning on page 67.
■	Termination Payments. The Severance Pay Plan for Salaried Employees (“Severance Plan”), which is generally applicable to all salaried employees, provides an opportunity for financial protection in the event of an involuntary termination of employment. This plan is discussed further under “Payments upon Change in Control or Termination of Employment” beginning on page 67.

Altria Group, Inc. – 2026 Proxy Statement 55

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Decision-Making Process

Role of the Compensation and Talent Development Committee

The Committee:

■	Reviews and approves
■	our overall executive compensation philosophy and design;
■	corporate and individual goals and objectives relevant to the compensation of our CEO, evaluates the performance of our CEO in light of these goals and objectives and determines and approves the compensation of our CEO based on this evaluation; and
■	the compensation of all executive officers.
■	Makes recommendations to our Board with respect to incentive compensation plans and equity-based plans, administers and makes awards under such plans and reviews the cumulative effect of its actions.
■	Monitors compliance by executives with our stock ownership and holding requirements.
■	Monitors risks related to the design of our compensation program.
■	Determines ratings for our performance for the annual and long-term incentive award formulas.
■	Reviews initiatives and programs related to corporate culture and enterprise-wide talent development.

Committee Compensation Decisions for Executive Officers (other than our CEO)

Early each year, our CEO presents to the Committee compensation recommendations for our executive officers, other than himself, based on an assessment of their performance. The Committee reviews and discusses these recommendations with our CEO and, exercising its discretion, makes the final decision to approve the compensation of these individuals.

Committee Establishment of CEO Performance Goals and CEO Performance Evaluation

At the beginning of each year, our CEO proposes annual individual performance goals to the Committee for its consideration. The Committee establishes final goals and reviews them with our Board. Following the end of the year, the Committee discusses with our CEO his performance against the goals established the prior year and then, in its sole discretion, determines and approves our CEO’s compensation. Other than discussing his prior year performance with the Committee, our CEO has no role in setting his own compensation.

Role of Consultants

For 2025, the Committee continued to engage Meridian Compensation Partners (“Meridian”) as the Committee’s independent consultant. Meridian provides the Committee advice and services, including:

■	Regularly participating in Committee meetings, including executive sessions that exclude management;
■	Providing advice and making recommendations with regard to executive compensation;
■	Consulting with the Committee Chair and being available to consult with other Committee members between meetings;
■	Advising on the composition of the CSG;
■	Advising on our proxy statement and CD&A and supporting potential shareholder engagement on our executive compensation program;
■	Providing competitive compensation information focused on CEO pay primarily from public filings, including annual proxy filings, by companies within our CSG;
■	Providing competitive compensation information regarding incentive plan design and other pay program features;
■	Providing a risk assessment with respect to our executive compensation program; and
■	Providing a competitive review of annual and long-term incentives, as well as financial and strategic metrics.

For the year ended December 31, 2025, Meridian provided no services to Altria other than consulting services to the Committee regarding executive compensation.

The Committee reviews the current engagement and the objectivity and independence of the advice that Meridian provides on executive compensation. The Committee considered the six specific independence factors identified by the SEC and the NYSE and determined that Meridian is independent and Meridian’s work did not raise any conflicts of interest.

56 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Management engages Aon plc (“Aon”), which conducts a survey of CSG companies. The survey collects compensation data and competitive practices. Aon also provides benchmarking regarding non-employee director compensation. Aon provides neither advice nor recommendations on the form or amount of our executive or director compensation, nor does Aon attend Board or Committee meetings. The Committee considers any data provided by Aon as part of the Committee’s executive compensation decision-making process.

Benchmarking

Compensation Strategy

We design our executive compensation program to deliver total target compensation (salary, annual and long-term cash awards, equity awards and benefits) within a reasonable range of market median paid to executives in the CSG, with variability depending on role criticality, performance, potential, contributions and various other factors, as determined by the Committee. Additionally, we design our program such that actual compensation outcomes can vary meaningfully above or below this target compensation depending on achievement against our pre-established business objectives and individual performance. We believe that this approach has contributed to our industry leadership position and is important to attract and retain world-class leaders, particularly given the unique challenges of our industry.

Compensation Survey Group

We annually compare our executive compensation program with the programs of the CSG companies and broader benchmarking data. The purpose of this annual review is to assure that our executive compensation program supports our ability to attract and retain executive talent. When determining the companies to include in the CSG, the Committee identifies companies that have all or most of the following characteristics:

■ revenues generally between $5 and $75 billion;	■ limited business segments;
■ market capitalization of at least $10 billion;	■ businesses generally focused within the U.S.; and
■ primarily focused on consumer products;	■ compete with us for executive talent.

Based on these criteria, the Committee included the following companies in the 2025 CSG and used this list for compensation-related decisions for 2025.

3M Company	General Mills, Inc.	McDonald’s Corporation
Abbott Laboratories	The Hershey Company	Merck & Co., Inc.
Bristol-Myers Squibb Company	Kellanova	Mondelēz International, Inc.
The Coca-Cola Company	Kenvue Inc.	PepsiCo, Inc.
Colgate-Palmolive Company	Keurig Dr Pepper Inc.	Philip Morris International Inc.
Conagra Brands, Inc.	Kimberly-Clark Corporation	The Proctor & Gamble Company
Eli Lilly and Company	The Kraft Heinz Company	Starbucks Corporation

Altria Group, Inc. – 2026 Proxy Statement 57

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Risk Assessment

Risk-Mitigating Features

■Appropriate compensation mix of fixed versus at-risk variable pay, annual versus long-term pay, cash versus equity and performance-based versus non-performance-based pay
■Multiple objective performance factors used for annual and long-term incentive awards, coupled with the Committee’s authority to exercise negative discretion to reduce payouts
■Caps on annual and long-term incentive plan formulas
■Peer company benchmarking
■Significant stock ownership, holding requirements and anti-hedging/anti-pledging policies
■“Clawback” policies providing for the adjustment or recovery of executive compensation upon misconduct or the restatement of our financial statements
■Individual performance assessments that align NEO interests with the interests of shareholders

In 2025, the Committee requested that its independent compensation consultant, Meridian, conduct a risk assessment of our executive compensation program. Meridian’s review focused on features generally recognized as potentially encouraging excessive risk-taking, features of our programs that mitigate risk and management’s assessment of those features.

After reviewing Meridian’s assessment in 2025, the Committee believes that neither the compensation program’s design nor the individual elements of executive compensation encourage employees, including our NEOs, to take unnecessary or excessive risks. The executive compensation program also incorporates risk-mitigating features such as those shown in the list on the right, which the Committee considered as part of its assessment. We believe that any risks arising from our compensation policies and practices are not likely to have a material adverse effect on Altria.

Other Considerations

Altria’s Equity Grant Practices

We follow a quarterly cadence for granting equity awards, generally granting awards at the end of February, May, August and November. These grants are made directly by the Committee or, subject to certain limitations, by our CEO through the delegation of the Committee’s authority. We may grant awards at other times in certain circumstances, such as a new hire or promotion; however, we generally delay such grants until the next quarterly grant date. We do not take material nonpublic information into account when determining the timing and terms of equity awards, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of equity awards. Our executive compensation program does not currently include grants of stock options or stock appreciation rights and none are outstanding.

Stock Ownership and Holding Requirements and Prohibition on Hedging and Pledging

The Committee has established stock ownership requirements under which all executives are expected to hold our common stock in an amount equal to a multiple of salary, as determined by their salary band. If the stock price declines, an executive may satisfy the requirement by holding a fixed number of shares based on the stock price at the beginning of the executive’s acquisition period. For our NEOs, the Committee set the requirements as follows:

Band	Multiple of Salary
A	12
B	6
C	5

Additionally, we require executive officers to hold any shares received as compensation until they meet their stock ownership requirement.

We expect NEOs to meet their ownership requirement within five years of becoming subject to the requirement (or three years from a subsequent promotion date that results in an increased ownership requirement). Unvested RSUs count toward the stock ownership requirement; however, unvested PSUs do not count toward the requirement. As of December 31, 2025, all our NEOs satisfied their stock ownership requirement.

We have policies prohibiting our NEOs from engaging in hedging and pledging activities with respect to our shares, as described under “Prohibition on Hedging and Pledging” on page 75.

58 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

“Clawback” Policies Regarding the Adjustment or Recovery of Compensation

We have two “clawback” policies providing for the adjustment or recovery of compensation in certain circumstances. Under our clawback policy that is structured to comply with the requirements of the Dodd-Frank Act, if we are required to restate our financial statements, we are generally required to recover reasonably promptly from any current or former executive officer any incentive-based compensation that would not have been paid but for the incorrect financial statements. The recovery requirement applies to incentive-based compensation received during the three fiscal years preceding the restatement. Incentive-based compensation is any compensation that is granted, earned or vested, based on the achievement of a financial reporting measure, such as our annual incentive awards, LTIP awards and PSUs.

Under our other clawback policy, which applies to all executives, if we are required to restate our financial statements, our Board or the Committee, in its discretion, may take such action as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its reoccurrence. The policy also provides that our Board or the Committee may take such action it deems necessary or appropriate in the event it determines that a current or former executive has engaged in misconduct, regardless of whether there is a financial reporting error in calculating any of the compensation paid to the executive. Action in the event of a restatement or misconduct may include, to the extent permitted by applicable law, in appropriate cases, requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive, causing the partial or full cancellation of RSUs or PSUs, adjusting the future compensation of such executive and dismissing or taking legal action against the executive, in each case as our Board or the Committee determines to be in the best interests of Altria and our shareholders.

Tax and Accounting Considerations

In addition to our executive compensation objectives and design principles, we consider tax and accounting treatment when designing and administering our compensation programs. One consideration is Internal Revenue Code Section 162(m), which limits our ability to deduct compensation paid to each covered officer for tax purposes to $1.0 million annually, subject to an exception for certain compensation granted or accrued before 2018. Covered officers include any officer who for any year after 2016 was the principal executive officer, principal financial officer or one of the next three highest-paid officers.

Although the Committee considers tax deductibility and other tax and accounting treatment in making its compensation program decisions, the Committee’s primary consideration is whether the compensation program promotes our Vision and aligns the interests of executives with those of our shareholders.

Compensation and Talent Development Committee Interlocks and Insider Participation

During 2025, no Altria executive officer served on the board of directors or compensation committee of any company that employs a member of our Board. No member of the Committee at any time during 2025 or at any other time had any relationship with us that would be required to be disclosed as a related person transaction under applicable SEC rules.

Compensation and Talent Development Committee Report for the Year Ended December 31, 2025

The Committee reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on its review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Talent Development Committee:

George Muñoz, Chair
Marjorie M. Connelly
R. Matt Davis
Kathryn B. McQuade
Virginia E. Shanks

M. Max Yzaguirre

Altria Group, Inc. – 2026 Proxy Statement 59

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Compensation Tables and Other Matters

Summary Compensation Table

The following table provides the compensation information of our NEOs for 2025, 2024 and 2023.

				Non-Equity
				Incentive Plans
				Annual	Long-Term	Change in
			Stock Awards	Incentive	Incentive	Pension	All Other
Name and Principal		Salary	Grant Value (1)	Plan	Plan	Value (2)	Compensation (3)	Total
Position during 2025	Year	($)	($)	($)	($)	($)	($)	($)
William F. Gifford, Jr.,	2025	1,450,000	9,350,079	4,450,000	4,150,000	4,935,823	225,278	24,561,180
Chief Executive Officer,	2024	1,433,333	7,230,041	3,270,000	3,740,000	10,866,155	249,083	26,788,612
Altria Group, Inc.	2023	1,350,000	6,600,049	2,730,000	3,990,000	3,630,508	228,071	18,528,628
Salvatore Mancuso,	2025	880,417	2,600,052	1,351,257	1,276,954	1,407,424	100,646	7,616,750
Executive Vice President	2024	796,550	2,012,524	1,047,900	1,142,200	946,441	79,655	6,025,270
and Chief Financial Officer, Altria Group, Inc.	2023	743,983	2,012,588	821,000	1,204,400	1,375,541	84,406	6,241,918
Jody L. Begley,	2025	862,133	2,300,095	1,168,028	1,267,546	5,153,777	86,213	10,837,792
Executive Vice President	2024	788,400	3,512,570	917,500	1,147,400	981,102	78,840	7,425,812
and Chief Operating Officer, Altria Group, Inc.	2023	752,650	2,012,588	812,500	1,214,800	1,439,900	85,273	6,317,711
Heather A. Newman,	2025	701,550	2,707,552	807,892	764,445	1,105,480	70,155	6,157,074
Senior Vice President,	2024	671,017	1,287,036	660,500	737,400	527,577	67,102	3,950,632
Chief Strategy & Growth Officer, Altria Group, Inc.	2023	633,000	1,386,081	651,900	823,200	824,942	73,308	4,392,431
Charles N. Whitaker,	2025	739,883	2,207,587	961,234	764,445	1,247,422	73,988	5,994,559
Senior Vice President,
Chief Human Resources Officer & Chief Compliance Officer, Altria Group, Inc.

(1)	The amount shown is the aggregate grant date fair value of stock awards determined pursuant to FASB Codification Topic 718. The number of RSUs and PSUs awarded in 2025, together with their grant date values and vesting terms, is disclosed in the Grants of Plan-Based Awards during 2025 table on page 62. The assumptions we used in calculating the grant date fair values of the RSUs and the PSUs awarded in 2025 are described in Note 11 “Stock Plans” to our consolidated financial statements in the 2025 Form 10-K. The table below provides the grant date fair value of the PSUs awarded in 2025 for each of our NEOs assuming the maximum performance level is achieved.

William F. Gifford, Jr.	Salvatore Mancuso	Jody L. Begley	Heather A. Newman	Charles N. Whitaker
($)	($)	($)	($)	($)
9,350,047	2,080,004	1,840,106	966,050	966,050

(2)	The amounts show the change in the present value of each NEO’s pension benefits for each year from December 31 of the prior year to December 31 of the applicable year. Changes in present values are due to a variety of factors, including growth in benefit due to additional pay and service, passage of time and changes in the discount rate and mortality assumptions. The increase in Mr. Begley’s present value was primarily due to his achievement of 30 years of service in 2025, which makes him eligible for an unreduced pension.

60 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

(3)	Details of other compensation for each of our NEOs are provided below.

		Allocation to	Personal
		Defined	Use of
		Contribution	Company	Car
		Plans (a)	Aircraft (b)	Expenses (c)	Security (d)	Total
Name	Year	($)	($)	($)	($)	($)
William F. Gifford, Jr.	2025	145,000	60,778	—	19,500	225,278
	2024	143,333	100,000	—	5,750	249,083
	2023	135,000	83,063	10,008	—	228,071
Salvatore Mancuso	2025	88,042	—	—	12,604	100,646
	2024	79,655	—	—	—	79,655
	2023	74,398	—	10,008	—	84,406
Jody L. Begley	2025	86,213	—	—	—	86,213
	2024	78,840	—	—	—	78,840
	2023	75,265	—	10,008	—	85,273
Heather A. Newman	2025	70,155	—	—	—	70,155
	2024	67,102	—	—	—	67,102
	2023	63,300	—	10,008	—	73,308
Charles N. Whitaker	2025	73,988	—	—	—	73,988

(a)	Amounts represent allocations to tax-qualified and non-qualified supplemental defined contribution plans.
(b)	Personal use of our aircraft reflects incremental costs, including trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contracts, hangar or aircraft parking, fuel (based on the average monthly cost of fuel per hour flown) and other smaller variable costs. For purposes of calculating incremental costs, we would include the incremental costs of any deadhead flights, or portions thereof, made in connection with personal travel. Fixed costs incurred in any event to operate our aircraft (e.g., aircraft purchase costs, depreciation, maintenance not related to personal trips and flight crew salaries) would not be included. Mr. Gifford is required to pay his own taxes on imputed taxable income resulting from personal use of our aircraft.
(c)	Car expenses reflect an annual cash vehicle allowance that ended in 2023.
(d)	Security includes online personal data removal to mitigate the risk of social engineering cyber-attacks.

Altria Group, Inc. – 2026 Proxy Statement 61

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Grants of Plan-Based Awards during 2025

									All Other
									Stock Awards:
						Estimated Future Payouts			Number of	Grant Date
		Estimated Future Payouts Under				Under Equity Incentive Plan			Shares of	Fair Value
		Non-Equity Incentive Plan Awards				Awards (3)			Stock	of Stock
		Threshold	Target	Maximum		Threshold	Target	Maximum	or Units (4)	Awards (5)
Name	Grant Date	($)	($)	($)		(#)	(#)	(#)	(#)	($)
William F. Gifford, Jr.	2025	—	2,537,500	5,772,813	(1)
	2025 – 2027	—	4,000,000	6,600,000	(2)
	2/26/2025					—	81,107	162,214		4,675,024
	2/26/2025								84,433	4,675,055
Salvatore Mancuso	2025	—	888,400	1,732,380	(1)
	2025 – 2027	—	1,250,000	2,062,500	(2)
	2/26/2025					—	18,043	36,086		1,040,002
	2/26/2025								28,175	1,560,050
Jody L. Begley	2025	—	868,100	1,692,795	(1)
	2025 – 2027	—	1,250,000	2,062,500	(2)
	2/26/2025					—	15,962	31,924		920,053
	2/26/2025								24,924	1,380,042
Heather A. Newman	2025	—	600,440	1,170,858	(1)
	2025 – 2027	—	750,000	1,237,500	(2)
	2/26/2025					—	8,380	16,760		483,025
	2/26/2025								13,085	724,516
	12/9/2025								25,751	1,500,011
Charles N. Whitaker	2025	—	631,975	1,232,351	(1)
	2025 – 2027	—	750,000	1,237,500	(2)
	2/26/2025					—	8,380	16,760		483,025
	2/26/2025								13,085	724,516
	12/9/2025								17,168	1,000,046

(1)	Reflects the target and maximum awards under the 2025 Annual Incentive Award plan. Actual awards paid under the 2025 Annual Incentive Award plan are shown in the “Annual Incentive Plan” column of the Summary Compensation Table. The maximum represents the awards payable assuming the highest level of business and individual performance is achieved.
(2)	Represents the possible future payouts for the full three-year performance cycle of the 2025 – 2027 LTIP to be paid in early 2028. Award targets are prorated for salary band changes during the three-year performance cycle. The 2025 – 2027 LTIP performance cycle commenced on January 1, 2025 and will conclude on December 31, 2027. The maximum represents the awards payable assuming the highest level of business performance is achieved.
(3)	Reflects target and maximum PSUs granted to our NEOs in 2025, which will vest on February 25, 2028. The actual number of units that vest will range between 0% and 200% of target, depending on actual performance during the performance period. Holders of PSUs will accrue dividend equivalents during the performance period, which will be paid at the end of the performance period based on the number of PSUs that vest.
(4)	Reflects RSUs granted to our NEOs in 2025. Grants made on February 26, 2025 and December 9, 2025 will vest on February 25, 2028 and November 20, 2030, respectively. Holders of RSUs receive cash dividend equivalents paid quarterly during the vesting period.
(5)	The amount shown is the aggregate grant date fair value of stock awards determined pursuant to FASB Codification Topic 718. The assumptions used in calculating the grant date fair values of the RSUs and the PSUs awarded in 2025 are described in Note 11 “Stock Plans” to our consolidated financial statements in the 2025 Form 10-K.

62 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Outstanding Equity Awards as of December 31, 2025

	Stock Awards
			RSUs		PSUs
					Equity Incentive	Equity Incentive
					Plan Awards:	Plan Awards:
					Number of	Market or Payout
			Number of	Market Value	Unearned	Value of Unearned
			Shares or	of Shares or	Shares, Units or	Shares, Units or
			Units of Stock	Units of Stock	Other Rights	Other Rights
			That Have Not	That Have Not	that Have Not	that Have Not
	Grant	Vesting	Vested	Vested (1)	Vested (2)	Vested (1)
Name	Date	Date	(#)	($)	(#)	($)
William F. Gifford, Jr.	2/26/2025	2/25/2028	84,433	4,868,407	81,107	4,676,630
	2/27/2024	2/26/2027	88,718	5,115,480	85,883	4,952,014
	2/27/2023	2/26/2026	70,311	4,054,132	67,013	3,863,970
Salvatore Mancuso	2/26/2025	2/25/2028	28,175	1,624,571	18,043	1,040,359
	2/27/2024	2/26/2027	29,634	1,708,696	19,125	1,102,748
	2/27/2023	2/26/2026	25,728	1,483,476	16,348	942,626
Jody L. Begley	2/26/2025	2/25/2028	24,924	1,437,118	15,962	920,369
	12/10/2024	11/28/2029	26,897	1,550,881	—	—
	2/27/2024	2/26/2027	29,634	1,708,696	19,125	1,102,748
	2/27/2023	2/26/2026	25,728	1,483,476	16,348	942,626
Heather A. Newman	12/9/2025	11/20/2030	25,751	1,484,803	—	—
	2/26/2025	2/25/2028	13,085	754,481	8,380	483,191
	2/27/2024	2/26/2027	18,951	1,092,715	12,231	705,239
	2/27/2023	2/26/2026	17,719	1,021,678	11,259	649,194
Charles N. Whitaker	12/9/2025	11/28/2029	17,168	989,907	—	—
	2/26/2025	2/25/2028	13,085	754,481	8,380	483,191
	2/27/2024	2/26/2027	16,765	966,670	10,820	623,881
	2/27/2023	2/26/2026	14,555	839,241	9,248	533,240

(1)	Market values are based on $57.66, the closing price of Altria common stock on December 31, 2025; and amount assumes target performance goals are achieved.
(2)	Amount assumes target performance goals are achieved. The actual number of units that vest will range between 0% to 156% of target for grants prior to January 1, 2024 and 0% to 200% thereafter, depending on actual performance during the applicable performance cycle.

Stock Vested during 2025

	Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
Name	(#)	($)
William F. Gifford, Jr.	209,884	11,732,618
Salvatore Mancuso	73,774	4,483,869
Jody L. Begley	44,558	2,444,006
Heather A. Newman	50,052	3,036,933
Charles N. Whitaker	45,205	2,771,075

Altria Group, Inc. – 2026 Proxy Statement 63

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Pension Benefits

The Pension Benefits table and the Non-Qualified Deferred Compensation table below generally reflect amounts accumulated as a result of service over the NEO’s full career with Altria and our affiliates. The increments related to 2025 are reflected in the “Change in Pension Value” column of the Summary Compensation Table or, in the case of defined contribution plans, the “Allocation to Defined Contribution Plans” column of the table included in footnote 3 to the Summary Compensation Table.

		Number of	Present
		Years of	Value of	Payments
		Credited	Accumulated	During Last
		Service (1)	Benefits (2)	Fiscal Year
Name	Plan Name	(#)	($)	($)
William F. Gifford, Jr.	Altria Retirement Plan	31.25	2,319,746	––
	Benefit Equalization Plan (pension portion)	31.25	27,606,969	––
Salvatore Mancuso	Altria Retirement Plan	35.25	2,427,326	––
	Benefit Equalization Plan (pension portion)	35.00	9,944,709	––
Jody L. Begley	Altria Retirement Plan	30.50	2,283,953	––
	Benefit Equalization Plan (pension portion)	30.50	9,549,912	––
Heather A. Newman	Altria Retirement Plan	25.67	1,034,353	––
	Benefit Equalization Plan (pension portion)	25.67	3,201,833	––
Charles N. Whitaker	Altria Retirement Plan	23.67	1,617,459	––
	Benefit Equalization Plan (pension portion)	23.67	5,281,240	––

(1)	Years of credited service are as of December 31, 2025.
(2)

The amounts shown in this column are based on a single life annuity and otherwise use the same assumptions applied for year-end 2025 financial disclosure under FASB authoritative guidance relating to retirement benefits, except that (a) the Benefit Equalization Plan (“BEP”) amounts are based on a lump sum form of payment assuming an interest rate of 5.3% and (b) in accordance with SEC requirements, all benefits are assumed to commence at the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement. See Note 16 “Benefit Plans” to our consolidated financial statements in the 2025 Form 10-K for a description of the financial accounting assumptions referred to above.

Defined Benefit Plans

Our NEOs, along with the other salaried employees (except those hired after certain dates, and those who cease to accrue further benefit service), participate in the Altria Retirement Plan, a funded, tax-qualified, non-contributory defined benefit pension plan. In addition, our NEOs, and other salaried employees with compensation above the IRS statutory limits, participate in the BEP, which is an unfunded supplemental plan providing benefits in excess of those provided under the Altria Retirement Plan.

Altria Retirement Plan

The majority of our employees hired prior to January 1, 2008 with at least five years of service are eligible for an annual, lifetime pension benefit from the Altria Retirement Plan. The benefit for the majority of those plan participants, including all our NEOs who participate in the Altria Retirement Plan, is based on the following formula and terms:

Pension Benefit	=	1.45% of five-year average compensation (including certain incentive compensation plan payments) up to the applicable Social Security covered compensation amount	+	1.75% of five-year average compensation (including certain incentive compensation plan payments) in excess of the applicable Social Security covered compensation amount	×	Years of credited service (up to a maximum of 35, except in limited circumstances)

64 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Under the terms of the Altria Retirement Plan, credited service is limited to 35 years if incentive compensation is included in the determination of the five-year average compensation. Five-year average compensation is the highest average annual compensation (annual base salary plus incentive compensation) during a period of 60 consecutive months within the last 120 months of employment. If incentive compensation is not included in the determination of the five-year average compensation, then credited service is not limited to 35 years and the benefit for credited service over 35 years is 1.45% of the employee’s five-year average compensation. Social Security covered compensation is generally an amount equal to the average of the Social Security taxable wage bases for the 35-year period that ends in the year the participant reaches Social Security Full Retirement Age.

Pension benefit amounts are expressed as a single life annuity payable commencing at age 65, the Altria Retirement Plan’s normal retirement age. The amount may be reduced as a result of permitted elections of continued payments to beneficiaries in the event of the retiree’s death and/or for commencement of payments before attaining normal retirement age. Employees who terminate employment before age 50 with vested benefits may elect to commence payment of their accrued pensions after attaining age 55. For such employees, the election to commence payments before age 65 results in a reduction in the annual amount payable at a rate of 6% per year multiplied by the number of full and partial years by which benefit commencement precedes attainment of age 65. For employees who continue in employment until age 50 or older and have completed five years or more of credited service, the reduction for early commencement is 6% for each year and partial year by which the benefit commencement precedes age 60, with a maximum reduction of 30%.

If upon termination, an employee is at least age 50 with 30 years of service or age 60 or older with five years of service, the annuity immediately payable upon early retirement is 100% of that payable at normal retirement age. The result of becoming eligible for an early retirement benefit is an increase in the present value of the pension. Messrs. Gifford, Mancuso and Begley are currently eligible for an unreduced retirement benefit. Mr. Whitaker is currently eligible for a reduced early retirement benefit. Ms. Newman is not currently eligible for either a reduced or unreduced early retirement benefit.

BEP Pension

Tax laws applicable to the Altria Retirement Plan limit the annual compensation that can be taken into account under that plan. As a result of these and/or certain other tax requirements, only a portion of the benefits calculated under the Altria Retirement Plan described above can be paid to our eligible NEOs and other affected employees from the Altria Retirement Plan. To compensate for benefits that would be lost by the application of these tax limits, our pension-eligible salaried employees, including our NEOs who participate in the Altria Retirement Plan, accrue supplemental pension benefits under the BEP Pension. BEP Pension benefits are paid in a lump sum following retirement.

The annual cash incentive compensation considered for purposes of pension determinations as described above for executives in salary bands A and B is limited to the lesser of either (a) actual annual cash incentive or (b) annual cash incentive at an annual incentive award business performance rating of 100% and an individual performance multiplier resulting in 115% of target based on year-end band and salary. As of December 31, 2025, Messrs. Gifford, Mancuso and Begley are subject to this limit as follows:

		Amount of 2025 Award
	2025 Annual	Recognized for Future
	Incentive Award	Pension Calculations
Name	($)	($)
William F. Gifford, Jr.	4,450,000	2,918,125
Salvatore Mancuso	1,351,257	1,021,660
Jody L. Begley	1,168,028	998,315

Altria Group, Inc. – 2026 Proxy Statement 65

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Non-Qualified Deferred Compensation

					Aggregate
		Executive	Registrant	Aggregate	Withdrawals /	Aggregate
		Contributions	Contributions	Earnings in	Distributions	Balance at
		in Last Fiscal	in Last Fiscal	Last Fiscal	in Last Fiscal	Last Fiscal
		Year	Year (1)	Year (2)	Year	Year-End (3)
Name	Plan Name	($)	($)	($)	($)	($)
William F. Gifford, Jr.	Benefit Equalization Plan (deferred profit-sharing portion)	—	110,000	24,880	—	959,405
Salvatore Mancuso	Benefit Equalization Plan (deferred profit-sharing portion)	—	53,042	10,816	—	416,735
Jody L. Begley	Benefit Equalization Plan (deferred profit-sharing portion)	—	51,213	9,086	—	351,086
Heather A. Newman	Benefit Equalization Plan (deferred profit-sharing portion)	—	35,155	3,632	—	142,684
Charles N. Whitaker	Benefit Equalization Plan (deferred profit-sharing portion)	—	38,988	12,224	—	468,812

(1)

The amounts in this column reflect contributions to the deferred profit-sharing portion of the BEP earned in 2025, which were credited to the participant’s account as of the last business day of February 2026 and are included in the “Allocation to Defined Contribution Plans” column of the table included in footnote 3 to the Summary Compensation Table on page 61. The BEP DPS is further described below.

(2)

The values in this column consist of amounts credited as earnings for 2025 on BEP account balances. These amounts do not constitute above-market earnings and are not included in amounts reported in the Summary Compensation Table on page 60.

(3)

The aggregate balances shown include allocations reported in the Summary Compensation Table for previous years for Mr. Gifford, $726,884; for Mr. Mancuso, $221,343; for Mr. Begley, $218,342; for Ms. Newman, $112,075; and for Mr. Whitaker, $30,217. Allocations were also made for years when these individuals were not NEOs.

Defined Contribution Plans

Our NEOs participate in the Deferred Profit-Sharing Plan for Salaried Employees (“DPS Plan”), which is a broad-based tax-qualified defined contribution plan, and the deferred profit-sharing portion of the BEP (“BEP DPS”), which is an unfunded, non-qualified supplemental plan.

DPS Plan

The majority of our employees are eligible for the DPS Plan. Under the DPS Plan, we make a contribution (the “Altria Contribution”) on behalf of each eligible participant for each year. Participants may also defer up to 35% of their eligible compensation on a pre-tax or after-tax basis into the DPS Plan, subject to DPS Plan and tax-qualification limits. The Altria Contribution is generally determined at the end of each year by comparing actual performance to adjusted diluted EPS guidance, with the contribution capped at 12% of each eligible DPS Plan participant’s eligible compensation. For 2025, the Altria Contribution was a 10% contribution to each eligible DPS Plan participant’s account. Salaried employees who are eligible for an Altria Contribution but who are not eligible for ongoing accruals in the Altria Retirement Plan are generally entitled to a supplemental Altria Contribution of 5% and matching contributions up to 3% on employee contributions. For purposes of the DPS Plan, eligible compensation for our NEOs is the amount reported as salary in the Summary Compensation Table. Participants may receive the balance in their account under the DPS Plan upon termination of employment in a lump sum, as a deferred lump sum payment or in installments over a period of years.

BEP DPS

The BEP DPS provides benefits that cannot be provided under the DPS Plan because of one or more statutory limits. For example, the tax laws limit the amount of compensation that can be considered under the DPS Plan for any year and impose other limits on the amounts that can be allocated to individuals’ accounts. A salaried participant whose salary exceeds the compensation limit or was otherwise affected by a tax law limit receives an amount generally equal to the additional benefit the participant would have received under the DPS Plan but for the application of the tax law limits. Accordingly, bookkeeping accounts reflecting this additional amount have been maintained under the BEP DPS for our NEOs and other affected participants. A further notional allocation is made annually to reflect the amount credited to the participant’s account under the BEP DPS assuming the account was invested in the Interest Income Fund maintained under the DPS Plan. The Interest Income Fund is invested in a variety of high-quality fixed-income instruments with strong credit ratings and, for 2025, produced earnings at a rate of 2.71%. BEP DPS allocations are paid in a lump sum following separation from service.

66 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Payments upon Change in Control or Termination of Employment

We do not have individual employment, severance or change in control agreements with any of our NEOs. The following arrangements apply in the event of a change in control or certain terminations of employment.

Payments upon Change in Control

The 2020 PIP applies to all equity awards granted in 2025 prior to June 1, the 2025 Annual Incentive Award plan, the 2023 – 2025 LTIP, the 2024 – 2026 LTIP and the 2025 – 2027 LTIP. The 2025 PIP applies to all equity awards granted on or after June 1, 2025, as well as LTIP cycles and Annual Incentive Award plans beginning on or after that date. The 2020 PIP and the 2025 PIP cover all participants in these programs, including our NEOs. Upon a change in control of Altria, payment of awards will not be triggered unless the successor entity either (i) fails to assume outstanding awards or replace them with substantially similar awards or (ii) assumes or replaces outstanding awards, but the participant’s employment is terminated by the successor entity for any reason other than “cause” or by the participant with “good reason” within a specified time period. This is commonly referred to as a “double trigger” payment provision.

If the payment of awards is triggered, it would have the following consequences:

■	the restrictions on outstanding RSUs, PSUs or restricted stock awards would lapse;
■	any stock options and stock appreciation rights would become fully vested and exercisable;
■	awards of the types described in the above two bullets would be cashed out at the change in control price or the fair market value on the date of termination of employment, as applicable;
■	fully earned but unpaid annual and long-term incentive awards would become payable; and
■	annual and long-term incentive awards for performance cycles not yet completed as of the change in control date would become payable, but only on a prorated basis (the number of full or partial months divided by the total number of months in the performance cycle) applied as follows:
■	annual incentive awards at the greater of the target award amount or the average of the participant’s actual last three years’ awards; and
■	long-term incentive cash awards at target.

For these purposes, for both the 2020 PIP and the 2025 PIP, a change in control occurs: (a) upon an acquisition of 20% or more of either our outstanding common stock or the voting power of our outstanding voting securities by an individual or entity, excluding certain acquisitions involving us or our affiliates or where our beneficial owners continue to meet certain ownership thresholds, coupled with the election to our Board of at least one individual determined in good faith by a majority of the then-serving members of our Board to be a representative or associate of such individual or entity, (b) when members of our Board, or members thereafter nominated or elected by such members, cease to constitute a majority of our Board, (c) upon certain reorganizations, mergers, share exchanges and consolidations involving us or (d) upon our liquidation or dissolution, or sale of substantially all of our assets, with limited exceptions.

Altria Group, Inc. – 2026 Proxy Statement 67

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

As of December 31, 2025, the amounts that would have become payable to our NEOs on a change in control of Altria followed by a successor failing to assume/replace awards or a qualifying termination of employment were as follows:

Change in Control and Either (1) Successor Fails to Assume/Replace Awards or (2) Qualifying Termination of Employment

			Completed	Completed
	Unvested	Unvested	2025 Annual	2023 – 2025	2024 – 2026	2025 – 2027
	RSUs (1)	PSUs (1)	Incentive (2)	LTIP (3)	LTIP (4)	LTIP (5)	Total
Name	($)	($)	($)	($)	($)	($)	($)
William F. Gifford, Jr.	14,038,019	13,492,614	2,860,000	3,669,179	2,503,844	1,333,333	37,896,989
Salvatore Mancuso	4,816,743	3,085,733	888,400	1,130,048	798,193	416,667	11,135,784
Jody L. Begley	6,180,171	2,965,743	868,100	1,121,722	783,641	416,667	12,336,044
Heather A. Newman	4,353,677	1,837,624	649,633	676,500	451,000	250,000	8,218,434
Charles N. Whitaker	3,550,299	1,640,312	648,000	676,500	451,000	250,000	7,216,111

(1)

Assumes a change in control price of $57.66, the closing price of Altria common stock on December 31, 2025 and payment at target for PSUs. Reflects the outstanding equity awards granted under the 2020 PIP and the 2025 PIP.

(2)

Based on the executive having worked the entire performance period and the greater of the target award payable under the 2025 Annual Incentive Award plan or the average of the executive’s actual last three years’ awards. The 2025 Annual Incentive Award plan is subject to the terms of the 2020 PIP.

(3)

Based on the target award payable under the 2023 – 2025 LTIP and the executive having worked the full three-year performance period. Payment is subject to the discretion of the Committee and the terms of the 2020 PIP.

(4)

Based on the target award payable under the 2024 – 2026 LTIP and the executive having worked 24 months of the full three-year performance period. Payment is subject to the discretion of the Committee and the terms of the 2020 PIP.

(5)

Based on the target award payable under the 2025 – 2027 LTIP and the executive having worked 12 months of the full three-year performance period. Payment is subject to the discretion of the Committee and the terms of the 2020 PIP.

Upon a change in control, the retirement benefits under the BEP described above under “Pension Benefits” and “Non-Qualified Deferred Compensation” become payable, without any additional benefits or enhancements as a result of the change in control.

We maintain a non-qualified grantor trust (the “Trust”), commonly known as a “rabbi trust,” to provide a limited amount of financial security for the participants’ unfunded benefits under the BEP in the event of a change in control of Altria. The Trust is unfunded until funding is triggered by a change in control. In such an event, Trust assets would still be subject to the claims of our general creditors in cases of insolvency and bankruptcy. The Trust does not provide additional benefits or enhancements to the participants in the BEP.

Other than the BEP payments and Trust funding, none of our retirement plans or any other related agreements provide our NEOs with an additional enhancement, early vesting or other benefit in the event of a change in control or termination of employment, except for certain plan provisions applicable to all plan participants that, in the event of a change in control, ensure vesting and continuation of profit-sharing contributions for the year in which a change in control occurs and the following two years. All of our NEOs are fully vested in the retirement plans for which they are eligible and other related agreements. Similarly, no special provisions apply to any of our NEOs with respect to continued medical, life insurance or other insurance coverage following termination of employment whether or not in connection with a change in control.

Termination Payments

In the event of certain involuntary terminations of employment, a majority of our salaried employees, including all of our NEOs, are eligible for severance benefits under the Severance Plan. The Severance Plan provides for severance pay (based on salary) and continuation of certain benefits for up to 64 weeks depending on years of service. In order to receive any of these benefits, eligible employees must execute a general release of claims. Periods for which employees are entitled to severance payments may be counted toward vesting (up to 52 weeks) for purposes of the Altria Retirement Plan and post-retirement medical coverage.

68 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

The following table shows the amount of severance that would be paid under the Severance Plan to each eligible NEO had he or she been involuntarily separated on December 31, 2025 and eligible for these payments:

Severance
Payments
Name	($)
William F. Gifford, Jr.	1,784,615
Salvatore Mancuso	1,093,415
Jody L. Begley	1,068,431
Heather A. Newman	869,415
Charles N. Whitaker	915,077

In the event of death or long-term disability, all salaried employees with awards of unvested RSUs or PSUs, including our NEOs, become fully vested in those awards. In addition, our NEOs, like other salaried employees, may become entitled to prorated awards under the Annual Incentive Award plan and LTIP based on the target payment amount, subject to the discretion of Altria and the Committee. Our NEOs would also become entitled to the same life insurance and long-term disability plan benefits as other salaried employees upon a death or disability.

The following table shows the amounts that would be paid if our eligible NEOs had died or become disabled as of December 31, 2025:

			Completed	Completed
	Unvested	Unvested	2025 Annual	2023 – 2025	2024 – 2026	2025 – 2027
	RSUs (1)	PSUs (1)	Incentive (2)	LTIP (3)	LTIP (4)	LTIP (5)	Total
Name	($)	($)	($)	($)	($)	($)	($)
William F. Gifford, Jr.	14,038,019	13,492,614	2,537,500	3,669,179	2,503,844	1,333,333	37,574,489
Salvatore Mancuso	4,816,743	3,085,733	888,400	1,130,048	798,193	416,667	11,135,784
Jody L. Begley	6,180,171	2,965,743	868,100	1,121,722	783,641	416,667	12,336,044
Heather A. Newman	4,353,677	1,837,624	600,440	676,500	451,000	250,000	8,169,241
Charles N. Whitaker	3,550,299	1,640,312	631,975	676,500	451,000	250,000	7,200,086

(1)	Based on the closing price of Altria common stock of $57.66 on December 31, 2025. Reflects the equity awards granted under the 2020 PIP and the 2025 PIP.
(2)

Based on the executive having worked the entire performance period and the target award payable under the 2025 Annual Incentive Award plan. Payment is subject to the discretion of the Committee. The 2025 Annual Incentive Award plan is subject to the terms of the 2020 PIP.

(3)

Based on the target award payable under the 2023 – 2025 LTIP and the executive having worked the full three-year performance period. Payment is subject to the discretion of the Committee and the terms of the 2020 PIP.

(4)

Based on the target award payable under the 2024 – 2026 LTIP and the executive having worked 24 months of the full three-year performance period. Payment is subject to the discretion of the Committee and the terms of the 2020 PIP.

(5)

Based on the target award payable under the 2025 – 2027 LTIP and the executive having worked 12 months of the full three-year performance period. Payment is subject to the discretion of the Committee and the terms of the 2020 PIP.

Upon retiring at the normal retirement age of 65 and the completion of five years of service, all salaried employees, including our NEOs, with unvested RSUs or PSUs become vested in the awards. None of our NEOs reached normal retirement age as of December 31, 2025.

In the event of a voluntary termination of employment or an involuntary termination of employment for cause, our NEOs are not eligible to receive severance, equity vesting or other amounts or benefits other than those provided to other salaried employees. The Committee has the discretion, however, to fully or partially vest any employee holding an RSU or PSU or to pay a cash amount with respect to a forfeited award upon early retirement or upon other terminations of employment, as well as to provide for prorated payments of awards under the Annual Incentive Award plan and LTIP in similar situations, and has exercised this discretion from time to time in appropriate circumstances.

Following any termination of employment, each of our NEOs is subject to a confidentiality and non-competition agreement and, like other salaried employees, is entitled to the retirement plan benefits described under “Pension Benefits” and “Non-Qualified Deferred Compensation” above.

Altria Group, Inc. – 2026 Proxy Statement 69

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

CEO Pay Ratio

For 2025, our last completed fiscal year:

■	the annualized total compensation, including non-cash benefits, of our CEO (Mr. Gifford) was $24,581,074;
■	the annual total compensation, including non-cash benefits, of the median Altria employee (excluding our CEO) was $166,721; and
■	the ratio of our CEO’s annual total compensation to that of the median Altria employee was 147 to 1.

To identify the median employee, we used the following methodology:

■	We compiled a list of all employees as of December 31, 2025, which showed 5,882 total employees.
■	As permitted by the de minimis exemption under applicable SEC rules, we then excluded all non-U.S. employees (141) located in Canada (39), Sweden (89), Malaysia (8) and the United Kingdom (5), as they represented 5% or less of our total workforce.
■	We calculated the annual total compensation of each employee using a consistently applied compensation measure (“CACM”) defined as the sum of:
■	IRS Form W-2 Box 1 wages plus pre-tax benefit contributions;
■	an estimate of the annual change in pension value (if eligible for our defined benefit pension plan);
■	Altria’s 2025 contribution to each employee’s defined contribution plan account; and
■	the value of Altria-provided non-cash benefits for non-discriminatory benefit plans, including medical, dental, vision, life insurance, accidental death and dismemberment, short- and long-term disability.
■	We annualized the 2025 compensation of all full- and part-time employees hired after January 1, 2025 who were not temporary or seasonal. We did not make a full-time equivalent adjustment for any employee.
■	Many of our employees participate in our defined benefit pension plan and receive company contributions to their defined contribution plan accounts. We believe that adding these components to the CACM not only results in a reasonable approximation of their annual total compensation, but also mitigates large fluctuations in the median employee total compensation from one year to the next.

For purposes of the ratio described above, we determined the median employee’s total compensation for 2025 in the same manner used to determine our CEO’s total compensation for 2025 as reported in the “Total” column in the Summary Compensation Table, except that, in each case, non-cash benefits were added.

Our median employee for 2025 was an AGDC employee. Many of our employees are long-tenured employees, and we employ few part-time employees.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

70 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Pay Versus Performance

Set forth below is information about the relationship between “compensation actually paid” to our NEOs and certain financial performance measures. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to “Compensation Discussion and Analysis” beginning on page 38.

							Value of Initial Fixed $100
							Investment Based on:
			Average
			Summary		Average
	Summary		Compensation		Compensation		Altria	Peer Group
	Compensation	Compensation	Table Total		Actually Paid		Total	Total		Adjusted
	Table Total	Actually Paid	for Non-CEO		to Non-CEO		Shareholder	Shareholder	Net	Diluted
	for CEO	to CEO (1)	NEOs (2)		NEOs (2)		Return	Return (3)	Income (4)	EPS (5)
Year	($)	($)	($)		($)		($)	($)	($ in millions)	($)
2025	24,561,180	27,713,212	7,651,544		7,756,023		208.24	135.97	6,947	5.42
2024	26,788,612	24,949,438	5,414,614	(6)	6,969,475	(6)	176.17	125.52	11,264	5.19
2023	18,528,628	14,405,880	5,705,089		4,627,220		125.06	121.25	8,130	5.01
2022	16,199,700	18,053,441	5,304,553		5,884,220		129.70	126.72	5,764	4.87
2021	12,626,972	14,938,175	3,917,487		4,933,885		124.26	116.18	2,475	4.64

(1)

The dollar amounts represent the amount of compensation actually paid to each NEO, as computed in accordance with applicable SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to each NEO during the applicable year. For 2025, the following adjustments were made to the amounts shown in the “Total” column of the Summary Compensation Table (“SCT”) to calculate the compensation actually paid amounts:

	Deductions from SCT Total		Additions to SCT Total (a)
				Change in		Prior-Year
			Value	Fair Value for		Fair Value
			for Outstanding	Outstanding	Change in	for Forfeited
	Grant Date Fair	Change in	Awards	Awards	Fair Value	Awards	Dividend	Pension
	Value of Equity	Pension	Granted This	Granted in	for Vested	Granted in any	Equivalents	Service
	Awards (b)	Value (c)	Year (d)	Prior Years (e)	Awards (f)	Prior Year (g)	Paid (h)	Costs (i)
Year	($)	($)	($)	($)	($)	($)	($)	($)
CEO Adjustments	9,350,079	4,935,823	9,885,536	2,953,365	1,163,944	—	1,102,047	2,333,042
Average Non-CEO NEOs Adjustments	2,453,822	2,228,526	2,546,397	743,531	522,061	—	355,492	619,345

(a)

Fair values shown apply updated assumptions from the grant date assumptions described in Note 11 “Stock Plans” to our consolidated financial statements included in our 2025 Form 10-K. Fair values for PSUs take into account the probable outcome of the performance conditions as of the last day of 2025 or, if earlier, the vesting date. Fair values for RSUs use the price of Altria common stock as of the last day of 2025 or, if earlier, the vesting date.

(b)	Each amount shown is the aggregate grant date fair value of stock awards determined pursuant to FASB Codification Topic 718.
(c)	The amounts show the change in the present value of each NEO’s pension benefits for 2025 from December 31, 2024 to December 31, 2025.
(d)	Reflects the fair value as of December 31 for outstanding and unvested grants awarded during 2025.
(e)	For awards granted before 2025, reflects the change in fair value between the end of 2024 and 2025 for outstanding and unvested awards.
(f)	For awards that vested, reflects the change in fair value between the end of 2024 and the vest date.
(g)	Reflects the fair value as of the end of 2024 for awards forfeited during the year.
(h)	Reflects the sum of all dividend equivalents on unvested RSUs that were paid during the year.
(i)	Reflects the actuarial present value of benefits attributed by the pension benefit formula to services rendered by each NEO during that period.
(2)

The non-CEO NEOs included in the 2025 average compensation are Salvatore Mancuso, Jody L. Begley, Heather A. Newman and Charles N. Whitaker. The non-CEO NEOs included in the 2024 average compensation are Salvatore Mancuso, Jody L. Begley, Robert A. McCarter III and Heather A. Newman. The non-CEO NEOs included in the 2021, 2022 and 2023 average compensation are Salvatore Mancuso, Murray R. Garnick, Jody L. Begley and Heather A. Newman.

(3)	The peer group is the S&P 500 Food, Beverage & Tobacco Index, which is the same peer group used in the performance graph in Part II, Item 5 of our 2025 Form 10-K.
(4)	Net income represents net earnings attributable to Altria as disclosed in the applicable year’s Annual Report on Form 10-K.
(5)

Adjusted diluted EPS is a non-GAAP financial measure. See Exhibit A to this Proxy Statement for information regarding non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

(6)	Reflects a correction from the amount disclosed in the Proxy Statement for our 2025 Annual Meeting.

Altria Group, Inc. – 2026 Proxy Statement 71

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

The following graphs show the relationships between compensation actually paid for our CEO and non-CEO NEOs versus select measures:

72 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

(1)	Adjusted diluted EPS is a non-GAAP financial measure. See Exhibit A to this Proxy Statement for information regarding non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

The following table lists the most important performance measures that Altria used to link company performance to compensation actually paid to the NEOs for the most recently completed fiscal year. The first five items listed are financial performance measures. Strategic initiatives are non-financial performance measures that are defined by the Committee with respect to awards under the cash-based annual incentive award and LTIP programs.

Most Important Performance Measures
Adjusted Diluted EPS (1)
Adjusted Discretionary Cash Flow (1)
Total Adjusted OCI (1)
Cash Conversion (1)
Relative TSR
Strategic Initiatives
(1)

Adjusted diluted EPS, adjusted discretionary cash flow, total adjusted OCI and cash conversion are non-GAAP financial measures. See Exhibit A to this Proxy Statement for information regarding non-GAAP financial measures.

Altria Group, Inc. – 2026 Proxy Statement 73

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Proposal 3	Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers	Our Board recommends a vote FOR this proposal.

At the 2025 Annual Meeting, over 95% of the votes cast approved our NEO compensation on an advisory basis.

We are providing shareholders with the opportunity to express their opinions on our executive compensation program through a non-binding advisory vote to approve the compensation of our named executive officers, as such compensation is disclosed in this Proxy Statement. In response to the preference expressed by our shareholders at our 2023 Annual Meeting, our Board adopted a policy of holding this non-binding advisory vote annually.

At our 2025 Annual Meeting, 95.1% of the shares voted were cast in support of the compensation of our named executive officers. We believe that our executive compensation program successfully aligns the interests of our named executive officers with the interests of our shareholders by promoting our annual and long-term business strategies, rewarding the successful execution of those strategies in a fair and financially disciplined manner and supporting our ability to attract, develop and retain world-class leaders. We encourage shareholders to review carefully the “Compensation Discussion and Analysis” and accompanying compensation tables and narrative discussion beginning on page 38 for a more detailed description of our executive compensation program and decisions, including our pay-for-performance philosophy and alignment.

We are asking shareholders to vote on the following non-binding resolution:

“RESOLVED, that shareholders of Altria Group, Inc. approve on an advisory basis the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables, related footnotes and narrative discussion of this Proxy Statement.”

RECOMMENDATION FOR

Our Board recommends a vote FOR this proposal.

This vote is not binding upon Altria, our Board or the Committee. Nevertheless, the Committee values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

We currently intend to hold the next non-binding advisory vote to approve the compensation of our named executive officers at our 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”) unless our Board modifies its policy of holding this vote on an annual basis.

74 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Ownership of Equity Securities

Directors, Nominees and Executive Officers

The following table shows the number of shares of Altria common stock beneficially owned as of February 27, 2026, by each director, nominee for director, NEO and our directors and executive officers as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director and executive officer, as well as all directors and executive officers as a group, is less than 1% of the outstanding shares.

Amount and
Nature of
Beneficial
Name	Ownership (1)(2)
Jody L. Begley	259,830
Ian L.T. Clarke	15,823
Marjorie M. Connelly	17,113
R. Matt Davis	15,670
William F. Gifford, Jr.	510,538
Debra J. Kelly-Ennis	75,958
Salvatore Mancuso	202,841
Kathryn B. McQuade	105,651
George Muñoz	123,030
Heather A. Newman	94,734
Virginia E. Shanks	45,654
Richard S. Stoddart	3,429
Ellen R. Strahlman	24,204
Charles N. Whitaker	149,242
M. Max Yzaguirre	17,113
Group (17 persons)	1,703,301

(1)	Does not include RSUs or PSUs granted to executive officers or Altria share equivalents allocated to the accounts of directors who participate in the Deferred Fee Plan.
(2)

Includes shares as to which voting or investment power is shared with or controlled by another person and as to which beneficial ownership is not disclaimed as follows: Mr. Davis, 178 (shares held by spouse); Mr. Stoddart, 40 (shares held in trust by spouse); and group, 484. Also includes shares of deferred stock as follows: Mr. Clarke, 12,564; Ms. Connelly, 17,113; Ms. Kelly-Ennis, 72,739; Ms. McQuade, 102,567; Mr. Muñoz, 7,714; Ms. Shanks, 17,113; Mr. Stoddart, 3,389; Dr. Strahlman, 22,204; and Mr. Yzaguirre, 17,113.

In addition to the shares shown in the table above, as of February 27, 2026, directors who participate in the Deferred Fee Plan had the following Altria share equivalents allocated to their accounts: Ms. Kelly-Ennis, 30,762; Ms. McQuade, 10,295; Mr. Muñoz, 12,471; and Dr. Strahlman, 14,581. See “Deferrals of Cash Retainers and Equity Awards” on page 25 for a description of the Deferred Fee Plan for non-employee directors.

Insider Trading Policy

We have adopted an insider trading policy that governs transactions in our securities by our directors, officers and employees, and by Altria and our subsidiaries. Our insider trading policy is designed to promote compliance with insider trading laws, rules and regulations applicable to us. A copy of our insider trading policy is filed as Exhibit 19 to our 2025 Form 10-K.

Prohibition on Hedging and Pledging

In order to align the interests of our directors and executive officers with those of our shareholders, we expect our directors and executive officers to hold a significant number of shares of Altria common stock. Because the hedging of shares may weaken the alignment of the interests of our directors and executive officers with those of our shareholders, we have a policy prohibiting our directors and executive officers, including our NEOs, from engaging in any transactions (such as puts, calls, options, swaps, collars, forward sales or other derivative instruments) with respect to Altria common stock held by them to hedge or offset any decrease in the market value of Altria common stock. In addition, we have a policy that discourages our officers and other employees from using derivative instruments to hedge the value of any Altria security.

We also have a policy that prohibits pledging of shares of Altria common stock by our directors and executive officers.

Altria Group, Inc. – 2026 Proxy Statement 75

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Certain Other Beneficial Owners

The following table sets forth information regarding persons or groups known to us to be beneficial owners of more than 5% of our outstanding common stock:

	Shares		Common Stock
	Beneficially		Ownership as of
	Owned		March 25, 2026
Name and Address of Beneficial Owner	(#)		(%)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	126,395,276	(1)	7.56%

(1)	According to the Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 26, 2024, disclosing the number of shares as of December 31, 2023.

76 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Instructions for the Annual Meeting

The 2026 Annual Meeting will be a virtual meeting conducted via live webcast. There will be no physical meeting location. Shareholders will have the same rights and opportunities to participate in our virtual meeting as they would at an in-person meeting.

How to Attend the Virtual Annual Meeting Via Live Webcast

You are entitled to participate in the meeting if you were a shareholder as of the close of business on March 25, 2026 or if you hold a valid proxy for the Annual Meeting. Shareholders were sent a proxy card, Notice of Internet Availability of Proxy Materials, voting instruction form or e-delivery notification with a 16-digit control number. If you do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote during the meeting.

To attend the virtual meeting, visit www.virtualshareholdermeeting.com/ALTRIA2026 and enter your 16-digit control number. The meeting will start at 9:00 a.m., Eastern Time, on Thursday, May 14, 2026. We encourage you to access the meeting prior to the start time to familiarize yourself with the virtual meeting platform and ensure you can hear the streaming audio. Online access will be available starting at 8:30 a.m., Eastern Time, on May 14, 2026.

The virtual meeting platform is accessible by most current web browsers and devices if running the most updated version of applicable software. You should ensure that you have a strong Internet connection wherever you intend to participate in the meeting.

If you are unable to attend the meeting, you may appoint a designee to attend in your place. Please contact Altria Shareholder Services at 1-804-484-8838 or by email to asmattendancerequests@altria.com to learn how to properly appoint a designee.

A webcast replay will be posted to our Investor Relations website at www.altria.com under Investors following the meeting.

How to Vote

Your vote is very important. We strongly encourage you to vote your shares prior to the meeting. We encourage you to use internet, telephone or mobile device voting prior to the meeting or to complete, sign and return your proxy card or voting instruction form so that your shares will be represented and voted at the meeting even if you cannot attend.

You may also vote during the meeting by entering your 16-digit control number included on your proxy card, Notice of Internet Availability of Proxy Materials, voting instruction form or e-delivery notification once logged into the virtual platform at www.virtualshareholdermeeting.com/ALTRIA2026. Once logged into the virtual meeting platform, you will be able to vote your shares by clicking the “Vote Here!” button.

Submitting Questions during the Annual Meeting

You may submit written questions once logged into the virtual platform subject to a 1,000 character limit. Questions pertinent to meeting matters will be answered during the question and answer portion of the meeting, subject to a time limit prescribed by the Rules of Conduct that are available at www.altria.com under Investors and will also be posted to the virtual meeting platform on the day of the meeting. The Rules of Conduct will also provide additional information about the relevancy of questions to meeting matters. Questions will be answered in the order in which they are received. Questions on the same topic may be summarized and responded to collectively in the interest of time. In the event we reach the time limit and questions relevant to the meeting and otherwise consistent with the Rules of Conduct remain unanswered, we plan to respond to those questions (if appropriate) by contacting the shareholder directly using contact information provided during the login process.

Technical Difficulties
If you encounter any difficulties accessing the virtual meeting, you should call the technical support number that will be posted on the virtual meeting login page.

Altria Group, Inc. – 2026 Proxy Statement 77

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Questions and Answers about the 2026 Annual Meeting and Voting

1.	Why did I receive these proxy materials?

Our Board of Directors is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at the 2026 Annual Meeting on May 14, 2026 at 9:00 a.m., Eastern Time. The proxies may also be voted at any adjournments or postponements of the meeting.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy unless the proxy is revoked before the completion of voting at the meeting.

2.	What is a proxy?

It is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Our Board of Directors has designated William F. Gifford, Jr., Salvatore Mancuso and Robert A. McCarter III as proxies for the 2026 Annual Meeting.

3.	What is the record date and what does it mean?

The record date for the 2026 Annual Meeting is March 25, 2026 (the “record date”). The record date was established by our Board of Directors as required by Virginia law. Only shareholders of record at the close of business on the record date are entitled to:

■	receive notice of the meeting; and
■	vote at the meeting and any adjournments or postponements of the meeting.

Each shareholder of record on the record date is entitled to one vote for each share of our common stock held. On the record date, there were 1,671,313,564 shares of our common stock outstanding and entitled to vote at the 2026 Annual Meeting.

4.	What is the difference between a shareholder of record and a shareholder who holds shares in street name?

If your shares are registered in your name on the books and records of our transfer agent, Computershare Trust Company, N.A., you are a shareholder of record.

If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 13 below describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares without instructions from you.

If you hold shares in street name, you must provide appropriate voting instructions to your broker, bank or other nominee in order to vote your shares as discussed in the answer to Question 13 below. It is important that all shareholders vote their shares.

5.	How can I vote my shares of common stock?

By Telephone or Internet: All shareholders of record may vote their shares by telephone (within the U.S., U.S. territories and Canada, there is no charge for the call) or by the Internet, using the procedures and instructions described on the Notice of Internet Availability of Proxy Materials, proxy card and other communications that accompanied your proxy materials. Street name holders may vote by telephone or the Internet if their brokers, banks or other nominees make those methods available. If that is the case, each broker, bank or other nominee will enclose instructions with this Proxy Statement. The telephone and internet voting procedures, including the use of control numbers, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

In Writing: All shareholders also may vote by mailing their completed and signed proxy card (in the case of shareholders of record) or their completed and signed voting instruction form (in the case of street name holders).

78 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Online During the Meeting: All shareholders may vote during the meeting by entering the 16-digit control number included on their proxy card, Notice of Internet Availability of Proxy Materials, voting instruction form or e-delivery notification once logged in to the virtual platform at www.virtualshareholdermeeting.com/ALTRIA2026. If you are a street name holder as described in Question 4 above and you do not have a 16-digit control number, contact your broker, bank or other nominee and request one.

6.	May shareholders ask questions during the 2026 Annual Meeting?

Shareholders will be able to submit written questions once logged into the virtual meeting platform subject to a 1,000 character limit. Online access will be available beginning at 8:30 a.m., Eastern Time, on May 14, 2026. Questions pertinent to meeting matters will be answered during the question and answer portion of the meeting, subject to a time limit prescribed by the Rules of Conduct, which are available at www.altria.com under Investors and will also be posted to the virtual meeting platform on the day of the meeting. The Rules of Conduct will also provide additional information about the relevancy of questions to meeting matters. Questions will be answered in the order in which they are received. Questions on the same topic may be summarized and responded to collectively in the interest of time. In the event we reach the time limit and questions relevant to the meeting and otherwise consistent with the Rules of Conduct remain unanswered, we plan to respond to those questions (if appropriate) by contacting the shareholder directly using the contact information provided during the login process.

In order to ask a question, shareholders will be required to enter their 16-digit control number upon login to the virtual meeting platform. Because this is a meeting of shareholders, only shareholders with a valid control number will be allowed to ask questions during the meeting.

7.	How do I vote shares held in the DPS Plan for Salaried Employees or the DPS Plan for Hourly Employees?

If you own shares of Altria common stock through an account in our defined contribution plans (the DPS Plan for Salaried Employees or the DPS Plan for Hourly Employees), you can instruct the plan trustee to vote the shares held in your account by voting as explained in the answer to Question 5 above. Unless your proxy for your defined contribution plan shares is received by May 11, 2026, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received, unless applicable law requires otherwise.

8.	What does it mean if I receive more than one set of proxy materials?

It means that you have multiple accounts with brokers and/or our transfer agent and, for employees, former employees and retirees, in one of our defined contribution plans (see Question 7). In these instances, you will receive more than one set of our proxy materials and potentially through different delivery methods. If you receive more than one delivery of our proxy materials, each delivery represents a different account/block of shares and each account/block of shares must be voted separately in order to vote all your shares.

We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address so you receive one set of proxy materials for the consolidated accounts for voting purposes. Our transfer agent is Computershare Trust Company, N.A. Computershare’s address is Computershare, P.O. Box 43078, Providence, Rhode Island 02940-3078; you can reach Computershare at 1-800-442-0077 (from within the U.S. or Canada) or 1-781-575-3572 (from outside the U.S. or Canada).

Altria Group, Inc. – 2026 Proxy Statement 79

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

9.	What items will be voted on at the 2026 Annual Meeting?

Proposal 1	Election of Directors See pages 27-32.

Voting Requirement

Directors will be elected by a majority of the votes cast. A majority of the votes cast means that the number of votes FOR a nominee must exceed the number of votes AGAINST that nominee.

Any incumbent director who receives a greater number of votes AGAINST his or her election than votes FOR such election is required to offer promptly in writing to submit his or her resignation to our Board in accordance with our Corporate Governance Guidelines. The NCGSR Committee will consider the offer and recommend to our Board whether to accept the offer. Our full Board will consider all factors it deems relevant to the best interests of Altria and our shareholders, make a determination and publicly disclose its decision and rationale within 90 days after confirmation of the election results.

Board Recommendation Our Board recommends a vote FOR each of the nominees named in the Proxy Statement. Voting Choices ■ Vote for a nominee; ■ Vote against a nominee; or ■ Abstain from voting on a nominee.

Proposal 2	Ratification of the Selection of Independent Registered Public Accounting Firm See page 36.
Voting Requirement The selection of the independent registered public accounting firm will be ratified if the votes cast FOR exceed the votes cast AGAINST.	Board Recommendation Our Board recommends a vote FOR this proposal. Voting Choices ■ Vote for the ratification; ■ Vote against the ratification; or ■ Abstain from voting.

Proposal 3	Non-Binding Advisory Vote to Approve the Compensation of Altria’s NEOs See page 74.

Voting Requirement

The compensation of our NEOs will be approved if the votes cast FOR exceed the votes cast AGAINST.

This vote is not binding upon Altria, our Board or the C&TD Committee. Nevertheless, the C&TD Committee values the opinions expressed by shareholders through their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs.

Board Recommendation Our Board recommends a vote FOR this proposal. Voting Choices ■ Vote for the compensation of our NEOs; ■ Vote against the compensation of our NEOs; or ■ Abstain from voting.

80 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

10.	Are votes confidential?

We hold the votes of each shareholder in confidence from directors, officers and employees, except: as necessary to meet applicable legal requirements and to assert or defend claims for or against us; in the case of a contested proxy solicitation; if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to us; or to allow the independent inspectors of election to certify the results of the vote.

11.	Who counts the votes?

We retain an independent tabulator to receive and tabulate the proxies and appoint independent inspectors of election to certify the results.

12.	What if I do not specify a choice for a matter when returning a proxy?

Shareholders should specify their voting choice for each matter. If you sign and return your proxy (if voting by mail) or submit your proxy (if voting through the Internet or by telephone), but you do not make a specific choice for one or more matters, your shares will be voted FOR the election of each of the nominees for director, FOR the proposal to ratify the selection of PricewaterhouseCoopers and FOR the non-binding advisory vote to approve the compensation of our NEOs.

13.	Will my shares be voted if I do not provide my proxy or voting instructions?

Shareholders of Record: If you are a shareholder of record (see Question 4 above), your shares will not be voted if you do not provide your proxy unless you vote during the meeting (see Question 5 above). It is, therefore, important that you vote your shares.

Street Name Holders: If your shares are held in street name (see Question 4 above) and you do not provide your voting instructions to your broker, bank or other nominee, your shares may be voted by your broker, bank or other nominee but only under certain circumstances. Specifically, under the NYSE rules, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions. Only the ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the meeting are not considered “routine” under NYSE rules, so your broker, bank or other nominee cannot vote your shares on any of these other proposals unless you provide to your broker, bank or other nominee voting instructions for each of these matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.

Defined Contribution Plan Holders: If you own shares of Altria common stock through an account in our defined contribution plans, refer to the answer to Question 7 above for an explanation of how your shares are voted if you do not provide your voting instructions.

14.	Are abstentions and broker non-votes counted?

For purposes of all proposals, abstentions and broker non-votes will not be considered votes cast and, therefore, will not affect the outcome of the vote on those proposals at the 2026 Annual Meeting. Broker non-votes are described more particularly in Question 13 above.

15.	How can I revoke a proxy or change my vote?

If you are a shareholder of record, you can revoke a proxy or change your vote before the completion of voting at the meeting by:

■	giving written notice to our Corporate Secretary;
■	delivering a later-dated proxy; or
■	voting during the meeting.

If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions.

Altria Group, Inc. – 2026 Proxy Statement 81

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

16.	Who will pay the cost of this proxy solicitation?

We will pay the cost of this solicitation of proxies. In addition to the use of the mail, some of our officers and employees may solicit proxies by telephone or e-mail and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of shares held of record by such persons. We will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of our proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, at an anticipated cost of $24,000, plus reimbursement of out-of-pocket expenses.

17.	How many votes must be present to hold the 2026 Annual Meeting?

In order for us to conduct the meeting, a majority of our outstanding shares of common stock as of the record date must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting or if you properly return a proxy by Internet, telephone or mail regardless of whether you attend the meeting.

Abstentions and shares of record held by a broker, bank or other nominee (“broker shares”) that are voted on any matter are also included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

82 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Questions and Answers about Communications, Altria Documents and Shareholder Proposals/Nominations

1.	How do I communicate with our Board of Directors?

Shareholders and other interested parties who wish to communicate with our Board may do so by writing to the Chair of the Board, Board of Directors of Altria Group, Inc., 6601 West Broad Street, Richmond, Virginia 23230. The non-management directors have established procedures for the handling of communications from shareholders and other interested parties and have directed our Corporate Secretary to act as their agent in processing any communications received. Communications that relate to matters that are within the scope of the responsibilities of our Board and its committees are to be forwarded to the Board Chair. Communications that relate to matters that are within the responsibility of one of the committees are also to be forwarded to the Chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of our Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

2.	How can a shareholder nominate a director or submit a proposal for next year’s annual meeting?

Business proposals for inclusion in next year’s Proxy Statement (Rule 14a-8): SEC rules permit shareholders to submit proposals for inclusion in our proxy statement if the shareholder and the proposal meet the requirements specified in Rule 14a-8 of the Exchange Act. Proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy statement for the 2027 Annual Meeting (presently anticipated to be held on May 13, 2027) must be received by our Corporate Secretary no later than December 3, 2026.

Director nominees for inclusion in next year’s Proxy Statement (Proxy Access): Our By-Laws permit a shareholder (or group of shareholders (up to 20)) who has owned a significant amount of Altria common stock (at least 3% of our outstanding shares) for a significant amount of time (at least three years) to submit director nominees (the greater of two or up to 20% of the Board) for inclusion in our proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements specified in our By-Laws. Director nominations submitted under this By-Law provision must be received by our Corporate Secretary between November 3, 2026 and December 3, 2026.

Director nominees and other business proposals for consideration at next year’s Annual Meeting: Our By-Laws also set forth the procedures that a shareholder must follow to nominate a candidate for election as a director or to propose other business for consideration at shareholder meetings, in each case, not submitted either under proxy access or Rule 14a-8. In each case, director nominations or proposals for other business for consideration at the 2027 Annual Meeting submitted under these By-Law provisions must be received by our Corporate Secretary between November 3, 2026 and December 3, 2026.

Materials may be sent to the Office of the Corporate Secretary (i) by mail to the Office of the Corporate Secretary, Altria Group, Inc., 6601 West Broad Street, Richmond, Virginia 23230 or (ii) by email to shareholderservices@altria.com. Notice must include the information required by our By-Laws, which are available on our website at www.altria.com under About Altria or without charge upon written request to our Corporate Secretary.

3.	What is householding?

Under SEC rules, companies and intermediaries such as brokers, banks and other nominees are permitted to satisfy proxy material delivery requirements by delivering one proxy statement and one annual report, or one notice of Internet availability for each shareholder account, as applicable, in one envelope to all shareholders residing at the same address who share the same last name (or the company or intermediary reasonably believes are members of the same family). This method of delivery is known as “householding.”

Householding reduces the number of mailings that shareholders receive, saves on printing and postage costs and conserves natural resources. Shareholders who participate in householding continue to receive separate proxy cards, voting instruction forms or notices of Internet availability, as applicable, which will allow each individual to vote independently.

Altria Group, Inc. – 2026 Proxy Statement 83

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Registered Shareholders: If you are a registered shareholder who is currently participating in householding and would like to opt out of householding for future deliveries of your annual proxy materials, please contact our transfer agent, Computershare Trust Company, N.A., in writing to Computershare, P.O. Box 43078, Providence, Rhode Island 02940-3078, or by calling 1-800-442-0077. If you wish to receive a separate copy of this Proxy Statement and our 2025 Form 10-K, please call 1-800-579-1639. You will need the 16-digit control number located on your proxy card, Notice of Internet Availability of Proxy Materials or e-delivery notification. The proxy materials will be mailed within three business days from receipt of your request.

Registered shareholders sharing an address who received multiple copies of the annual proxy materials and who wish to receive a single copy of these materials in the future should contact Computershare using the contact information above.

Street Name Shareholders: If you are a street name shareholder who is currently participating in householding and would like to opt out of householding for future deliveries of your annual proxy materials, please contact Broadridge Financial Solutions, Inc. in writing to its Householding Department at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095. If you wish to receive a separate copy of this Proxy Statement and our 2025 Form 10-K, please call 1-800-579-1639. You will need the 16-digit control number located on your voting instruction form, Notice of Internet Availability of Proxy Materials or e-delivery notification. The proxy materials will be mailed within three business days from receipt of your request.

Street name shareholders sharing an address who received multiple copies of the annual proxy materials and who wish to receive a single copy of these materials in the future should contact Broadridge Financial Solutions, Inc. using the contact information above.

4.	Where can I find Altria’s Corporate Responsibility Reports, Code of Conduct, Corporate Governance Guidelines, Committee Charters, Director Code of Conduct and other governance documents?

Our Corporate Responsibility Reports are available on our website at www.altria.com under Responsibility. The Altria Code of Conduct is available on our website at www.altria.com/codeofconduct. Our Corporate Governance Guidelines, committee charters, the Director Code and our Articles of Incorporation and By-Laws are available on our website at www.altria.com under About Altria.

5.	How can I obtain a copy of Altria’s 2025 Form 10-K and other SEC filings?

Our 2025 Form 10-K was delivered or made available with this Proxy Statement. Additional copies of our 2025 Form 10-K (not including exhibits and documents incorporated by reference) are available in print, free of charge, to shareholders requesting a copy by writing to: Investor Relations, Altria Client Services LLC, 6601 West Broad Street, Richmond, Virginia 23230, or by calling 1-804-484-8222. You may also review our 2025 Form 10-K along with our other SEC filings by visiting the Investors section of our website at www.altria.com.

84 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Other Business

Management knows of no other business that will be presented at the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

Mary C. Bigelow

Vice President, Corporate Secretary
and Associate General Counsel

April 2, 2026

Richmond, Virginia

Altria Group, Inc. – 2026 Proxy Statement 85

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Exhibit A – Altria Group, Inc. Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, our management also reviews certain financial results, including OCI, OCI margins and diluted EPS, on an adjusted basis, which excludes certain income and expense items that our management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, asset impairment charges, acquisition, disposition and integration-related items, equity investment-related special items, certain income tax items, charges associated with tobacco and health and certain other litigation items, resolutions of certain non-participating manufacturer (“NPM”) adjustment disputes under the Master Settlement Agreement and amortization expense associated with definite-lived intangible assets (“amortization of intangibles”). In addition, our management reviews the ratio of debt-to-Consolidated EBITDA, which we use as a factor to determine our ability to access the capital markets and make investments in pursuit of our Vision. Consolidated EBITDA is calculated in accordance with our credit agreement and contains adjustments. Our management does not view any of these special items to be part of our underlying results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Our management also reviews adjusted discretionary cash flow and cash conversion. Adjusted discretionary cash flow is defined as the change in cash and cash equivalents with certain adjustments as shown in the reconciliation below. Cash conversion is a calculation of adjusted discretionary cash flow divided by net earnings, adjusted for special items. Both adjusted discretionary cash flow and cash conversion are measures of our performance and are not liquidity measures.

Our management believes that adjusted financial measures provide useful additional insight into underlying business trends and results, and provide a more meaningful comparison of year-over-year results. Our management uses adjusted financial measures and regularly provides these to our chief operating decision maker for planning, forecasting and evaluating business and financial performance, including allocating capital and other resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not required by, or calculated in accordance with, GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Reconciliations of historical adjusted financial measures to corresponding GAAP measures are provided below.

Reconciliation of Adjusted Diluted EPS

For the Year Ended December 31, 2025 ($ in millions, except per share data)

	Earnings	Provision
	before	for	Net	Diluted
	Income Taxes	Income Taxes	Earnings	EPS
2025 Reported	$9,389	$2,442	$6,947	$4.12
NPM Adjustment Items	(20)	(5)	(15)	(0.01)
Acquisition and disposition-related items	76	10	66	0.04
Asset impairment, exit and implementation costs	2,184	263	1,921	1.14
Tobacco and health and certain other litigation items	58	14	44	0.03
Amortization of intangibles	132	22	110	0.06
ABI-related special items	95	20	75	0.04
Cronos-related special items	(5)	–	(5)	–
Income tax items	–	(5)	5	–
2025 Adjusted for Special Items	$11,909	$2,761	$9,148	$5.42
Growth in annual adjusted diluted EPS vs. prior year				4.4%

Altria Group, Inc. – 2026 Proxy Statement A-1

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS

For the Years Ended December 31, 2025 and 2022 ($ in millions, except per share data)

			Compounded
	For the Years Ended December 31,		Annual
	2025	2022	Growth Rate
Reported diluted EPS	$4.12	$3.19	8.9%
NPM Adjustment Items	(0.01)	(0.03)
Acquisition and disposition-related items	0.04	–
Asset impairment, exit and implementation costs	1.14	–
Tobacco and health and certain other litigation items	0.03	0.05
Amortization of intangibles	0.06	0.03
JUUL changes in fair value	–	0.81
ABI-related special items	0.04	1.12
Cronos-related special items	–	0.10
Income tax items	–	(0.40)
Adjusted diluted EPS(1)	$5.42	$4.87	3.6%
(1)

Prior period amounts have been recast to conform with current period presentation for amortization of intangibles that were not previously identified as special items and that are now excluded from Altria’s adjusted financial measures.

Reconciliation of Adjusted Diluted EPS

For the Year Ended December 31, 2024 ($ in millions, except per share data)

	Earnings	Provision
	before	for	Net	Diluted
	Income Taxes	Income Taxes	Earnings	EPS
2024 Reported	$13,658	$2,394	$11,264	$6.54
NPM Adjustment Items	(27)	(7)	(20)	(0.01)
Acquisition and disposition-related items	(2,527)	(665)	(1,862)	(1.08)
Asset impairment, exit and implementation costs	422	107	315	0.18
Tobacco and health and certain other litigation items	101	25	76	0.04
Amortization of intangibles	139	24	115	0.07
ABI-related special items	2	—	2	—
Cronos-related special items	18	3	15	0.01
Income tax items	—	969	(969)	(0.56)
2024 Adjusted for Special Items (1)	$11,786	$2,850	$8,936	$5.19

(1)

Prior period amounts have been recast to conform with current period presentation for amortization of intangibles that were not previously identified as special items and that are now excluded from Altria’s adjusted financial measures.

Reconciliation of Adjusted Diluted EPS

For the Year Ended December 31, 2023 ($ in millions, except per share data)

	Earnings	Provision
	before	for	Net	Diluted
	Income Taxes	Income Taxes	Earnings	EPS
2023 Reported	$10,928	$2,798	$8,130	$4.57
NPM Adjustment Items	(50)	(12)	(38)	(0.02)
Acquisition, disposition and integration-related items	35	9	26	0.01
Tobacco and health and certain other litigation items	430	107	323	0.18
Amortization of intangibles	128	22	106	0.06
Loss on disposition of JUUL equity securities	250	—	250	0.14
ABI-related special items	89	19	70	0.03
Cronos-related special items	29	—	29	0.02
Income tax items	—	(32)	32	0.02
2023 Adjusted for Special Items (1)	$11,839	$2,911	$8,928	$5.01

(1)

Prior period amounts have been recast to conform with current period presentation for amortization of intangibles that were not previously identified as special items and that are now excluded from Altria’s adjusted financial measures.

A-2 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Reconciliation of Adjusted Diluted EPS

For the Year Ended December 31, 2022 ($ in millions, except per share data)

	Earnings	Provision
	before	for Income	Net	Diluted
	Income Taxes	Taxes	Earnings	EPS
2022 Reported	$7,389	$1,625	$5,764	$3.19
NPM Adjustment Items	(68)	(17)	(51)	(0.03)
Acquisition, disposition and integration-related items	11	2	9	—
Tobacco and health and certain other litigation items	131	33	98	0.05
Amortization of intangibles	73	8	65	0.03
JUUL changes in fair value	1,455	—	1,455	0.81
ABI-related special items	2,544	534	2,010	1.12
Cronos-related special items	186	—	186	0.10
Income tax items	—	729	(729)	(0.40)
2022 Adjusted for Special Items (1)	$11,721	$2,914	$8,807	$4.87

(1)

Prior period amounts have been recast to conform with current period presentation for amortization of intangibles that were not previously identified as special items and that are now excluded from Altria’s adjusted financial measures.

Reconciliation of Adjusted Diluted EPS

For the Year Ended December 31, 2021 ($ in millions, except per share data)

	Earnings	Provision
	before	for Income	Net	Diluted
	Income Taxes	Taxes	Earnings	EPS
2021 Reported	$3,824	$1,349	$2,475	$1.34
NPM Adjustment Items	(76)	(19)	(57)	(0.03)
Acquisition, disposition and integration-related items	120	21	99	0.05
Tobacco and health and certain other litigation items	182	44	138	0.07
Amortization of intangibles	72	8	64	0.03
ABI-related special items	6,203	1,302	4,901	2.66
Cronos-related special items	466	(4)	470	0.25
Loss on early extinguishment of debt	649	153	496	0.27
Income tax items	—	3	(3)	—
2021 Adjusted for Special Items (1)	$11,440	$2,857	$8,583	$4.64
(1)

Prior period amounts have been recast to conform with current period presentation for amortization of intangibles that were not previously identified as special items and that are now excluded from Altria’s adjusted financial measures.

Selected Financial Data by Reportable Segment

Reconciliation of Adjusted OCI for Year Ended December 31, 2025 ($ in millions)

	Smokeable Products	Oral Tobacco Products
Reported OCI	$10,984	$1,828
NPM Adjustment Items	(24)	—
Asset impairment, exit and implementation costs	49	7
Tobacco and health and certain other litigation items	55	—
Adjusted OCI	$11,064	$1,835
Reported OCI margin (1)	63.0%	67.6%
Adjusted OCI margin (1)	63.4%	67.9%
(1)	Reported and adjusted OCI margins are calculated as reported and adjusted OCI divided by revenues net of excise taxes.

Altria Group, Inc. – 2026 Proxy Statement A-3

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Selected Financial Data

Reconciliation of Total Adjusted OCI for Year Ended December 31, 2025 ($ in millions)

2025
Total Reported OCI	$10,286
NPM Adjustment Items	(24)
Acquisition and disposition-related items	67
Asset impairment, exit and implementation costs	2,184
Tobacco and health and certain other litigation items	55
Total Adjusted OCI	$12,568
Reported OCI margin (1)	51.1%
Adjusted OCI margin (1)	62.4%

(1) Reported and adjusted OCI margins are calculated as reported and adjusted OCI divided by revenues net of excise taxes.

Reconciliation of Debt-to-Consolidated EBITDA

for the Twelve Months Ended December 31, 2025 (1) ($ in millions)

2025
Consolidated Net Earnings	$6,947
Interest and other debt expense, net	1,079
Provision for income taxes	2,442
Depreciation and amortization	266
EBITDA (2)	$10,734
(Income) losses from investments in equity securities and noncontrolling interests, net	(510)
Dividends from less than 50% owned affiliates	208
Asset impairment and exit costs	978
Impairment of goodwill	1,158
Fair value of adjustment for NJOY Transaction contingent payments	25
Consolidated EBITDA (3)	$12,593
Current portion of long-term debt	$1,569
Long-term debt	24,140
Debt (4)	$25,709
Debt / Consolidated Net Earnings	3.7
Debt / Consolidated EBITDA	2.0
(1)	Calculated as of the end of the applicable quarter on a rolling four quarters basis.
(2)	Reflects earnings before interest, taxes, depreciation and amortization (“EBITDA”).
(3)	Reflects the term “Consolidated EBITDA” as defined in Altria’s revolving credit agreement.
(4)	Reflects the debt as presented on Altria’s Consolidated Balance Sheet at December 31, 2025.

A-4 Altria Group, Inc. – 2026 Proxy Statement

Summary	Governance	Proposal 1	Audit Matters	Proposal 2	Compensation	Proposal 3	Ownership	Q&A	Exhibit A

Reconciliation of Adjusted Discretionary Cash Flow
For the Years Ended December 31 ($ in millions)

	2025		2024		2023
Increase (decrease) in cash, cash equivalents and restricted cash	$1,334		$(563)		$(370)
Dividends paid on common stock	6,960		6,845		6,779
Repurchases of common stock	1,000		3,400		1,000
Long-term debt repaid	1,607		1,121		1,566
Long-term debt issued	(1,992)		—		(998)
Proceeds from sale of IQOS system commercialization rights	—		—		(1,486)	(1)
Proceeds from ABI Transaction	—		(2,259)	(2)	—
Acquisition of NJOY, net of cash acquired	—		230	(3)	2,751
Net tax benefit associated with certain JUUL related losses	(110)		(43)		(892)
Other	228	(4)	360	(5)	172	(6)
Adjusted discretionary cash flow	$9,027		$9,091		$8,522

(1)	Includes taxes paid and interest income on proceeds received from sale of IQOS system commercialization rights in 2023.
(2)	Consists of cash proceeds from the sale of a portion of our investment in ABI, net of tax.
(3)	Consists of contingent cash payment made upon FDA issued marketing granted orders for NJOY ACE menthol pod products, net of tax.
(4)

Primarily consists of investments in debt and equity securities, payments related to our Optimize & Accelerate initiative and tobacco and health and certain other litigation and federal and state shareholder derivative lawsuits, net of tax.

(5)

Primarily consists of payments related to the settlement of certain e-vapor product litigation relating to JUUL e-vapor products and tobacco and health and certain other litigation payments, net of tax and transaction costs related to the sale of a portion of our investment in ABI.

(6)

Primarily consists of payments related to tobacco and health and certain other litigation and federal and state shareholder derivative lawsuits, net of tax and acquisition-related costs related to our acquisition of NJOY.

Calculation of 2023 – 2025 Cash Conversion
For the Years Ended December 31 ($ in millions)

	2025	2024	2023	Total
Adjusted discretionary cash flow	$9,027	$9,091	$8,522	$26,640
Net earnings, adjusted for special items (1)	9,148	8,936	8,928	27,012
2023 – 2025 Cash conversion (2)				98.6%

(1)

Prior period amounts have been recast to conform with current period presentation for amortization of intangibles that were not previously identified as special items and that are now excluded from Altria’s adjusted financial measures.

(2)	Cash conversion is calculated as adjusted discretionary cash flow divided by net earnings, adjusted for special items.

Altria Group, Inc. – 2026 Proxy Statement A-5

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V82885-TBD For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Ian L.T. Clarke 1b. Marjorie M. Connelly 1c. R. Matt Davis 1d. Debra J. Kelly-Ennis 1e. Salvatore Mancuso 1f. Kathryn B. McQuade 1g. Virginia E. Shanks 1h. Richard S. Stoddart 1i. Ellen R. Strahlman 1j. M. Max Yzaguirre ALTRIA GROUP, INC. 1. Election of Directors The Board of Directors recommends you vote FOR each of the listed nominees: 2. Ratification of the Selection of Independent Registered Public Accounting Firm The Board of Directors recommends you vote FOR the following proposals: 3. Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments or postponements thereof. SCAN TO VIEW MATERIALS & VOTEw ALTRIA GROUP, INC. 6601 W. BROAD STREET RICHMOND, VA 23230-1723 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions up until 11:59 p.m. (Eastern Time) on May 13, 2026. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ALTRIA2026 You may attend and participate in the meeting solely via the Internet and vote during the meeting online until the polls are declared closed. We recommend, however, that you vote before the meeting even if you plan to attend the meeting. You can change your vote during the meeting by voting when the polls are open. Have the 16-digit control number that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (Eastern Time) on May 13, 2026. Please have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V82886-TBD Continued and to be signed on reverse side. ALTRIA GROUP, INC. 2026 ANNUAL MEETING OF SHAREHOLDERS Thursday, May 14, 2026 9:00 a.m. (Eastern Time) www.virtualshareholdermeeting.com/ALTRIA2026 It is important that these shares are represented at the Annual Meeting, whether or not you attend the Annual Meeting. To make sure these shares are represented, we urge you to complete and mail this proxy card OR vote these shares over the Internet or by telephone in accordance with the instructions provided on the reverse side. You are cordially invited to join us at the 2026 Annual Meeting of Shareholders of Altria Group, Inc. to be held on Thursday, May 14, 2026 at 9:00 a.m. (Eastern Time). This year’s Annual Meeting will be held via live webcast (commonly referred to as a virtual Annual Meeting). Shareholders will have the same rights and opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. During the virtual Annual Meeting, shareholders will be able to vote their shares electronically and submit written questions once logged into the virtual meeting platform. In addition, a full webcast replay will be posted to our website at www.altria.com under Investor Relations following the meeting. The Annual Meeting will be hosted solely online at www.virtualshareholdermeeting.com/ALTRIA2026. To attend and participate, you will need to enter the 16-digit control number that is printed in the box marked by the arrow (located on the reverse side of this proxy card). For more information, see the "Instructions for the Annual Meeting" section in the Proxy Statement. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.proxyvote.com. Sign Up Today For Electronic Delivery If you prefer to receive your future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet, sign up today at www.proxyvote.com. Proxy Solicited on Behalf of the Board of Directors Annual Meeting of Shareholders – May 14, 2026 William F. Gifford, Jr., Salvatore Mancuso and Robert A. McCarter III, and each of them, are appointed proxies, with power of substitution, to vote, as indicated on the matters set forth on the reverse side of this proxy card and in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders, all shares of common stock held by the undersigned in Altria Group, Inc. ("Altria") at the Annual Meeting of Shareholders to be held on May 14, 2026 at 9:00 a.m. (Eastern Time), and at all adjournments or postponements thereof. There will be no physical location for shareholders to attend; instead, the Annual Meeting will be hosted solely online at www.virtualshareholdermeeting.com/ALTRIA2026. This proxy, when properly executed, will be voted as specified. If no specification is made, this proxy will be voted FOR the election of each of the listed nominees, FOR the ratification of the selection of independent registered public accounting firm and FOR the non-binding advisory vote to approve the compensation of Altria's named executive officers. This card also serves to instruct the administrator of Altria's Direct Stock Purchase and Dividend Reinvestment Plan and the trustee of each defined contribution plan sponsored by Altria or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for these defined contribution plan shares is received by May 11, 2026, the trustee of such defined contribution plan will vote these plan shares in the same proportion as those plan shares for which instructions have been received, unless applicable law requires otherwise. If you have voted by Internet or telephone, please DO NOT mail back this proxy card. THANK YOU FOR VOTING